AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 28, 2004
                                                     REGISTRATION NO. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   -----------
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------

                            FRONT PORCH DIGITAL, INC.
                 (Name of Small Business Issuer in Its Charter)
       NEVADA                               7371                  86-0793960
(State or Other Jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
Incorporation or Organization)   Classification Code Number) Identification No.)

                          20000 HORIZON WAY, SUITE 120
                         MOUNT LAUREL, NEW JERSEY 08054
                                 (856) 439-9950
          (Address and Telephone Number of Principal Executive Offices)

                          20000 HORIZON WAY, SUITE 120
                         MOUNT LAUREL, NEW JERSEY 08054
(Address of Principal Place of Business or Intended Principal Place of Business)

                           MICHAEL KNAISCH, PRESIDENT
                            FRONT PORCH DIGITAL, INC.
                          20000 HORIZON WAY, SUITE 120
                         MOUNT LAUREL, NEW JERSEY 08054
                                 (856) 439-9950
            (Name, address and telephone number of agent for service)
                                   -----------
                                   COPIES TO:
                              Eric M. Hellige, Esq.
                        Pryor Cashman Sherman & Flynn LLP
                                 410 Park Avenue
                          New York, New York 10022-4441
                            Telephone: (212) 421-4100
                            Facsimile: (212) 326-0806

          Approximate Date of Commencement of Proposed Sale to the Public: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. |X|

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]--------------------

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ____________________

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ____________________

  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]


                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================

             TITLE OF EACH                                        PROPOSED MAXIMUM        PROPOSED MAXIMUM
          CLASS OF SECURITIES                AMOUNT TO BE        AGGREGATE OFFERING      AGGREGATE OFFERING          AMOUNT OF
           TO BE REGISTERED                   REGISTERED         PRICE PER SHARE(1)           PRICE(1)            REGISTRATION FEE
Common Stock, $.001 par value              3,847,143 shares             $0.37              $1,423,442.91             $  180.35
Common Stock, $.001 par value(2)          11,500,000 shares             $0.37              $4,255,000.00             $  539.11
Common Stock, $.001 par value(3)           2,595,238 shares             $0.37              $  960,238.06             $  121.66
Common Stock, $.001 par value(4)           4,879,050 shares             $0.37              $1,805,248.50             $  228.72
Common Stock, $.001 par value(5)           3,350,000 shares             $0.37              $1,239,500.00             $  157.04
    Total Registration Fee                                                                                           $1,226.90

-----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) based on the average of the high and low prices on the OTC Bulletin Board on June 21, 2004.

(2) The shares of common stock being registered hereunder are being registered for resale by a selling stockholder named in the prospectus upon conversion of an outstanding secured convertible note. In accordance with Rule 416(a), the Registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3) The shares of common stock being registered hereunder are being registered for resale by certain selling stockholders named in the prospectus upon conversion of outstanding unsecured convertible notes. In accordance with Rule 416(a), the Registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4) The shares of common stock being registered hereunder are being registered for resale by certain selling stockholders named in the prospectus upon exercise of two outstanding seven-year warrants for 4,435,500 and 443,550 shares. In accordance with Rule 416(a), the Registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(5) The shares of common stock being registered hereunder are being registered for resale by certain selling stockholders named in the prospectus upon exercise of outstanding five-year warrants. In accordance with Rule 416(a), the Registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions.


                           --------------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                   SUBJECT TO COMPLETION, DATED JUNE 28, 2004


PROSPECTUS


                                26,171,431 SHARES

                            FRONT PORCH DIGITAL, INC.

                                  COMMON STOCK



          This prospectus relates to the resale of up to 26,171,431 shares of common stock, of which 11,500,000 shares are issuable upon the conversion of promissory notes and the payment of the principal amount of, and interest on, these notes to Laurus Master Fund, Ltd., and 3,847,143 shares of common stock and 10,824,288 shares of common stock underlying convertible indebtedness, options and warrants of Front Porch Digital, Inc. by certain selling stockholders identified in this prospectus. All of the shares, when sold, will be sold by these selling stockholders, including Laurus. The selling stockholders may sell their common stock from time to time at prevailing market prices. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

          Our common stock is traded in the over-the-counter market and prices are reported on the OTC Bulletin Board under the symbol "FPDI."

          SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR RISKS OF AN INVESTMENT IN THE SECURITIES OFFERED BY THIS PROSPECTUS, WHICH YOU SHOULD CONSIDER BEFORE YOUR PURCHASE ANY SHARES.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.












                 The date of this prospectus is __________, 2004

         We have not registered the sale of the shares under the securities laws of any state. Brokers or dealers effecting transactions in the shares of common stock offered hereby should confirm that the shares have been registered under the securities laws of the state or states in which sales of the shares occur as of the time of such sales, or that there is an available exemption from the registration requirements of the securities laws of such states.

         This prospectus is not an offer to sell any securities other than the shares of common stock offered hereby. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

         We have not authorized anyone, including any salesperson or broker, to give oral or written information about this offering, Front Porch Digital, Inc., or the shares of common stock offered hereby that is different from the information included in this prospectus. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of this prospectus or any supplement to it.


                                TABLE OF CONTENTS
                                                                           Page

Prospectus Summary...........................................................  1
Risk Factors.................................................................  4
Special Note Regarding Forward-Looking Statements............................ 11
Use of Proceeds.............................................................. 11
Market for Common Equity and Related Stockholder Matters..................... 11
Management's Discussion and Analysis or Plan of Operation.................... 13
Business..................................................................... 24
Management................................................................... 35
Principal Stockholders....................................................... 41
Certain Relationships and Related Transactions............................... 44
Description of Securities.................................................... 45
Selling Stockholders......................................................... 47
Plan of Distribution......................................................... 48
Legal Matters................................................................ 50
Experts...................................................................... 50
Where You Can Find Additional Information.................................... 50
Index to Financial Statements................................................ 52

                               PROSPECTUS SUMMARY

          THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE INVESTING IN THE SHARES. YOU ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY, INCLUDING THE INFORMATION UNDER "RISK FACTORS" AND OUR CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED ELSEWHERE IN THIS PROSPECTUS.

                                   OUR COMPANY

         We are an industry leader in the emerging market of digital information asset management. We utilize a comprehensive suite of proprietary products and services that enable customers to efficiently and cost-effectively migrate data from nearly any media type and data format to any other media type and format. We have incorporated software-based methodologies and intellectual property throughout our service offerings to allow content to be captured, converted, managed and distributed in digital form efficiently and cost effectively. We are currently focusing primarily on the sale of software and services to the broadcast, media and entertainment industries. All of our sales, sales engineering, development and delivery capabilities have been organized and integrated to meet the growing needs of this market, particularly the broadcast and content provider segments.

         Driven by a rapid increase in information gathering, as well as the need for quicker access tools for the collection, retrieval, analysis and management of this information, companies in the broadcast, media and entertainment industries that have previously used film, microfiche and analog audio video and tape for data storage are increasingly digitizing and storing their data in digital formats. Other significant market drivers accelerating the movement towards the digitization of information include shortened technology lifecycles and device obsolescence, the eminent degradation of storage media, regulatory requirements, as well as the potential risk of system failures causing downtime or data loss. We believe the inevitable migration toward the digitization of data will create a significant increase in the demand for digital storage, which will increase the demand for digital archiving products that will allow digitized data to be easily accessed, browsed, indexed, managed and distributed. While fewer than 5% of broadcasters worldwide have made the first-time investment in digital media, we believe the market adoption rate is gaining pace. The number of new sales opportunities emerging from global broadcasters in 2004 is expected to be nearly double that of 2003, and we expect market forces to accelerate this trend through at least the next three years.

         Our proprietary DIVArchive software products enable customers to manage large-scale digital video archives in the broadcast, media and entertainment industry. DIVArchive simplifies the process of preserving, managing and accessing content. We believe participants in the entertainment industry are increasingly seeking to convert non-digitized data to digital formats that may easily be accessed, browsed, indexed, managed and distributed.

         Our transcoder product offerings enable the large-scale conversion and migration of information stored in any legacy system and format to any applicable digital format using only a single capture of content. When compared to hardware-based systems, we believe our software-based solution adds flexibility and significantly reduces the costs associated with digital conversion. Once content is captured, it can be converted into one or many formats of the customer's choice on demand, without any additional captures. With content digitized and stored on digital media, customers have the ability to catalog, index, browse, format, archive and distribute content easily and cost-effectively. Through compression and other process techniques, our solution also minimizes the digital media storage requirements of our customers.

         Key characteristics of our service offerings that differentiate us from most of our competitors include the following:

              o A vendor-independent software and hardware strategy that enables cost-effective solutions and allows partnering with virtually any storage or server vendor.

              o A proprietary, software-based digital archiving solution that supports the management, maintenance, indexing and distribution of digital assets, primarily in the broadcast space.

              o A proprietary, software-based content conversion system that supports the creation of multiple audio, video or data formats using a single content capture, which significantly reduces time and capital requirements.

              o A decoupled capture, compression, conversion, storage and management process architecture that facilitates integration, accessibility and distribution of stored data independently or within a customer's existing technology platforms.

              o A unique methodology that enables back-end audio and video indexing and multiple format distribution capabilities to further maximize product value.

         Our principal executive offices are located at 20000 Horizon Way, Suite 120, Mount Laurel, New Jersey 08054, and our telephone number at that address is (856) 439-9950. We also maintain regional offices in Boulder, Colorado and Toulouse, France. We maintain an Internet website at www.fpdigital.com. Information on our website is not part of this prospectus.

                               ABOUT THIS OFFERING

          This prospectus relates to the resale of up to 26,171,431 shares of common stock, of which 11,500,000 shares are issuable upon the conversion of promissory notes and the payment of the principal amount of, and interest on, these notes to Laurus Master Fund, Ltd., and 3,846,714 shares of common stock and 10,826,717 shares of common stock underlying convertible indebtedness, options and warrants of Front Porch Digital, Inc. by certain selling stockholders identified in this prospectus. All of the shares, when sold, will be sold by these selling stockholders, including Laurus. The selling stockholders may sell their common stock from time to time at prevailing market prices. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

Common Stock Offered...........................  26,171,431 shares

Common Stock Outstanding at June 15, 2004(1) ..  57,461,763 shares

Use of  Proceeds...............................  We will not  receive any of the proceeds  from  the sale of the
                                                 shares    by    the     selling
                                                 stockholders,    except    upon
                                                 exercise   of  certain   common
                                                 stock purchase warrants.

OTC Bulletin Board Ticker Symbol...............  FPDI

--------------
(1) Does not include (i) 23,738,095 shares that are issuable upon the conversion of outstanding convertible notes, (ii) 17,229,696 shares issuable upon the exercise of outstanding warrants, or (iii) 4,901,812 shares issuable upon the exercise of outstanding options granted under our 2000 Equity Incentive Plan.

                         SELECTED FINANCIAL INFORMATION

         The selected financial information presented below is derived from and should be read in conjunction with our consolidated financial statements, including notes thereto, appearing elsewhere in this prospectus. See "Financial Statements."



SUMMARY OPERATING INFORMATION

                                                                                                    UNAUDITED
                                                            FISCAL YEAR ENDED                      THREE MONTHS
                                                               DECEMBER 31,                       ENDED MARCH 31,
                                                       ----------------------------       ----------------------------
                                                        2003                 2002               2004           2003
                                                        ----                -----               ----           ----

Net revenues.......................................    $ 2,921,755       $ 1,700,856      $ 1,568,120      $   845,738
Loss from continuing operations....................     (3,675,078)       (2,842,437)        (355,622)        (579,076)
Net loss...........................................     (7,386,251)       (3,300,638)        (355,622)        (244,283)
Net loss per common share..........................          (0.19)            (0.11)           (0.01)           (0.01)
Weighted average number of common shares
  outstanding - basic and diluted..................     38,773,487        28,767,606       41,797,881       32,329,937


SUMMARY BALANCE SHEET INFORMATION

                                                             DECEMBER 31, 2003               MARCH 31, 2004
                                                             -----------------               --------------
                                                                                                (Unaudited)
Working capital decifit..................................      $ (2,323,148)                  $ (2,496,233)
Total assets.............................................         2,814,774                      2,916,686
Total liabilities........................................         4,257,801                      4,451,551
Stockholders' deficiency.................................        (1,443,027)                    (1,534,865)


                                  RISK FACTORS

         YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW BEFORE BUYING SHARES IN THIS OFFERING. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY RISKS WE FACE. THESE RISKS ARE THE ONES WE CONSIDER TO BE SIGNIFICANT TO YOUR DECISION WHETHER TO INVEST IN OUR COMMON STOCK AT THIS TIME. WE MIGHT BE WRONG. THERE MAY BE RISKS THAT YOU IN PARTICULAR VIEW DIFFERENTLY THAN WE DO, AND THERE ARE OTHER RISKS AND UNCERTAINTIES THAT ARE NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL, BUT THAT MAY IN FACT IMPAIR OUR BUSINESS OPERATIONS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

OUR OPERATING HISTORY IS LIMITED, SO IT WILL BE DIFFICULT FOR YOU TO EVALUATE OUR BUSINESS IN MAKING AN INVESTMENT DECISION.

         Although we were incorporated in 1995, we commenced operations in our current line of business in May 2000 (at which time we acquired Front Porch Digital, Inc., a Delaware corporation that commenced operations in February
2000) and have a limited operating history. We are still in the early stages of our development, which makes the evaluation of our business operations and our prospects difficult. Before buying our common stock, you should consider the risks and difficulties frequently encountered by early stage companies. These risks and difficulties, as they apply to us in particular, include:

              o our need to expand the number of products we distribute and services we offer;

              o potential fluctuations in operating results and uncertain growth rates;

              o      limited market acceptance of the products we distribute;

              o      concentration of our revenues in a single market segment;

              o geographic concentration of our revenues in the European and Asian markets;

              o our dependence on the broadcast, media and entertainment industries for most of our revenue;

              o our need to develop the United States and North American markets;

              o      our need to expand our direct sales force;

              o      our need to expand our channel partner network;

              o      our need to manage rapidly expanding operations; and

              o      our need to attract and train qualified personnel.

WE HAVE INCURRED LOSSES SINCE INCEPTION AND WE MAY BE UNABLE TO ACHIEVE PROFITABILITY OR GENERATE POSITIVE CASH FLOW.

         We incurred net losses of $3.3 million in 2002, $7.4 million in 2003 and $355,000 in the first quarter of 2004 and we may be unable to achieve profitability in the future. In addition, while we generated cash flow in operating activities of $41,000 in 2002, we used cash flow in operating activities of $2.2 million in 2003 and $58,000 in the first quarter of 2004. If we continue to incur net losses or continue to require cash to support our operations in future periods, we may be unable to achieve one or more key elements of our business strategy, including the following:

              o increase the number of digital media products we distribute;

              o increase our sales and marketing activities, including the number of our sales personnel;

              o increase the number of markets into which we offer and sell products; or

              o      acquire additional product lines.

         As of March 31, 2004, we had an accumulated deficit of $27.7 million. We may not achieve profitability if our revenues increase more slowly than we expect, or if operating expenses exceed our expectations or cannot be adjusted to compensate for lower than expected revenues. If we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis. Any of the factors discussed above could cause our stock price to decline.

WE HAVE A LIMITED AMOUNT OF CASH AND ARE LIKELY TO REQUIRE ADDITIONAL CAPITAL TO CONTINUE OUR OPERATIONS.

         We have a limited amount of available cash and will likely require additional capital to successfully implement our business plan. Although we raised gross proceeds of $5 million through the sale of a three-year convertible note and warrants in May 2004, $3.5 million of such proceeds were placed in a restricted bank account that serves as collateral for the convertible note and will be released to us only upon the conversion of a portion of the principal amount of the convertible note into shares of our common stock. Our ability to require the conversion of such principal into common stock is contingent on several factors, including the registration under the Securities Act of 1933, as amended (the "Securities Act") of the shares of our common stock to be issued upon such conversion, the average trading price of our common stock and the volume of purchases and sales of our common stock in the over-the-counter market. There can be no assurances that we will be able to obtain additional funding when needed, or that such funding, if available, will be obtainable on terms acceptable to us. In the event that our operations do not generate sufficient cash flow, or we cannot obtain additional funds if and when needed, we may be forced to curtail or cease our activities, which would likely result in the loss to investors of all or a substantial portion of their investment.

OUR LIMITED OPERATING HISTORY MAY MAKE IT DIFFICULT FOR US TO FORECAST ACCURATELY OUR OPERATING RESULTS.

      Our planned expense levels are and will continue to be based in part on our expectations concerning future revenue, which is difficult to forecast accurately based on our stage of development. We may be unable to adjust spending in a timely manner to compensate for any unexpected shortfall in revenue. Further, business development and marketing expenses may increase significantly as we expand operations. If these expenses precede or are not rapidly followed by a corresponding increase in revenue, our business, operating results and financial condition may be materially and adversely affected.

THE MARKETS FOR DIGITAL INFORMATION ASSET MANAGEMENT PRODUCTS ARE IN THE EARLY STAGES OF DEVELOPMENT AND ARE RAPIDLY EVOLVING.

         We offer products and services to the emerging market of digital information management. The markets for our products and services have only recently begun to develop and are rapidly evolving. In addition, our products and services are new and based on emerging technologies. As is typical in the case of new and rapidly evolving industries, demand and market acceptance for recently-introduced technology and products are subject to a high level of uncertainty. Broad acceptance of our products and services is critical to our success and ability to generate revenues. Acceptance of our products and services will be highly dependent on the functionality and performance of the products and services and our success with the initial implementation of our products and services. There can be no assurance that we will be successful in obtaining market acceptance of our technology, products and services.

IF OUR PRODUCTS CONTAIN UNDETECTED SOFTWARE OR HARDWARE ERRORS, WE COULD INCUR SIGNIFICANT UNEXPECTED EXPENSES AND LOSE SALES.

         Furthermore, the software-based products and services offered by the Company may contain undetected errors or defects when first introduced or as new versions are released. Introduction by the Company of software-based products and software-based services with reliability, quality or compatibility problems could result in reduced revenues, uncollectible accounts receivable, delays in collecting accounts receivable and additional costs. There can be no assurance that, despite testing by the Company or by its customers, errors will not be found in the Company's software-based products or services after commencement of commercial deployment, resulting in product redevelopment costs and loss of, or delay in, market acceptance. In addition, there can be no assurance that the Company will not experience significant product returns in the future. Any such event could have a material adverse effect on the Company's business, financial condition or results of operations.

RAPID TECHNOLOGICAL CHANGES IN THE MARKETPLACE MAY ADVERSELY AFFECT OUR
BUSINESS.

         The digital media industry is subject to rapid technological change and new product introductions and enhancements. Our ability to remain competitive in this market may depend in part upon our ability to develop new and enhanced products or services and to introduce these products or services at competitive prices on a timely and cost-effective basis. In addition, new product or service introductions or enhancements by our competitors or the use of other technologies could cause a decline in sales or loss of market acceptance of our existing products and services. Our success in developing, introducing, selling and supporting new and enhanced products or services depends upon a variety of factors, including timely and efficient completion of product design and development, and timely and efficient implementation of production and conversion processes. Because new product development commitments may be made well in advance of sales, new product or service decisions must anticipate changes in the industries served. There can be no assurance that we will be successful in selecting, developing, manufacturing and marketing new products or services or in enhancing our existing products or services. Failure to do so successfully may adversely affect our business, financial condition and results of operations.

WE HAVE ONLY LIMITED MARKETING CAPABILITY AND RELY ON OUR STRATEGIC PARTNERS, OVER WHICH WE HAVE NO CONTROL, FOR A SUBSTANTIAL PART OF OUR MARKETING EFFORTS.

         To date, our marketing efforts primarily have been limited to establishing strategic alliances and commencement of in-house marketing efforts to potential customers. We believe we will be dependent in the near term upon our strategic alliances, in particular those with Thomson Broadcast and Media Solutions, Avid Technology, Inc. and Ascent Media Group, to generate revenues from the sales of products. There can be no assurance that any strategic partner will actively market our products and services or that, if they do so, their efforts will be successful or generate significant revenues for our company. Although we are developing an in-house marketing and sales infrastructure to focus on direct sales to potential customers, there can be no assurance that we will have the necessary resources to do so, or that any such efforts undertaken will be successful.

THE MARKETS FOR DIGITAL INFORMATION MANAGEMENT PRODUCTS ARE HIGHLY COMPETITIVE.

         The markets in which we sell our products and services are highly competitive. We expect our competitors to continue to improve the design and performance of their products. In addition, as the markets for our products and services grow, we expect new competitors to enter the market. There can be no assurance that our competitors will not develop enhancements to or future generations of competitive products or services that will offer superior price or performance features, or that new processes or technologies will not emerge that render our products or services less competitive or obsolete. Increased competitive pressure could lead to lower prices for our products or services, thereby adversely affecting our business and result of operations.

FLUCTUATIONS IN OUR QUARTERLY OPERATING RESULTS MAY CAUSE OUR STOCK PRICE TO DECLINE AND A DECLINE IN THE VALUE OF YOUR INVESTMENT.

         Our quarterly operating results have varied significantly in the past and will likely fluctuate significantly in the future. Significant annual and quarterly fluctuations in our results of operations may be caused by, among other factors:

              o      the volume of revenues we have generated;

              o the timing of our announcements for the distribution of new products, and any such announcements by our competitors;

              o the acceptance of the products we distribute in the marketplace; and

              o      general economic conditions.

         There can be no assurance that the level of revenues and profits, if any, achieved by us in any particular fiscal period will not be significantly lower than in other, including comparable, fiscal periods. We believe quarter-to-quarter comparisons of our revenues and operating results are not necessarily meaningful and should not be relied on as indicators of future performance. Operating expenses are based on management's expectations of future revenues and are relatively fixed in the short term. We plan to increase operating expenses to:

              o      expand our product line;

              o      expand our sales and marketing operations;

              o      increase our services and support capabilities; and

              o      improve our operational and financial systems.

If our revenues do not increase along with these expenses, our operating margins will decline and our net losses in a given quarter would be larger than expected. It is possible that in some future quarter our operating results may be below the expectations of public market analysts or investors, which could cause a reduction in the market price of our common stock.

OUR PROPOSED GROWTH AND EXPANSION COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

         We expect to expand our operations through the increase of our sales and marketing efforts, the building of strategic relationships with third parties, the expansion of our research and development activities, and the acquisition of complementary businesses or products. The anticipated growth could place a significant strain on our management and our, operational and financial resources. Effective management of the anticipated growth will require expansion of our management and financial controls, hiring additional appropriate personnel as required, and development of additional expertise by existing management personnel. There can be no assurance that these or other measures we implement will effectively increase our capabilities to manage such anticipated growth or to do so in a timely and cost-effective manner. Management of growth is especially challenging for a company with a short operating history and limited financial resources, and the failure to effectively manage growth could have a material adverse effect on our results of operations.

ACQUISITIONS COULD DIVERT MANAGEMENT'S TIME AND ATTENTION, DILUTE THE VOTING POWER OF EXISTING SHAREHOLDERS, AND HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

         As part of our growth strategy, we may continue to acquire complementary businesses and assets. Acquisitions that we may make in the future could result in the diversion of time and personnel from our business. We also may issue shares of common stock or other securities in connection with acquisitions, which could result in the dilution of the voting power of existing shareholders and could dilute earnings per share. Any acquisitions would be accompanied by other risks commonly encountered in such transactions, including the following:

              o difficulties integrating the operations and personnel of acquired companies;

              o the additional financial resources required to fund the operations of acquired companies;

              o      the potential disruption of our business;

              o our ability to maximize our financial and strategic position by the incorporation of acquired technology or businesses with our product and service offerings;

              o the difficulty of maintaining uniform standards, controls, procedures and policies;

              o      the potential loss of key employees of acquired companies;

              o the impairment of employee and customer relationships as a result of changes in management; and

              o      significant expenditures to consummate acquisitions.

         As a part of our acquisition strategy, we may engage in discussions with various businesses respecting their potential acquisition. In connection with these discussions, we and each potential acquired business may exchange confidential operational and financial information, conduct due diligence inquiries, and consider the structure, terms and conditions of the potential acquisition. In certain cases, the prospective acquired business may agree not to discuss a potential acquisition with any other party for a specific period of time, may grant us certain rights in the event the acquisition is not completed, and may agree to take other actions designed to enhance the possibility of the acquisition. Potential acquisition discussions may take place over a long period of time, may involve difficult business integration and other issues, and may require solutions for numerous family relationship, management succession, and related matters. As a result of these and other factors, potential acquisitions that from time to time appear likely to occur may not result in binding legal agreements and may not be consummated. Our acquisition agreements may contain purchase price adjustments, rights of set-off, and other remedies in the event that certain unforeseen liabilities or issues arise in connection with an acquisition. These remedies, however, may not be sufficient to compensate us in the event that any unforeseen liabilities or other issues arise.

WE MAY NOT BE ABLE TO PROTECT AND ENFORCE OUR INTELLECTUAL PROPERTY RIGHTS.

         Our ability to compete effectively with other companies will depend, in part, on our ability to maintain the proprietary nature of our intellectual property. We rely on a combination of copyright, trademark and trade secret laws, confidentiality procedures and licensing arrangements to establish and protect our proprietary rights. Presently, we have no patents, one patent application on file, and have just initiated the process of determining if we can file additional patent applications to protect our intellectual property rights. As part of our confidentiality procedures, we generally enter into non-disclosure agreements with our employees, distributors and corporate partners, and license agreements with respect to our software, documentation and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use our products or technology without authorization, or to develop similar technology independently. Policing unauthorized use of our products is difficult and, although we are unable to determine the extent to which piracy of our software products exists, software piracy can be expected to be a persistent problem.

         The defense and prosecution of copyright, trademark and patent suits may be both costly and time consuming, even if the outcome is favorable to our company. An adverse outcome could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties, or require us to cease selling certain of our products. We also will rely on unpatented proprietary technology and there can be no assurances that others may not independently develop the same or similar technology or otherwise obtain access to our proprietary technology. There can be no assurance that confidentiality agreements entered into by our employees and consultants, advisors and collaborators will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure of such trade secrets, know-how or other proprietary information.

         THE LOSS OF THE SERVICES OF THOMAS P. SWEENEY III, OUR CHAIRMAN OF THE BOARD OR MICHAEL KNAISCH, OUR CHIEF EXECUTIVE OFFICER, COULD IMPAIR OUR ABILITY TO SUPPORT CURRENT OPERATIONS AND DEVELOP NEW BUSINESS AND TO RUN OUR BUSINESS EFFECTIVELY.

         We are highly dependent on the services of Thomas P. Sweeney III, our Chairman of the Board and Michael Knaisch, our Chief Executive Officer. The loss of the services of Messrs. Sweeney or Knaisch could have an adverse affect on our future operations. We do not currently maintain a key man life insurance policy insuring the lives of Messrs. Sweeney or Knaisch, nor do we have an employment agreement with Mr. Sweeney.

WE DO NOT CARRY PRODUCT LIABILITY INSURANCE AND ANY SIGNIFICANT PRODUCT LIABILITY CLAIMS MAY IMPAIR OUR ABILITY TO FUND CURRENT OPERATIONS OR PREVENT US FROM CARRYING OUT OUR STRATEGIC PLANS.

         We do not currently maintain product liability insurance. We attempt to limit our potential liability by including in our client contracts provisions that limit the maximum liability that may be incurred by us in connection with such contract to an amount equal to the amount paid by the customer under such contract. We believe that, as our business grows, our exposure to potential product liability claims and litigation may increase. There can be no assurance that our contractual limitations of liability will be enforceable or will be sufficient to protect our business and assets from all claims. In addition, should we ever seek to obtain product liability insurance, no assurance can be given that we will be able to obtain adequate coverage at commercially reasonable rates. Product liability losses could have a material adverse effect on our business, financial condition and results of operations.

WE DO NOT INTEND TO PAY DIVIDENDS ON OUR COMMON STOCK IN THE FORESEEABLE FUTURE, WHICH COULD CAUSE THE MARKET PRICE OF OUR COMMON STOCK AND THE VALUE OF YOUR INVESTMENT TO DECLINE.

         The holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefore. To date, we have not paid any cash dividends. Our board of directors does not intend to declare any cash dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in our business operations.

WE MAY FAIL TO CONTINUE AS A GOING CONCERN, IN WHICH EVENT YOU MAY LOSE YOUR ENTIRE INVESTMENT IN OUR SHARES.

         Our audited financial statements have been prepared on the assumption that we will continue as a going concern. Our independent auditors have indicated in its report on our 2003 financial statements that our recurring losses from operations and our difficulties in generating sufficient cash flow to meet our obligations and sustain our operations raise substantial doubt about our ability to continue as a going concern. If we fail to continue in business, you will lose your investment in the shares you acquire in this offering.

ANTI-TAKEOVER PROVISIONS AND OUR RIGHT TO ISSUE PREFERRED STOCK COULD MAKE A THIRD-PARTY ACQUISITION OF US DIFFICULT.

         We are a Nevada corporation. Anti-takeover provisions of Nevada law could make it more difficult for a third party to acquire control of us, even if such change in control would be beneficial to stockholders. Our articles of incorporation provide that our Board of Directors may issue preferred stock without stockholder approval. The issuance of preferred stock could make it more difficult for a third party to acquire us. All of the foregoing could adversely affect prevailing market prices for our common stock.

OUR COMMON STOCK PRICE IS LIKELY TO BE HIGHLY VOLATILE.

         The market price of our common stock is likely to be highly volatile as the stock market in general, and the market for small cap and micro cap technology companies in particular, has been highly volatile. For example, during the last 12 months our common stock has traded at prices ranging from $0.11 to $1.25 per share. Investors may not be able to resell their shares of our common stock following periods of volatility because of the market's adverse reaction to volatility. We cannot assure you that our common stock will trade at the same levels of other stocks in our industry or that our industry stocks in general will sustain their current market prices. Factors that could cause such volatility may include, among other things:

              o actual or anticipated fluctuations in our quarterly operating results;

              o      large purchases or sales of our common stock;

              o      announcements of technological innovations;

              o      changes in financial estimates by securities analysts;

              o      investor perception of our business prospects;

              o conditions or trends in the digital information asset management industry;

              o changes in the market valuations of other such industry related companies;

              o the acceptance of market makers and institutional investors of our and our common stock; and

              o      worldwide economic or financial conditions.

SHARES OF COMMON STOCK ELIGIBLE FOR SALE IN THE PUBLIC MARKET MAY ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

      Sales of substantial amounts of common stock by shareholders in the public market, or even the potential for such sales, may adversely affect the market price of our common stock and could impair our ability to raise capital by selling equity securities. As of the date of this prospectus, 26,053,264 of the 56,271,382 shares of common stock currently outstanding were freely transferable without restriction or further registration under the securities laws, unless held by "affiliates" of our company, as that term is defined under the securities laws. In addition, 25,873,431 shares of common stock have been registered for resale, including the shares registered under this prospectus. We also have outstanding 30,218,118 shares of restricted stock, as that term is defined in Rule 144 under the securities laws, that are eligible for sale in the public market, subject to compliance with the holding period, volume limitations, and other requirements of Rule 144. Moreover, the exercise of outstanding options and warrants and the conversion of outstanding convertible promissory notes will result in additional outstanding shares of common stock and will create additional potential for sales of additional shares of common stock in the public market.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Some of the statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," and elsewhere in this prospectus constitute forward-looking statements. These statements involve risks known to us, significant uncertainties, and other factors which may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by those forward-looking statements.

         You can identify forward-looking statements by the use of the words "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential," "proposed," or "continue" or the negative of those terms. These statements are only predictions. In evaluating these statements, you should specifically consider various factors, including the risks outlined above. These factors may cause our actual results to differ materially from any forward-looking statement.

         Although we believe that the exceptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.


                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders.

         We will receive proceeds upon the due exercise, if any, of the five-year warrants granted by us exercisable for an aggregate of 3,350,000 shares of common stock of up to a maximum of $1,675,000. We will receive proceeds upon the due exercise, if any, of the seven-year warrants granted by us exercisable for an aggregate of 4,879,050 shares of common stock of up to a maximum of $2,341,944. We intend to use any such proceeds for working capital and general corporate purposes.

         Further, to the extent that any of our obligations under our credit facilities with Laurus are converted into, or paid in the form of, shares of our common stock, we will be relieved of such obligations to the extent of such conversion or payment.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

MARKET FOR COMMON STOCK

         Our common stock is traded on the OTC Bulletin Board under the symbol "FPDI."

         The following table contains information about the range of high and low bid prices for our common stock for each full quarterly period in our last two fiscal years and for the first two fiscal quarters of 2004 (through June
15), based upon reports of transactions on the OTC Bulletin Board.



                                                                         HIGH BID         LOW BID
             2002
                 First Quarter......................................      $1.20            $0.62
                 Second Quarter.....................................       1.18             0.54
                 Third Quarter......................................       0.65             0.27
                 Fourth Quarter.....................................       0.58             0.26

             2003
                 First Quarter......................................      $0.38            $0.15
                 Second Quarter.....................................       0.26             0.08
                 Third Quarter......................................       0.40             0.13
                 Fourth Quarter.....................................       0.22             0.11

             2004
                 First Quarter......................................      $1.25            $0.12
                 Second Quarter (through June 15)...................       0.86             0.33




         The source of these high and low prices was the OTC Bulletin Board. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions. The high and low prices listed have been rounded up to the next highest two decimal places.

         The market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market for the products we distribute, and other factors, over many of which we have little or no control. In addition, board market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance. On June 15, 2004, the closing bid price of our common stock as reported by the OTC Bulletin Board was $0.33 per share.

HOLDERS

         As of June 15, 2004, there were approximately 366 shareholders of record of our common stock.

DIVIDEND POLICY

         We have not paid cash dividends on our common stock and do not intend to pay any cash dividends in the foreseeable future. The purchase agreement related to our outstanding 8% convertible promissory notes prohibits the payment of dividends on our common stock so long as such notes remain outstanding.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

GENERAL

         When used in this discussion, the words "believes", "anticipates", "expects" and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected.

         Our business and results of operations are affected by a wide variety of factors that could materially and adversely affect us and our actual results, including, but not limited to: (1) the availability of sufficient funds to enable us to successfully pursue our business plan; (2) the uncertainties related to the effectiveness of our technologies and the development of our products and services; (3) our ability to maintain, attract and integrate management personnel; (4) our ability to complete the development and continued enhancement of our products in a timely manner; (5) our ability to effectively market and sell our products and services to current and new customers; (6) our ability to negotiate and maintain suitable strategic partnerships and corporate relationships; (7) the intensity of competition; and (8) general economic conditions. As a result of these and other factors, we may experience material fluctuations in future operating results on a quarterly or annual basis, which could materially and adversely affect our business, financial condition, operating results and stock price.

         Any forward-looking statements herein speak only as of the date hereof. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

OVERVIEW

         We are an industry leader in the emerging market of digital archive management and transcoding for the global broadcast, media and entertainment industries. Our software-based methodologies and intellectual property allows content to be captured, converted, managed and distributed in digital form efficiently and cost-effectively. Our proprietary DIVArchive software products enable customers to manage large-scale digital video archives in the media and entertainment industry. DIVArchive simplifies the process of preserving, managing and accessing content. Our proprietary BitScream software enables the conversion of video content between proprietary formats commonly used by global broadcast entities.

         We are currently focusing primarily on the sale of software and services to the broadcast, media and entertainment industry. All of our sales, sales engineering, development and delivery capabilities are organized and integrated to meet the growing needs of this market, particularly the broadcast and content provider segments. Management believes our DIVArchive software product is the leading archive management software for digital video content in Europe and Asia.

         We are in the early stages of executing our business strategy and anticipate generating significant revenues from the sale of our software products and services during the next 12 months. This expansion is contingent upon several factors, including the availability of adequate cash resources, the price of our products and services relative to those of our competitors, and general economic and business conditions, among other factors.

         In the fourth quarter of 2002, we initiated a restructuring plan in an effort to position ourself to raise the necessary working capital to capitalize on our product and service portfolio, which had been gaining acceptance in the marketplace, and to develop the business for sustained operation and growth in the future. The primary objective of the restructuring efforts was to reorganize the business operations around our core competencies to focus on the sale of archive management and transcoding software products and services to the broadcast, media and entertainment industry. During 2003, we sold our DIVArchive medical business to Kodak, and sold our Media Services business to a former employee and the former owner of that business unit.
The sale of these businesses resulted in reduced operating costs from continuing operations, enabled the redeployment of costs into one business unit, generated cash flow from the sale of the businesses that could be used in financing our restructuring, resulted in the settlement of significant liabilities payable in 2004, and focused all of our resources on our most promising proprietary products and services. We completed these restructuring efforts as of December 31, 2003.

BUSINESS OUTLOOK

         During the three months ended March 31, 2004, we recognized revenues of $1.6 million, representing a 60% sequential increase over the $1.0 million in revenues recognized in the fourth quarter of 2003. Revenues for the three months ended March 31, 2004 also reflected an 85% increase over the $846,000 of revenues recognized in the three months ended March 31, 2003. During the three months ended March 31, 2004, we received $1.7 million in new orders for our software products and services, all of which are expected to generate revenue in 2004. As of March 31, 2004, we had accumulated a backlog of contracted orders of approximately $2.3 million, substantially all of which are expected to generate revenue in 2004. As of December 31, 2003, we had approximately $37 million in net operating loss carryforwards for international (French tax law), federal and state tax purposes that may be utilized if we can generate income in future periods. However, there can be no assurance that we will be able to generate income in future periods, and we have yet to generate any income since our inception.

         On May 13, 2004, we consummated a private placement pursuant to which we issued a secured convertible term note due May 13, 2007 in the principal amount of $5,000,000 (the "Note"), and we issued a common stock purchase warrant that entitles the holder to purchase 4,435,500 shares of our common stock (the "Warrant"). The Note and the Warrant were sold to a single "accredited investor" (as such term is defined in the rules promulgated under the Securities Act, Laurus Master Fund, Ltd. ("Laurus"), for a purchase price of $5,000,000. See the additional discussion of this private placement under "Liquidity and Capital Resources" below.

         We intend to deploy additional resources in the development of the North American market for our archive management and transcoding solutions targeted at the broadcast, media and entertainment industry. We are also continuing to expand our market presence in the European and Asian markets, and are focusing on increasing our penetration and physical presence in Asia. As part of this expansion, we will require resources for the expansion and continued management of our global partner network. In addition, we intend to allocate additional budgeted funds for marketing and corporate/product branding expenditures in 2004. For example, we allocated, additional resources to expand our presence at the National Association of Broadcasters ("NAB") conference in April 2004 and intend to deploy additional resources in connection with the International Broadcasters Conference ("IBC") to be held in Europe in September 2004. Our ability to continue to expand our business is dependent on our ability to continue to increase staffing, primarily in the areas of sales and marketing, partner channel management and operations/delivery functions. Additional resources will also be required in other key functions to continue to expand our business. All of these factors are dependent on the availability of capital to us, our ability to continue to generate new orders at the current rate or faster, and our ability to continue to deliver software solutions to customers in a timely manner.

CRITICAL ACCOUNTING POLICIES

         The Company's significant accounting policies are described in Note 2 in Notes to the Consolidated Financial Statements. Some of these significant accounting policies require management to make difficult, subjective or complex judgments or estimates. Management believes the Company's most important accounting policies include revenue recognition, software development costs and concentrations of risk related to customers.

REVENUE RECOGNITION:

         Given the significant growth in orders during 2003 and continuing into 2004 as well as the complexities and estimates involved in measuring and determining revenue in accordance with generally accepted accounting principles, the Company's accounting for revenue is crucial to the proper periodic reporting of revenue and deferred revenue.

         The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery and acceptance has occurred, the fee is fixed or determinable, and collection is reasonably assured.

         The Company licenses software under license agreements and provides professional services including training, installation, consulting, and maintenance. License fee revenues are recognized when a license agreement has been signed, the software product has been shipped, the fees are fixed and determinable, collection is considered probable, and no significant vendor obligations remain.

         The Company allocates revenue to each component of the contract based on objective evidence of its fair value, as established by management. Because licensing of the software is generally not dependent on the professional services portion of the contract, the software revenue is recognized upon delivery.

         Fees for maintenance agreements are recognized ratably over the term of the agreement. Maintenance is generally billed in advance resulting in deferred revenues.

         The Company provides software-related professional services. Services are generally provided on a time and materials basis and revenue is recognized as the services are provided.

SOFTWARE DEVELOPMENT COSTS:

         As expenditures for software development are expected to increase, the capture and measurement, as well as proper capitalization of these costs, is a key focus of management as the proper matching of these costs with the related revenue impacts the proper periodic reporting of revenues and related costs. The Company capitalizes costs in developing software products upon determination that technological feasibility has been established for the product, if that product is to be sold, leased or otherwise marketed. Costs incurred prior to the establishment of technological feasibility are charged to research and development expense. When the product is available for general release to customers, capitalization is ceased, and such previously capitalized costs are amortized over the remaining estimated economic useful life of the product, not to exceed to three years.

CONCENTRATION OF RISK - CUSTOMERS AND GEOGRAPHIC:

         In 2003, the Company's revenues came largely from the Europe and Asian geographic markets. In 2003, revenues from Europe/Asia amounted to $2.0 million, or 70% of total revenue, while revenues from North America totaled $0.9 million, of 30% or total revenue. In 2004, the Company expects this to continue, but as the Company continues to develop its North American presence and continues to develop and grow the business, the revenue allocation among the geographic regions should migrate towards 50/50 and level off even beyond that. In 2002, the Company's revenues from Europe/Asia amounted to $1.0 million, or 61% of total revenue, while revenues from North America totaled $0.7 million, or 39% of total revenue.

         During 2003, revenues from two customers, each exceeding 10% of total revenue, aggregated 19% and 15%, respectively. Accounts receivable from the Company's largest customer was $321,000 as of December 31, 2003, which represented approximately 37% of total trade receivables at that date. This customer is also a stockholder of the Company which beneficially owned approximately 12% of the Company's outstanding common stock as of March 16, 2004.

         During 2002, revenues from four customers, each exceeding 10% of total revenue, aggregated 20%, 17%, 13% and 11%, respectively. Accounts receivable from the Company's largest customer was $226,000 as of December 31, 2002, which represented approximately 23% of total trade receivables at that date. Three other customers comprised 41% of trade receivables at December 31, 2002, each of which over 10% individually.

         The following discussion and analysis of financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. These estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.


RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2004 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 2003

         REVENUE. Total revenue for the three months ended March 31, 2004 increased $0.7 million, or 85%, to $1.6 million compared to total revenue of $846,000 for the three months ended March 31, 2003. This increase was attributable to increased orders for our software and related products and services, and consisted primarily of sales of our DIVArchive solutions. The increase in revenue from the sale of the DIVArchive product offerings primarily was from software licensing fees, which represented the up-front cost of purchasing the software and the annual maintenance revenue paid by the customer. This increase in orders was the result of increased demand for our software products, as well as an increase in overall market demand and the acceleration of the adoption of digital media broadcast systems by broadcasters.

         For the three months ended March 31, 2004, our revenues were derived largely from the European and Asian geographic markets. During that period, aggregate revenues from customers located in Europe or Asia amounted to $1.5 million, or 96% of total revenue, while revenues from customers located in North America totaled $0.1 million, of 4% or total revenue. In 2004, we expect this concentration of revenues to continue; however, over the longer term, we expect our revenue concentration initially to stabilize at the approximately 70% level for Europe/Asia and 30% for North America, and thereafter to move toward 50% for each geographic market as we continue to develop our North American presence and to develop and grow our business. For the three months ended March 31, 2003, our revenues from customers located in Europe or Asia amounted to $430,000, or 51% of total revenue, while revenues from customers located in North America totaled $416,000, or 49% of total revenue.

         GROSS MARGIN. Total gross margin for the three months ended March 31, 2004 of $1.1 million, or 72% of total revenue, increased $0.5 million, or 81%, compared to total gross margin of $0.6 million for the three months ended March 31, 2003. The increase in gross margin was attributable to increased revenues as described above. The slight decrease in gross margin as a percentage of revenue was the result of increased staffing costs in 2004 to generate and support the higher level of revenue and our expanding customer base. These additional staffing costs represented the addition of personnel largely in the second and third quarters of 2003. These additional costs were budgeted in 2004, and the gross margin as a percentage of total revenue reported for the first quarter met our expectations.

         On the basis of our contracted backlog of orders for our DIVArchive solutions and the pipeline of potential business that Management believes will close during 2004, we believe 2004 revenues will be at levels sufficient to support our cost of revenue for such period. As a result, we anticipate our gross margin will remain relatively constant during 2004.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative ("SG&A") expenses for the three months ended March 31, 2004 increased $0.3 million to $1.2 million from $0.9 million for the three months ended March 31, 2003. SG&A expenses for the three months ended March 31, 2004 included $0.7 million of salaries and related benefits for employees not directly related to the production of revenue, $240,000 of professional fees, $98,000 of general office expenses, $46,000 of facilities costs and $71,000 of travel-related costs. SG&A expenses for the three months ended March 31, 2003 included $377,000 of salaries and related benefits for employees not directly related to the production of revenue, $244,000 of professional fees, $135,000 of general office expenses, $43,000 of facilities costs and $74,000 of travel-related costs. The increase in SG&A expenses during the three months ended March 31, 2004 resulted primarily from increased costs related to the generation of increased revenues during the period and increased costs related to the expansion of our business, including costs incurred to meet future anticipated revenue from contracted orders. We believe SG&A expenses will remain constant or increase slightly if we manage expenses solely to maintain revenues at current levels. However, as we are seeking to increase revenues significantly in 2004, we anticipate increasing SG&A expenses, particularly in the areas of sales and marketing and administration, in an effort to support and expand our business.

         RESEARCH AND DEVELOPMENT. We maintain a software development staff that designs and develops our new products and services. We believe that by performing most of our own software development, we can more quickly and cost-effectively introduce new and innovative technologies and services. In addition, we believe we will be better equipped to incorporate customer preferences into our development plans. For the three months ended March 31, 2004 and 2003, we incurred costs related to our research and development activities totaling $185,000 and $86,000, respectively, of which, $55,000 and $24,000, respectively, was recorded as research and development expense and $130,000 and $62,000, respectively, was capitalized and/or charged to cost of revenues.

         DEPRECIATION AND AMORTIZATION. Amortization expense consists of amortization of intellectual property, capitalized software development costs and other intangible assets. Depreciation expense consists of depreciation of furniture, equipment, software and improvements. Depreciation and amortization expense was $95,000 for the three months ended March 31, 2004 and $151,000 for the three months ended March 31, 2003. The decrease of $56,000 was attributable to reduced depreciation expense in 2004 as a result of a larger portion of our assets becoming fully depreciated during 2003.

         OPERATING LOSS. During the three months ended March 31, 2004, we incurred a loss from operations of $181,000 as compared to a loss from operations of $426,000 for the three months ended March 31, 2003. The decrease in loss from operations for the three months ended March 31, 2004 was primarily due to the increased revenues described above.

         INTEREST EXPENSE. Interest expense was $198,000 for the three months ended March 31, 2004 compared to $154,000 for the three months ended March 31, 2003. The increase in interest expense was largely attributable to increased amortization of debt discount of $20,000. Interest expense during the three months ended March 31, 2004 included cash interest costs of $20,000 accrued on notes payable for money borrowed. Interest expense for the three months ended March 31, 2004 also included non-cash interest charges aggregating $178,000, including a non-cash interest charge of $165,000 related to the amortization of debt discount, non-cash interest expense of $9,000 related to amortization of non-cash financing costs and non-cash interest expense of $4,000 related to the value of warrants to purchase common stock issued in conjunction with the restructuring of certain payables in 2003.

         FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS. We conduct business in various countries outside the United States in which the functional currency of the country is not the U.S. dollar. As a result, we have foreign currency exchange translation exposure as the results of these foreign operations are translated into U.S. dollars in our consolidated financial statements. The effect of changes in value of the U.S. dollar compared to other currencies, primarily the euro, has been to increase reported revenues and operating profit when the U.S. dollar weakens and reduce these amounts when the dollar strengthens. While we look for opportunities to reduce our exposure to foreign currency fluctuations against the U.S. dollar, we have not yet had adequate financial resources to pursue hedging opportunities generally. At March 31, 2004, we reported an accumulated translation gain of $73,000 as a component of accumulated other comprehensive income. We also are subject to foreign exchange transaction exposure because we provide intercompany funding between our U.S. and international operations, and our French subsidiary transacts business in a currency other than its own functional currency. The effects of exchange rate fluctuations in remeasuring foreign currency transactions for the three months ended March 31, 2004 and 2003 were not significant.

         NET LOSS. During the three months ended March 31, 2004, we incurred a net loss of $356,000 as compared to a net loss of $244,000 for the three months ended March 31, 2003. The increase in net loss for the three months ended March 31, 2004 was primarily due to the offset of income from discontinued operations of $322,000 for the three months ended March 31, 2003 and, to a lesser extent, to increased non-cash interest expense in the first quarter of 2004, which was offset, in part, by lower operating losses in the current period.

YEAR ENDED DECEMBER 31, 2003 COMPARED TO THE YEAR ENDED DECEMBER 31, 2002

         REVENUE. Total revenue for the year ended December 31, 2003 increased $1.2 million, or 72%, to $2.9 million compared to total revenue of $1.7 million for the year ended December 31, 2002. This increase was attributable to increased orders for our software and related products and services, including sales of our DIVArchive solutions, which generated $2.2 million of revenue in 2003. The increase in revenue from the sale of the DIVArchive product offerings primarily was from software licensing fees, which represented the up-front cost of purchasing the software and the annual maintenance revenue paid by the customer. This increase in orders resulted from increased demand for our software products, as well as an increase in overall market demand and the acceleration of the adoption of digital media broadcast systems by broadcasters. We expect licensing revenues will be an increasingly larger percentage of the revenue mix. In addition, the increase in 2003 revenues resulted from the inclusion of the operations of our DIVArchive business for the full year 2003 as compared to only five months for fiscal 2002. In addition, we generated $0.7 million of revenue in 2003 from the sale of our transcoding products and services.

         In 2003, our revenues were derived largely from the European and Asian geographic markets. In 2003, aggregate revenues from customers located in Europe or Asia amounted to $2.0 million, or 70% of total revenue, while revenues from customers located in North America totaled $0.9 million, of 30% or total revenue. In 2004, we expect this concentration of revenues to continue. However, as we continue to develop our North American presence and continue to develop and grow our business, it is anticipated that the revenue allocation between customers located in Europe and Asia, on the one hand, and customers located in North America should migrate toward 50/50. In 2002, our revenues from customers located in Europe or Asia amounted to $1.0 million, or 59% of total revenue, while revenues from customers located in North America totaled $0.7 million, or 41% of total revenue.

         GROSS MARGIN. Total gross margin for the year ended December 31, 2003 of $1.9 million, or 66% of total revenue, increased $561,000, or 41%, compared to total gross margin of $1.4 million for the year ended December 31, 2002. The increase in gross margin was attributable to increased revenues as described above. The decrease in gross margin as a percentage of revenue was the result of increased staffing costs in 2003 to generate and support the higher level of revenue and the overall support and servicing of our expanding customer base. These additional costs were budgeted in 2003, and the lower level of gross margin as a percentage of revenue was in line with expectations.

         During the year ended December 31, 2003, the gross margins generated from the sale of our software products and related services met our anticipated gross margin. On the basis of our contracted backlog of orders for our DIVArchive solutions and the pipeline of potential business that Management believes will close during 2004, we believe 2004 revenues will be at levels to support our full development and engineering resources. As a result, we anticipate our gross margin as a percentage of revenue will remain the same or increase during 2004.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative ("SG&A") expenses for the year ended December 31, 2003 increased $1.1 million to $4.1 million from $3.0 million for the year ended December 31, 2002. SG&A expenses for the year ended December 31, 2003 included $2.1 million of salaries and related benefits for employees not directly related to the production of revenue, $1.0 million in professional fees, $598,000 in general office expenses, $166,000 of facilities costs, $276,000 for travel-related costs and $6,000 for bad debt expense. SG&A expenses for the year ended December 31, 2002 included $1.4 million of salaries and related benefits for employees not directly related to the production of revenue, $726,000 of professional fees, $467,000 of general office expenses, $114,000 of facilities costs, $254,000 of travel-related costs and $30,000 of bad debt expense. The increase in SG&A expenses during 2003 primarily resulted from increased costs related to the generation of the increased revenue levels and increased costs resulting from the expansion of our business. We expect SG&A expenses will remain constant or increase slightly to support our existing and contracted orders for revenue. However, as discussed above, we expect to increase SG&A costs, particularly in the area of sales, marketing and administration in an effort to expand our business in 2004.

         RESEARCH AND DEVELOPMENT. As discussed above, we maintain a software development staff that designs and develops our new products and services. For the years ended December 31, 2003 and 2002, we incurred costs related to our research and development activities totaling $583,000 and $339,000, respectively, of which, $49,000 and $212,000, respectively, was recorded as research and development expense and $534,000 and $127,000, respectively, was capitalized and/or charged to cost of revenues.

         DEPRECIATION AND AMORTIZATION. Amortization expense consists of amortization of intellectual property, capitalized research and development costs and other intangible assets. Depreciation expense consists of depreciation of furniture, equipment, software and improvements. Depreciation and amortization expense was $584,000 for the year ended December 31, 2003 and $465,000 for the year ended December 31, 2002. The increase in these expenses in 2003 was primarily attributable to the inclusion of a full year of amortization expense for intellectual property related to our DIVArchive products, which were acquired in August 2002, as compared to the inclusion of only five months of amortization expense relating to such intellectual property in 2002. Additional amortization expense of $93,000 would have been recorded in the year ended December 31, 2002 if the acquisition had occurred at the beginning of the period.

         OPERATING LOSS. During the year ended December 31, 2003, we incurred a loss from operations of $2.8 million as compared to a loss from operations of $2.3 million for the year ended December 31, 2002. The $0.5 million increase in loss from operations for the year ended December 31, 2003 was primarily due to the increased expenses described above.

         INTEREST EXPENSE. Interest expense was $783,000 for the year ended December 31, 2003 compared to $500,000 for the year ended December 31, 2002. The increase in interest expense was attributable to increased amortization of debt discount of $231,000. Interest expense during 2003 included cash interest costs accrued of $97,000 on notes payable for money borrowed. Interest expense for the year ended December 31, 2003 also included non-cash interest charges aggregating $696,000, including a non-cash interest charge of $606,000 related to the amortization of debt discount, non-cash interest expense of $41,000 related to amortization of non-cash financing costs and non-cash interest expense of $49,000 related to the value of warrants to purchase common stock issued in conjunction with the restructuring of certain payables in 2003.

         The principal balance of notes payable at December 31, 2002 was $625,000, net of debt discount of $125,000. During 2003, we received gross proceeds of $645,000 from the sale of additional 8% unsecured convertible notes, converted $250,000 of the $500,000 senior secured convertible note due March 31, 2003 to common stock and the remaining $250,000 to such 8% unsecured convertible notes, and also converted $95,000 in current liabilities to 8% unsecured convertible notes. In 2003, we also restructured another note with $160,000 of outstanding principal and accrued interest, and made principal payments against that note of $107,000. At December 31, 2003, the outstanding balance on these notes, net of debt discount of $509,000, was $534,000.

         FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS. As discussed above, we conduct business in various countries outside the United States in which the functional currency of the country is not the U.S. dollar. As a result, we have foreign currency exchange translation exposure as the results of these foreign operations are translated into U.S. dollars in our consolidated financial statements. At December 31, 2003, we reported an accumulated translation gain of $67,000 as a component of Comprehensive Loss.

We also are subject to foreign exchange transaction exposure because we provide for intercompany funding between the U.S. and international operations, and when our subsidiaries transact business in a currency other than its own functional currency. During 2003, we recorded $90,000 in expense related to foreign currency transactions.

         LOSS FROM CONTINUING OPERATIONS. During the year ended December 31, 2003, we incurred a loss from operations of $3.7 million as compared to a loss from operations of $2.8 million for the year ended December 31, 2002. The $0.9 million increase in loss from operations for the year ended December 31, 2003 was due to increased staffing costs and other non-recurring costs to restructure the business and increased non-cash interest expense related to the amortization of debt discount, as discussed above.

         NET LOSS FROM DISCONTINUED OPERATIONS. During the year ended December 31, 2003, we incurred a net loss from discontinued operations of our former Media Services and DIVArchive Medical business units of $3.7 million as compared to a loss of $458,000 for the prior-year period. Included in the loss for 2003 was a $3.3 million non-cash loss on the impairment of goodwill and intellectual property of the Media Services business unit and, a $1.0 million non-cash loss on the disposal of the Media Services business unit, which losses were offset, in part, by a $586,000 gain on the sale of the DIVArchive Medical business unit and the results of operations of the discontinued business units.

         NET LOSS. During the year ended December 31, 2003, we incurred a net loss of $7.4 million as compared to a net loss of $3.3 million for the year ended December 31, 2002. The $4.1 million increase in net loss for the year ended December 31, 2003 was primarily due to the increased net loss from discontinued operations of $3.3 million and additional losses from operations of $0.9 million, as discussed above.

LIQUIDITY AND CAPITAL RESOURCES

         On May 13, 2004, we consummated a private placement pursuant to which we issued a secured convertible term note due May 13, 2007 in the principal amount of $5,000,000 (the "Laurus Note"), and we issued a common stock purchase warrant, entitling the holder to purchase 4,435,500 shares of common stock (the "Laurus Warrant"). The Laurus Note and the Laurus Warrant were sold to a single "accredited investor" (as such term is defined in the rules promulgated under the Securities Act, Laurus Master Fund, Ltd. ("Laurus"), for a purchase price of $5,000,000. The principal and unpaid interest, which shall accrue at a rate per annum equal to the "prime rate" published in THE WALL STREET JOURNAL from time to time, plus one percent (1%), on the Laurus Note are convertible into shares of our common stock at a price of $0.50 per share (the "Fixed Conversion Price"),which was equal to the lesser of (i) 110% of the closing price of the common stock on the business day immediately preceding the closing date, and
(ii) 100% of the average closing prices of the common stock for the ten consecutive trading days prior to the closing date. Such conversion price is subject to antidilution adjustments. The Laurus Note is collateralized by a security interest in all of our assets, including a cash collateral account that was funded with $3,500,000 of the proceeds of the Laurus Note and is subject to release to us only upon conversion of the Laurus Note into common stock and other limited circumstances.

         At March 31, 2004, we had $255,000 of cash and cash equivalents. Issuances of convertible debt securities have been a principal source of liquidity for us.

         In March 2004, we received $50,000 upon the issuance of an additional $50,000 principal amount of the existing 8% unsecured convertible notes maturing September 30, 2004.

         Since March 1, 2004, noteholders have converted $526,000 aggregate principal amount of our 8% unsecured convertible notes into an aggregate of 12,523,810 shares of common stock.

         We are still in the early stages of executing our business strategy and expect to begin numerous new engagements during the next 12 months. Although we are experiencing success in the deployment of our marketing strategy for the sale and delivery of our DIVArchive and other software solutions, continuation of this success is contingent upon several factors, including available cash resources, the prices of our products and services relative to those of our competitors, and general economic and business conditions, among others.

         We expect that anticipated cash flow from operations combined with our cash and cash equivalents at April 1, 2004 will be sufficient for our operations through March 31, 2005. In addition, with the $5 million proceeds from the sale of the Laurus Note in May 2004, we believe we have sufficient capital available for the execution of our business strategy and our continued growth and expansion. However, we incurred an operating loss of $181,000 for the three months ended March 31, 2004 and $426,000 for the comparable prior year period. These losses and other factors, including the early stage of our business, as well as potential changes in the business and competitive environment in which we operate, continue to present a significant risk to our long-term success. These conditions raise substantial doubt about our ability to continue as a going concern. Our actual financial results may differ materially from the stated plan of operations. Factors which may cause a change from our plan of operations vary, but include, without limitation, decisions of our management and board of directors not to pursue the stated plan of operations based on their reassessment of the plan, and general economic conditions. Additionally, there can be no assurance that our business will generate cash flows at or above current levels. Accordingly, we may choose to defer capital expenditure plans and extend vendor payments for additional cash flow flexibility.

         We expect capital expenditures to be approximately $0.5 million during the 12-month period ending March 31, 2005. It is expected that our principal uses of cash will be for working capital, to finance capital expenditures and for other general corporate purposes, including financing the expansion of our business and implementation of our sales and marketing strategy. The amount of spending in each respective area is dependent upon the total capital available to us.

         As of March 31, 2004, we had current assets of $1.6 million. These assets were primarily derived from our operations in the three month period ended March 31, 2004, the funding of our 8% unsecured convertible notes completed in April 2003 and the sale of our DIVArchive Medical business unit. Long-term assets of $1.3 million at March 31, 2004 consisted of $416,000 in goodwill associated with the DIVArchive assets acquired in 2002, software and intellectual property of $256,000, property and equipment of $133,000, software development costs of $474,000 and other assets of $31,000.

         Current liabilities of $4.1 million at March 31, 2004 consisted of $1.0 million of accounts payable; $0.7 million of deferred revenue, which consisted of billings in excess of revenue recognized, deposits and progress payments received on engagements currently in progress; $0.8 million of accrued expenses; $0.9 million of accrued expenses to employees; $641,000 of unsecured convertible notes payable, net of debt discount of $364,000; and $95,000 for the current portion other long-term obligations.

         Our working capital deficit was $2.5 million as of March 31, 2004 for the reasons described above. At such date, our working capital deficit excluding non-cash liabilities (deferred revenue and accrued vacation and related obligations) was $1.5 million. Also, included in current liabilities was $601,000 ($965,000 principal net of $364,000 discount) of our outstanding 8% convertible notes, which we expect will be converted into common stock and thus not be realized as a cash obligation. Assuming conversion of our 8% convertible notes (of which, $526,000 in principal amount was converted during March, April and May 2004), our estimated working capital deficit at March 31, 2004 would have been approximately $0.9 million.

         We used net cash of $58,000 in operating activities during the three months ended March 31, 2004, primarily as a result of the net losses incurred during the period. We used net cash of $526,000 from operating activities during the three months ended March 31, 2003. The reduction in net cash used in operating activities was attributable to reduced operating losses for the current period and an increase in deferred revenues as a result of accelerated billings and collections in advance of revenue recognition.

         We used net cash of $164,000 in investing activities during the three months ended March 31, 2004, of which $34,000 represented capital expenditures and $130,000 was used for the development of our suite of video software solutions and other investing activities. During the three months ended March 31, 2003, we used $45,000 in investing activities, of which $31,000 represented proceeds from the sale of fixed assets, which was offset by $6,000 used for capital expenditures and $62,000 used for the development of our suite of video software solutions and other investing activities.

         Financing activities provided net cash of $12,000 during the three months ended March 31, 2004, primarily from proceeds from the issuance of notes payable of $50,000, which was offset by principal repayments on notes payable and other long-term liabilities of $38,000. Financing activities used net cash of $120,000 during the three months ended March 31, 2003 primarily from principal repayments on notes payable and capital leases.

                                    BUSINESS

GENERAL

         We are an industry leader in the emerging market of digital information asset management. We utilize a comprehensive suite of proprietary products and services that enable customers to efficiently and cost-effectively migrate data from nearly any media type and data format to any other media type and format. We have incorporated software-based methodologies and intellectual property throughout our service offerings to allow content to be captured, converted, managed and distributed in digital form efficiently and cost effectively. We are currently focusing primarily on the sale of software and services to the broadcast, media and entertainment industries. All of our sales, sales engineering, development and delivery capabilities have been organized and integrated to meet the growing needs of this market, particularly the broadcast and content provider segments.

         Driven by a rapid increase in information gathering, as well as the need for quicker access tools for the collection, retrieval, analysis and management of this information, companies in the broadcast, media and entertainment industries that have previously used film, microfiche and analog audio video and tape for data storage are increasingly digitizing and storing their data in digital formats. Other significant market drivers accelerating the movement towards the digitization of information include shortened technology lifecycles and device obsolescence, the eminent degradation of storage media, regulatory requirements, as well as the potential risk of system failures causing downtime or data loss. We believe the inevitable migration toward the digitization of data will create a significant increase in the demand for digital storage, which will increase the demand for digital archiving products that will allow digitized data to be easily accessed, browsed, indexed, managed and distributed. While fewer than 5% of broadcasters worldwide have made the first-time investment in digital media, we believe the market adoption rate is gaining pace. The number of new sales opportunities emerging from global broadcasters in 2004 is expected to be nearly double that of 2003, and we expect market forces to accelerate this trend through at least the next three years.

         Our proprietary DIVArchive software products enable customers to manage large-scale digital video archives in the broadcast, media and entertainment industry. DIVArchive simplifies the process of preserving, managing and accessing content. We believe participants in the entertainment industry are increasingly seeking to convert non-digitized data to digital formats that may easily be accessed, browsed, indexed, managed and distributed.

         Our transcoder product offerings enable the large-scale conversion and migration of information stored in any legacy system and format to any applicable digital format using only a single capture of content. When compared to hardware-based systems, we believe our software-based solution adds flexibility and significantly reduces the costs associated with digital conversion. Once content is captured, it can be converted into one or many formats of the customer's choice on demand, without any additional captures. With content digitized and stored on digital media, customers have the ability to catalog, index, browse, format, archive and distribute content easily and cost-effectively. Through compression and other process techniques, our solution also minimizes the digital media storage requirements of our customers.

         Key characteristics of our service offerings that differentiate us from most of our competitors include the following:

              o A vendor-independent software and hardware strategy that enables cost-effective solutions and allows partnering with any storage or server vendor.

              o A proprietary, software-based digital archiving solution that supports the management, maintenance, indexing and distribution of digital assets, primarily in the broadcast space.

              o A proprietary, software-based content conversion system that supports the creation of multiple audio, video or data formats using a single content capture, which significantly reduces time and capital requirements.

              o A decoupled capture, compression, conversion, storage and management process architecture that facilitates integration, accessibility and distribution of stored data independently or within a customer's existing technology platforms.

              o A unique methodology that enables back-end audio and video indexing and multiple format distribution capabilities to further maximize product value.

BUSINESS STRATEGY

         Our strategy is to establish ourselves as a leading software and services provider in the emerging markets for digital information asset management, including archive management and the conversion and formatting of text, images, audio, graphics and video from any format to alternate formats, for access via multiple digital platforms. Our business operations consist of:
(1) the licensing of DIVArchive and transcoding software and the integration and installation of such software products, (2) providing customer support and maintenance under annual agreements for our proprietary software, and (3) the continued research and development of our software products. Within the media and entertainment industry, we are continuing the development of a marketing strategy and program for the following primary market segments:

              o      Global media brands and content creation companies
              o      National broadcast and cable network operators
              o      Regional content distribution/playout centers
              o      Film, animation and commercial post-production companies

         We seek to capitalize on our proprietary technologies and breadth of service offerings to become the preferred provider of information management products and services to the global broadcast media and entertainment industry. Key components of our growth strategy include:

              o The rapid development of distribution channels by expanding strategic alliance partnerships that leverage the partners' established market presences, leading to accelerated revenue growth and extended sales opportunities to both ourselves and our partners. Strategic partners will be selected on the basis of synergistic products or services and the size and depth of their distribution channels, and are expected to be primarily tier one systems integrators, hardware manufacturers or entertainment, media, content management, storage, software companies and other organizations.

              o The development of sales and marketing teams to support our partnering strategy and to execute direct selling activities in selected geographic markets.

              o The development of comprehensive marketing, promotional and other cooperative sales support programs on a corporate-wide and direct-channel basis. In conjunction with these programs, we are developing product-positioning strategies to support market penetration of our products and services and adoption of our intellectual property as an industry standard.

              o Fostering public awareness of both ourselves and significant issues associated with digital asset management by co-sponsoring seminars, symposia and industry events, and presenting original materials at user conferences, technical symposia and standards forums.

              o Scaling internal delivery capabilities by adding project managers, engineers or, in some cases, strategic partners with delivery and project management service capabilities and resources. Partners with these capabilities will likely be used in establishing initial distribution channels outside the United States.

              o Launching additional digital media products and continuing to develop highly flexible, software driven products. Unlike competing hardware-based products, our software-based solutions easily accommodate new features, are re-configurable to conform to other system interfaces and are believed to be less costly to produce, deliver and operate.

              o Continuing to develop intellectual property assets to support domestic and international expansion through enhanced product offerings. We intend to disseminate our intellectual property within a protected but open environment to encourage the adoption of our intellectual property as an industry standard.

PRODUCTS AND SERVICES

         We offer a comprehensive, integrated suite of digital media solutions that facilitate the capture, management and distribution of digital content. Components of these offerings include a distributed storage and archive management solution for the entertainment and medical industries that simplifies the process of preserving, managing and accessing digital content, a desktop encoding system, automated video indexing and a real-time format transcoder. Using a software-based approach built on intelligent, distributed architecture, our archive management and transcoding solutions are flexible, scalable, easily upgradable, failure resilient and well-integrated with leading automation and asset management applications.

         Our DIVArchive and BitScream applications provide the essential integration layer within the digital broadcast environment. Our products deliver encoding, transcoding, indexing, archive storage management and search, and also meet mission-critical standards for interoperability, scalability, functionality, reliability and performance. We sell three primary software products:

         DIVARCHIVE STORAGE MANAGEMENT. DIVArchive (Distributed Intelligent Versatile Archive) is a proprietary "middleware" software product that manages large-scale digital archives for the entertainment industry. DIVArchive simplifies the process of preserving, managing and accessing content, as part of a high-capacity, expandable and scalable solution that satisfies the highest performance standards. The principal benefits derived from DIVArchive include storage optimization, protection and control, full-life cycle management, near-line editing and partial retrieval, content repurposing and sharing, and archives networking. Architectures can scale from small disk-only systems to large capacity systems using different forms of physical storage to balance response time, performance and cost.

         DIVArchive solutions are designed for use in the broadcast market and are being utilized for the complete management of broadcast content. We are primarily focusing on the entertainment industry for developing our DIVArchive solutions as we believe the participants in this industry are increasingly seeking to convert non-digitized data to digital formats that may easily be accessed, browsed, indexed, managed and distributed. We believe this drive toward digitization and the requirements and standards for HDTV/Digital television will result in significant growth in sales of our DIVArchive solution.

         DIVArchive is a software middleware application that enables integration between asset management applications and storage devices in a true Storage Area Network (SAN) environment. More specifically, DIVArchive enables the interfacing of storage resources to video applications and broadcast operating systems. It encompasses Hierarchical Storage Management (HSM) and disk-extender functions and is "video aware." As a result, DIVArchive simplifies the process of preserving, managing and accessing content with infinite capacity and sustainable performance. The DIVArchive architecture is modular and is therefore easily scalable from small disk-only systems to large capacity systems using different forms of physical storage to balance response time, performance and cost. DIVArchive functionality provides media and library management, back up and recovery and data replication services that are critical components in the digital workflow of broadcast, cable and content distribution companies worldwide. Using DIVArchive, we build upon open and scalable digital video archives providing the broadcast, media and entertainment industries with key benefits, including storage optimization, protection and control, full life-cycle management, video near-line editing and partial retrieval, video content repurposing and sharing, archive networking, and other related functionality.

         BITSCREAM TRANSCODING. BitScream offers new capabilities to broadcasters and content providers that need to capture, convert, manage and deliver digital video content. The transcoding function of BitScream delivers true interoperability by automating the direct exchange of digital video between various broadcast video server formats, including playout, VOD or streaming servers. BitScream not only eliminates the need to perform multiple captures of content from source tapes, but also the requirement to store multiple copies of the same content in order to deliver media for different streaming players, resolutions and connection speeds. BitScream is designed to address and resolve common storage and delivery issues by enabling users to control the on-demand, real-time reformatting of their digital video assets. Designed for flexibility, scalability and investment protection, BitScream provides the capability to convert content stored in broadcast video server formats on demand, in real time or faster depending upon computing power. BitScream currently supports all of the most common formats used in digital broadcast environments around the world, including MPEG-1, MPEG-2, MPEG-1 and MPEG-2 program and transport streams, DV to Real Media, Windows Media, uncompressed AVI YUV and RGB wrapper formats.

         DESKTOP ENCODING SYSTEM. Our desktop encoding system features a real-time, software-based encoding solution that allows the customer to create high-quality compressed data formats. The desktop encoding system may be used as a stand-alone system or as part of a larger end-to-end system for archiving and distribution of digital content. Current features of the system include:

              o High quality, real-time software encoding that is easily upgraded through software patches. Additional formats can be easily added without downtime or having to swap out hardware components.
              o Single encode and dual encode modes - Content can be encoded directly to multiple formats, multiple simultaneous encodes with varying resolutions, bit-rates and other parameters.
              o Offline or online encoding in real-time or faster than real-time speeds.
              o Availability of advanced features, including the ability to encode to multiple formats from a single capture.

         AUTOMATED VIDEO INDEXING AND INTEGRATED BROWSING FOR WEB AND ENTERPRISE PUBLISHING APPLICATIONS. We have integrated a powerful video indexing and search engine with our software-based encoding and transcoding tools to create a seamless workflow for archival applications. Our solution enables the back-end indexing of previously captured material, as well as an automated process for the indexing, annotation, searching and retrieving processes. Current features of the system include:

              o Interface for back-end automated indexing of archive content.
              o Inclusion of close-captioned files for transcript-based indexing.
              o      Interface for annotation of previously indexed files.
              o Creation of local database and update of global database for all content to facilitate searching and browsing of all media.
              o Ability to search and browse indexed and annotated content from a web interface.

         REAL-TIME FORMAT TRANSCODER. This system features a real-time format transcoder that will allow the customer to easily reformat digital audio-visual data to meet a variety of digital distribution requirements. Our proprietary algorithms support decoding and re-encoding of the compressed digital content to most popular end-user formats.

         VIDEO ARCHIVE SYSTEM TECHNOLOGY (VAST). By integrating BitScream and the DIVArchive storage manager, we have created a versatile digital media archive workflow system called Video Archive System Technology, or VAST. VAST enables content providers to implement a complete workflow that automates and streamlines the movement of content from ingest to delivery. This innovative approach to digital content management incorporates our core technologies in the areas of ingest, transcoding and storage management, while integrating disk and tape storage technologies, asset management applications and indexing, search and retrieve solutions from other industry-leading vendors. Working within a facility's digital infrastructure, VAST enables content providers to implement a complete workflow that automates and streamlines the movement of content from ingest to delivery. VAST is a powerful, scalable solution that enables content providers to create and deliver digital content to their audiences using a wide range of options, including popular streaming formats and broadcast quality distribution. Content providers benefit from an efficient storage, retrieval and repurposing system, seamless integration with streaming, VOD and automation to deliver a marked improvement in operating efficiencies.

         In addition to our proprietary software solutions, we offer the following:

              o PROFESSIONAL SERVICES AND DEVELOPMENT: Specific expertise is focused on storage and archive systems, storage area and broadcast networking, video technology and operating environments, emerging video formats and transcoding processes, and a wide range of workflow requirements common to broadcasters and content providers around the world. Based on our unique media industry expertise, we provide consultation, design, development and integration services to customers and partners around the world. Our professional services organization ensures smooth implementation of complex installation and integration projects with video operational systems and applications.

              o CUSTOMER SUPPORT AND MAINTENANCE: In connection with the licensing of our software products, we provide customer support under annual support agreements for a support fee equal to 15-20% of the software license fees. These agreements are renewed annually.

RESEARCH AND DEVELOPMENT

         We maintain a research and software development staff that designs and develops our new products and services. We believe that by performing most of our own software development, we can more quickly and cost-effectively introduce new and innovative technologies and services. In addition, we believe we will be better equipped to incorporate customer preferences into our development plans. During 2002, we began negotiating technology development agreements with our channel partners in an effort to more cost-effectively develop new products and services to meet anticipated demand.

         We utilize and build upon existing intellectual property in digital media management and distribution and digital multimedia areas. In the area of digital media software, we are engaged in the development of original intellectual property tools that address application programming interfaces
(APIs) for tape media, optical disk, tape and optical libraries and autoloaders, tape images on disk, tape and disk operational classes, components and test utilities. We also are directing our efforts toward the development of digital audiovisual software and storage and streaming applications covering DVD, Internet/Intranet, digital cable, broadcast digital television, datacasting and wireless transmission.

         We also intend to exploit technologies received from our strategic partners to create complementary products or provide core technologies that have not been applied to products in different fields. In all cases, we will attempt to develop products that are standards based, have a proven strong market need and are based on the following architectural principles:

         o Software Paradigm - Avoids high capital costs and is flexible, scalable and easily automated, adaptable, re-configurable and upgradeable.

         o Modularity - All processes associated with capture, compression, storage and distribution are de-coupled, allowing for distributed processing, easier maintenance and upgrades.

         o Platform Independence - Offer key core technologies and software that utilize vendor-independent hardware platforms.

         o Process Functionality - Provide products that promote an automated and seamless interchange of data among the various processes from conversion through distribution.

         Developing new technology, products and services is complex and involves uncertainties. There can be no assurance that our development efforts will be successful.

         For the years ended December 31, 2003 and December 31, 2002, we incurred costs related to our research and development activities totaling $583,000 and $339,000, respectively, of which, $49,000 and $212,000, respectively, was recorded as research and development expense and $534,000 and $127,000, respectively, was capitalized and/or charged to cost of revenues.

MARKETING AND DISTRIBUTION

         Commencing in early 2003, we determined to focus our marketing efforts primarily on software sales to the global media and entertainment industries. Substantially all marketing, sales and distribution efforts and capabilities have been reorganized and directed to meet the growing needs of these markets, particularly the broadcast and content provider segments. During 2003, we were able to invest only nominal amounts in marketing and public relations for our target markets and products. However, in 2004, we anticipate investing more in the marketing of, and the development of distribution channels for, our products.

         The planning, specification, purchase, installation and invoicing of any digital media conversion process is time consuming. Large projects often span 12 to 18 months from concept to completion, which results in a long selling cycle for us. While most media and entertainment businesses operate on a calendar fiscal year, we believe capital purchase behavior is not necessarily dictated by year-end/new-year budgeting. In our core broadcast market, the timing of large regional trade shows is more often a driving factor in the timing of purchases. These events play a large role in the buying decision process for any play-to-air operation and the vendors that sell into this market.

         The supply chain for digital media workflow conversion includes a wide range of providers of hardware, software and services. Storage hardware, video server and other component manufacturers, automation and asset management vendors and broadcast systems integrators all exercise influence in the final selection of components chosen in the final integrated solution. Our marketing and distribution efforts are focused on both direct and indirect sales. Currently, the majority of our sales are generated through indirect channels.

         DIRECT SALES. Because our sales force remains small, the sales team concentrates its direct sales efforts on a limited target list of the largest prospects in their respective regions. While these efforts often uncover emerging opportunities, our direct sales force more often is brought into potential sales opportunities through our indirect channel partners.

         We intend to focus our direct sales forces on the leading organizations in each industry sector and will attempt to develop a significant indirect channel to reach the middle and lower tier segments. Our sales strategy is based on building global sales channels, with a focused approach on partnering with media manufacturers and suppliers, storage and server hardware manufacturers and vendors, master resellers and value-added distributors and systems integrators.

         INDIRECT SALES. We generate most of our sales leads through our formal and informal partnerships with entities focused on other areas of the digital broadcast operation value chain. As our products typically are part of a larger-scale integration and implementation project, we believe partnering with industry leaders is an effective means of penetrating markets and positioning our products. Our indirect channels can be categorized as follows:

              o Broadcast Systems Integrators: Systems integrators with digital media expertise involved in the complete installation and integration of digital broadcast operating environments.

              o Storage Vendors: Storage is at the heart of every digital media operation, and every storage manufacturer has a "digital media strategy". Few, however, possess the in-house media industry expertise or relationships required to penetrate the broadcast market.

              o Automation Vendors: Automation is an important part of a broadcast solution as it is a central component that controls the scheduling of television and video broadcast programming. Automation is the component of the broadcast infrastructure that interfaces with most of the operating systems, including the archive manager.

              o Video Server Manufacturers: A digital archive is the natural extension of the storage capacity of the video servers, and the two systems have to smoothly interconnect in an integrated solution. DIVArchive fills this critical need. We are seeking to establish strong relationships with the key video server vendors.

              o Asset Management Companies: As television broadcasters begin to migrate to digital programming, new tools are required to easily search and view video content. An asset management application fills this role and allows users from a desktop PC to search and view any content in a browse format. As with automation systems, an asset management application must interface with the storage archive via middleware, such as DIVArchive.

         We intend to pursue co-marketing relationships with regional distribution partners to drive regional and local market penetration, or market-specific regional marketing partners to drive vertical market penetration. With partners, we will attempt to foster public awareness by co-sponsoring seminars, sponsoring symposia and industry events, and presenting original material at user conferences, technical symposia and standards forums.

         Our principal strategic and marketing partners include the following:

              o Rainbow Network Communications, Inc., a subsidiary of Cablevision, Inc. ("Rainbow"), has entered into a five-year agreement to utilize our transcoding and archiving middleware on an exclusive basis. This agreement also includes a technology partnership whereby Rainbow will fund our development of certain new products to meet the needs of the broadcast, cable and satellite industries. As part of this agreement, we will retain all intellectual property and resale rights for work product that may be sold through our distribution channel.

              o SONY is an established brand in the global digital media supply chain. We are working with certain affiliates of Sony Corporation on several new installations, and Sony has initiated strategic partner discussions in an effort to use our technology to improve our product offerings. DIVArchive integrates with Sony video server and tape library systems to provide an integrated end-to end solution for broadcasters to access and playout their digital assets. Sony Electronics has certified its SAIT-based PetaSite tape storage systems with our DIVArchive software, fusing storage performance and manageability for broadcast and media companies.

              o We have an ongoing technology relationship with International Business Machines Corporation ("IBM") in which IBM markets our DIVArchive products in its market sector, opening up new sales channels in and beyond the broadcast marketplace. We are in the very early stages of formalizing this relationship with IBM and are currently working under informal business terms with a view to establishing a formal strategic partnership with IBM.

              o Storage Technology Corporation ("StorageTek") has entered into a global OEM agreement that provides StorageTek a worldwide license to market and sell our DIVArchive software products. StorageTek is authorized to provide customer support, professional services implementation services, and product updates in connection with its sale of the DIVArchive software to its customers. This agreement allows us to build on our past success with StorageTek, extend the global reach of our sales and marketing efforts, and strengthen our ability to compete on a worldwide basis.

              o Thomson Broadcast and Media Solutions ("Thomson") delivers products and solutions for broadcast and TV/Film professionals under its Grass Valley brand name. DIVArchive interfaces with Thomson/Grass Valley video server systems to provide an integrated end-to end solution for broadcasters to access their digital assets.

              o Magna Systems & Engineering ("Magna") is a well-established partner in the Asian and Pacific Rim markets. We have jointly delivered and installed with Magna numerous video archive solutions and continue to support digital video archive solutions for major broadcast customers in Australia and Hong-Kong.

              o We have formed a strategic partnership with Communications Engineering, Inc. ("CEI") to provide design, installation and support for major U.S. broadcast customers, including PBS and Rainbow Network Communications.

              o We have entered into an agreement with Harris Corporation ("Harris") to utilize our BitScream transcoder products to create a video server under Harris' Broadcast Automation control that incorporates Microsoft Windows Media 9 Series player technologies. Harris is an international communications equipment company focused on providing product, system and service solutions for commercial and government customers. Our DIVArchive and BitScream solutions have been tightly integrated into Harris' Invenio product, an enterprise-wide digital media asset management solution, and its related Louth automation system. With this combined technology, broadcasters can implement a complete content management solution that combines archiving, transcoding and comprehensive asset management.

         We are working with other national and international systems partners to further expand the distribution channels available for the sale of our products and services worldwide.

CUSTOMERS

         Our customer base includes many large organizations in the broadcast and medical industries, including Rainbow Networks Communications, Inc., Public Broadcasting System (PBS), Microsoft Corporation, Canal +, Playboy Television, Chum Television, Oxygen, BBC Broadcast, Bayerischer Rundfunk, Turner Entertainment Networks Asia, Sony Pictures, Telecinco, France 3, SKY Perfect TV, Eastern Television/Taiwan, TV Azteca, CentralChina Television, Seven Networks and MTV Networks-Europe.

         In 2003, our revenues came largely from the European and Asian geographic markets. In 2003, aggregate revenues from customers located in Europe or Asia amounted to $2.0 million, or 70% of total revenue, while revenues from customers located in North America totaled $0.9 million, of 30% or total revenue. In 2004, we expect this concentration of revenues to continue. However, as we continue to develop our North American presence and continue to develop and grow our business, it is anticipated that the revenue allocation between customers located in Europe and Asia, on the one hand, and customers located in North America should migrate toward 50/50. In 2002, our revenues from customers located in Europe or Asia amounted to $1.0 million, or 61% of total revenue, while revenues from customers located in North America totaled $0.7 million, or 39% of total revenue.

PATENTS, TRADEMARKS AND LICENSES

         We currently do not hold any issued patents. However, we are pursuing patents on key enabling architectures, algorithms and processes that encompass fundamental technologies associated with the compression, storage and transcoding of digital data formats. We regard our technology as proprietary and will attempt to protect our technology through patents, copyrights, trade secret laws, restrictions on disclosure and other methods.

         Although we intend to continue to apply for patents, there can be no assurance that such patents will be issued or that, when issued, they will cover all aspects of the product or system to which they relate or that they will not be infringed upon by third parties. Our management believes that our success depends more on our ability to maintain state-of-the-art technology and to market our products on a price-competitive and value-added basis than on any legal protection that patents may provide.

         We rely on trade secrets, know-how and other unpatented proprietary information in our business. Certain of our key employees are required to enter into confidentiality and non-competition agreements. However, there is no assurance that these agreements would be enforceable if they are breached or, if enforced, that they would adequately protect us or provide an adequate remedy for the damages that may be caused by such a breach.

COMPETITION

         The markets for our products and services are becoming increasingly competitive. We believe our ability to compete depends on a number of factors, both within and outside of our control. These factors include, among others, the functionality, price and performance of our products and services relative to our competitors' offerings, customer satisfaction and customer support capabilities, the breadth of product lines and support services, the strength of our sales force and channel partnership relationships and general economic and business conditions. We expect additional companies to begin offering products and services similar to those offered by us. Many of these companies have significantly greater financial resources than us.

         We expect our competitors to continue to improve the design and performance of our products. Competitors may develop future generations of competitive products that will offer superior price or performance features or technologies that may render our products or services less competitive or obsolete. Increased competitive pressures could also lead to lower prices for our products or services, thereby adversely affecting our business and results of operations.

         We believe the primary competitors for our DIVArchive software products and services include Avalon, a division of EMC Corporation and Software Generation Limited, a privately-held company based in Southampton, England, Masstech Group, a privately-held corporation headquartered in Toronto, Canada.

         We believe the primary competitors for our transcoding product line include Telestream Inc., a privately-held corporation located in Nevada City, California, and Anystream Inc., a privately-held corporation located in Sterling, Virginia.

EMPLOYEES

         As of June 15, 2004, we employed 28 persons on a full-time basis, of which four were executive management, four were in finance and administration, seven were in sales and marketing, eight were in research and development and five were in engineering and delivery.

         None of our employees is subject to a collective bargaining agreement and we are not aware of any efforts to unionize any employees. We believe our labor relations are good.

PROPERTIES

         Our executive offices are located in Mount Laurel, New Jersey where we lease approximately 4,000 square feet of office space through September 2006. The New Jersey site is our primary operating facility in the United States and houses all of our research and software development resources, our development/testing/staging laboratory facilities, and certain information management systems and administrative functions. We also lease shared office space in Boulder, Colorado under a month-to-month lease arrangement with Equity Pier, LLC, which is a significant shareholder of ours. Our executive management and certain administrative functions are located in Boulder, Colorado. We also utilize an outsourced financial support and accounting systems operations.
Our international operations
are located in 160 square meters of office and production space in Toulouse, France under a lease that expires in May 2009.

         At December 31, 2003, aggregate lease payments under the Mount Laurel, New Jersey and Toulouse, France leases through the end of the lease terms were $130,000 and $169,000, respectively.

         We believe our current facilities are adequate for our existing operations and that all of our properties are adequately covered by insurance. We anticipate having to increase the size of our facilities in 2004 if the growth we experienced in fiscal 2003 continues or accelerates in 2004.

DEVELOPMENT OF BUSINESS

         We were incorporated in the State of Nevada on April 27, 1995 under the name "Landmark Leasing, Corp." During the period from our formation to May 2, 2000, we generated no significant revenues, and accumulated no significant assets, as we attempted to develop various business opportunities. On May 2, 2000, we acquired 100% of the outstanding equity securities of Front Porch Digital Inc., a Delaware corporation formed in February 2000 ("Front Porch"). This transaction is commonly referred to as a "reverse acquisition" in which all of the capital stock of Front Porch was effectively exchanged for a controlling interest in us, a publicly-held "shell" corporation. In connection with that transaction, we changed our name to Front Porch Digital Inc.

         In October 2000, we acquired the media services group of StorageTek. In connection with this acquisition, we acquired intellectual property, fixed assets and the majority of the personnel of such group, which enabled us to commence the operations of our former Media Services Division. In December 2003, we disposed of this business unit to Data Strategies International, Inc., a company owned and controlled by a former employee of ours.

         In August 2002, we acquired from ManagedStorage International Inc. ("MSI") the DIVArchive operations of MSI located in Toulouse, France. In connection with this acquisition, we acquired intellectual property, fixed assets and substantially all of the personnel of this business. See further discussion in Note 3 to Notes to Consolidated Financial Statements.

         In April 2003, we sold to Eastman Kodak Company ("Kodak") our intellectual property rights relating to the DIVArchive product applications for the medical imaging and information management market. In connection with such sale, Kodak offered employment to substantially all of our personnel associated with the transferred assets and assumed certain software support obligations to our existing DIVArchive customers in the medical industry. See further discussion in Note 4 to Notes to Consolidated Financial Statements.

                                   MANAGEMENT

MANAGEMENT AND BOARD OF DIRECTORS

         The following sets forth the name, age and position of each of our directors and executive officers as of June 1, 2004:

  NAME                        AGE           POSITION(S)
  ----                        ---          -----------
  Thomas P. Sweeney III        43        Chairman of Board
  Michael Knaisch              47        Chief Executive Officer
  Matthew Richman              33        Chief Financial Officer,
                                           Chief Operating Officer and Treasurer
  Dr. Jay Yogeshwar            41        Director
  Paul McKnight                47        Director
  Patrick Whittingham          56        Director
  James Wolfinger              48        Director

         All directors serve for one year and until their successors are elected and qualified. All officers serve at the pleasure of the Board of Directors. There are no family relationships among any of the officers and directors.

         Information concerning our executive officers and directors is set forth below.

         THOMAS P. SWEENEY III. Mr. Sweeney has been Chairman of our Board of Directors since August 2002. Mr. Sweeney also previously served on our Board of Directors for the period November 30, 2000 through February 12, 2002. Since February 2001, Mr. Sweeney has been President and Chief Executive Officer, and since February 2003, Mr. Sweeney has been Chairman of the Board, of ManagedStorage International, Inc. ("MSI"), a privately-held storage service provider. Mr. Sweeney is the founder of Equity Pier LLC, a business advisory and venture capital firm, and has served as its Managing Partner since May 2000. From August 1997 through February 2000, Mr. Sweeney was Senior Vice President of Marketing at Level 3 Communications, Inc., where he was responsible for the development of all global products and services.

         MICHAEL KNAISCH. Mr. Knaisch has been our Chief Executive Officer since June 2003. From January 2003 to June 2003, Mr. Knaisch was our Chief Operating Officer. From October 2002 to January 2003, Mr. Knaisch provided consulting services to us. From August 1998 through September 2002, Mr. Knaisch was
Senior Vice President of Global Strategic Alliances at Level 3 Communications, Inc.

         MATTHEW RICHMAN. Mr. Richman has been our Chief Financial Officer since January 2003 and our Chief Operating Officer since June 2003. From October 2002 to January 2003, Mr. Richman provided consulting services to us. From February 2001 to September 2002, Mr. Richman served as Chief Financial Officer of Advanced Data Center, Inc., a datacenter and managed technology services provider. From October 2000 through January 2001, Mr. Richman was Vice President of Finance for TelePlace, Inc., a datacenter/co-location company. From September 1994 through September 2000, Mr.Richman was employed by Deloitte & Touche LLP, where he served in various auditing and consulting roles, most recently as a Manager.

         DR. JAY YOGESHWAR. Dr. Yogeshwar has served on our Board of Directors since March 2004. Since January 2004, Dr. Yogeshwar has been a consultant for Hitachi Data Systems Corporation. From October 2001 to January 2004, Dr. Yogeshwar was our President and from October 2000 to January 2004, Dr. Yogeshwar was our Chief Technology Officer. Dr. Yogeshwar was a founder and the

Chairman of the Board and Chief Executive Officer of Front Porch (our predecessor), and became our Chairman and Chief Executive Officer in May 2000 in connection with our acquisition of Front Porch. From 1996 to February 2000, Dr. Yogeshwar was Chief Executive Officer and principal shareholder of Front Porch Video, Inc., a provider of system design services to the digital media marketplace.

         PAUL MCKNIGHT. Mr. McKnight has served on our Board of Directors since August 2002. From August 2002 to January 2003, Mr. McKnight also served as our interim Chief Financial Officer. Since August 2001, Mr. McKnight has been the Chief Financial Officer of MSI. From May 2000 to August 2001, Mr. McKnight served as Chief Financial Officer of Equity Pier LLC, a business advisory and venture capital firm. From January 1997 through May 2000, Mr. McKnight was the Chief Operating Officer and Chief Financial Officer of MCI WorldCom Wireless.

         PATRICK WHITTINGHAM. Mr. Whittingham has served on the Board of Directors since April 2004. Since April 2004, Mr. Whittingham has been a consultant in the area of broadcast and production technology, systems integration and digital cinema. Prior to February 2004, Mr. Whittingham had been for more than 28 years an employee of various affiliates of Sony Corporation, including President of the Sony Broadcast and Production Systems Division of Sony Electronics (USA), Inc. from June 2003 to January 2004; President of Sony Business Solution and System Company (USA) from June 2002 to June 2003; Senior Vice President of System Solutions Division (USA) from February 2001 to June 2002; and Executive Vice President of Sony of Canada Ltd. from May 1997 to February 2001.

         JAMES WOLFINGER. Mr. Wolfinger has served on our Board of Directors since May 2004. Mr. Wolfinger is the founder of Outdoor Site Group, a wireless site location company, and has served as its Managing Partner since February 2003. From October 2002 to September 2003, Mr. Wolfinger served as a business and operational consultant for ManagedStorage International, Inc. From 1996 through September 2002, Mr. Wolfinger was the President of MCI WorldCom Wireless.


EXECUTIVE COMPENSATION

         The following table sets forth compensation for services rendered to us earned by each person who served as our Chief Executive Officer during the years ended December 31, 2003 and 2002, and to our most highly compensated executive officers at December 31, 2003, other than our Chief Executive Officer (collectively, the "Named Executed Officers").

                                                                                    Long Term
                                                                                   Compensation
                                                                                      Awards
                                                                        -----------------------------------
                                           Annual Compensation                  Awards            Payouts
                                   ------------------------------------------------------------------------
                                                             Other      Restricted  Securities
                                                            Annual        Stock     Underlying     LTIP       All Other
                           Fiscal    Salary     Bonus    Compensation    Award(s)     Options/   Payouts    Compensation
                            Year      ($)        ($)          ($)          ($)        SARs (#)     ($)          ($)
                           -----      ----     -------     -------    ------------    -------     ------       -----

Michael Knaisch(1)          2003    $217,000   $129,000      $-0-          $-0-      750,000       $-0-         $-0-
Chief Executive Officer     2002     $50,000       $-0-      $-0-          $-0-          $-0-      $-0-         $-0-
                            2001        $-0-       $-0-      $-0-          $-0-           -0-      $-0-         $-0-

Matthew Richman(2)          2003    $168,000   $105,000      $-0-          $-0-      500,000       $-0-         $-0-
Chief Financial Officer &   2002     $30,500       $-0-      $-0-          $-0-          $-0-      $-0-         $-0-
  Chief Operating Officer   2001        $-0-       $-0-      $-0-          $-0-          $-0-      $-0-         $-0-

Donald Maggi(3)             2003    $207,500       $-0-      $-0-          $-0-      840,000       $-0-         $-0-
Chief Executive Officer     2002    $180,000       $-0-      $-0-          $-0-           -0-      $-0-         $-0-
   Until June 1, 2003       2001     $10,000       $-0-      $-0-          $-0-      160,000       $-0-         $-0-



                                                                                    Long Term
                                                                                   Compensation
                                                                                      Awards
                                                                        -----------------------------------
                                           Annual Compensation                  Awards            Payouts
                                   ------------------------------------------------------------------------
                                                             Other      Restricted  Securities
                                                            Annual        Stock     Underlying   LTIP        All Other
                           Fiscal    Salary     Bonus    Compensation   Award(s)     Options/   Payouts    Compensation
                            Year      ($)        ($)          ($)          ($)       SARs (#)     ($)           ($)
                           -----      ----     -------     -------    ------------   --------    ------        -----
Jay Yogeshwar(4)            2003    $129,000    $10,500      $-0-          $-0-           -0-      $-0-         $-0-
President and Chief         2002    $150,000       $-0-      $-0-          $-0-           -0-      $-0-         $-0-
   Technology Officer       2001    $150,000       $-0-      $-0-          $-0-       15,950       $-0-         $-0-
-----------------


(1) Mr. Knaisch has served as our Chief Executive Officer since June 2, 2003. From January 1, 2003 to June 2, 2003, Mr. Knaisch served as our Chief Operating Officer. For the period from January 1, 2003 to May 31, 2003, Mr. Knaisch provided consulting services to us and received $100,000 in consulting fees and $12,000 in bonus as compensation for services provided as our Chief Operating Officer. From the period June 1, 2003 to December 31, 2003, Mr. Knaisch was an employee of ours and received $117,000 in salary for serving as our Chief Executive Officer. Included in the $129,000 bonus earned by Mr. Knaisch in 2003 was $107,000 of accrued but unpaid compensation. From October to December 2002, Mr. Knaisch provided consulting services to us and was paid $50,000 in consulting fees and reimbursed $6,700 in business expenses.

(2) Mr. Richman has served as our Chief Financial Officer and Treasurer since January 2003 and also our Chief Operating Officer since June 2, 2003. For the period from January 1, 2003 to May 31, 2003, Mr. Richman provided consulting services to us and received $75,000 in consulting fees and $12,000 in bonus as compensation for services provided as our Chief Financial Officer. From the period June 1, 2003 to December 31, 2003, Mr. Richman was an employee of ours and received $93,000 in salary for serving in the capacities described above. Included in the $105,000 bonus earned by Mr. Richman in 2003 was $85,000 of accrued but unpaid compensation. From October to December 2002, Mr. Richman provided consulting services to us and was paid $30,500 in consulting fees and reimbursed $10,300 in business expenses.

(3) Mr. Maggi was appointed our acting Chief Executive Officer effective December 1, 2001, in which capacity he served until June 1, 2003, at which time he resigned from that office and took the position of Senior Vice President of Business Development. Mr. Maggi resigned as an officer and director of our company in January 2004. Mr. Maggi served as an officer of our company in his capacity as controlling shareholder of Intertainment, Inc., a consulting company that provided consulting services to our company. Mr. Maggi was not compensated directly by us. For the year ended December 31, 2003, we paid Intertainment, Inc. $358,647 for Mr. Maggi's services as acting Chief Executive Officer and other capacities. Included in such payment was $207,500 in consulting fees, $119,647 in business expense reimbursements, and $31,500 as reimbursement for a portion of the rent on a New York office he occupied. For the year ended December 31, 2002, we paid Intertainment, Inc. $314,830 for Mr. Maggi's services as acting Chief Executive Officer. Included in such payment was $180,000 in consulting fees, $100,483 in expense reimbursements, and $34,347 as reimbursement for a portion of the rent on a New York office he occupied. For the year ended December 31, 2001, total consulting fees paid to Intertainment, Inc. was $10,000.

(4) Dr. Yogeshwar resigned as an officer and employee of our company in January 2004. Dr. Yogeshwar was appointed to our Board of Directors in March 2004.

EMPLOYEE BONUS PLAN

         In March 2001, our board of directors adopted the Front Porch Digital Inc. Employee Bonus Plan (the "Bonus Plan") to promote the interests of our company and our shareholders by permitting us to award bonuses in cash or in shares of our common stock to key employees in order to reward such employees for their successful efforts in attaining objectives beneficial to our growth and profitability and to retain their services. We have reserved 2,000,000 shares, subject to adjustment, of common stock for issuance under the Bonus Plan. The Bonus Plan will terminate on March 31, 2006, except that our board of directors may terminate the Bonus Plan (except with respect to any outstanding bonus awards) at an earlier date.

         The Bonus Plan will be administered by either our board of directors or the compensation committee of our board. Members of the compensation committee will be eligible to receive bonuses only if such bonuses are granted by our board of directors.

         The board of directors or the compensation committee will have the authority to determine which key employees shall be awarded bonuses; the amounts of bonuses and the number of shares of common stock, if any, to be awarded; and all other terms and combinations of performance measurement criteria, which may differ as to various key employees or attainment of certain performance levels. The board of directors or the compensation committee will decide whether performance criteria have been met, whether and when to award bonuses, time payment of bonuses, and whether to pay bonuses in cash or in common stock or any combination thereof. The determinations of the board of directors or the compensation committee, as the case may be, on these matters shall be conclusive. The number of shares of common stock to be awarded as a bonus will be equal in value to a fixed cash amount, with the value of such common stock computed at the higher of (a) the fair market value of the common stock to be awarded on date of award, or (b) the par value of the common stock to be awarded.

         Any eligible employee whose employment has terminated for any reason other than death prior to the end of the bonus measurement period may remain eligible for a full or prorated bonus, or may forfeit his bonus in its entirety, in accordance with such terms as may be set for such bonus from time to time by the board of directors or the compensation committee. Bonuses payable will be paid to the estate of designee of any eligible employee who has died after termination of employment but before payment of the bonus award. In the event that any eligible employee's employment is terminated either (i) for cause, or
(ii) without our consent, his eligibility for a bonus under the Bonus Plan shall terminate in whole immediately upon termination of employment. If an eligible employee dies while he is employed by us or any of our subsidiaries, his estate or designee shall be eligible to receive a prorated bonus. Bonus rights are not transferable otherwise than by will or the laws of descent and distribution.

         No bonus award of common stock may be made under the Plan unless and until the shares subject to such award have been listed, registered and qualified upon any applicable securities exchange or under any applicable state or federal law, including without limitation, the Securities Act, and the consent or approval of any governmental regulatory body, necessary or desirable as a condition of, or in connection with, the award or issuance of shares hereunder has been obtained.

EQUITY INCENTIVE PLAN

         In May 2000, we adopted the Front Porch Digital Inc. 2000 Equity Incentive Plan (the "Option Plan") for the purpose of attracting, retaining and maximizing the performance of executive officers and key employees and consultants. We have reserved 6,000,000 shares of common stock for issuance under the Option Plan. The Option Plan has a term of ten years. The Option Plan provides for the grant of "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended, non-statutory stock options, stock appreciation rights and restricted stock awards. The Option Plan is administered by the compensation committee of our board of directors. The exercise price for non-statutory stock options may be equal to or more or less than 100 percent of the fair market value of shares of common stock on the date of grant. The exercise price for incentive stock options may not be less than 100 percent (100%) of the fair market value of shares of common stock on the date of grant (110 percent (110%) of fair market value in the case of incentive stock options granted to employees who hold more than ten percent (10%) of the voting power of our issued and outstanding shares of common stock).

         Options granted under the Option Plan may not have a term of more than a ten-year period (five years in the case of incentive stock options granted to employees who hold more than ten percent (10%) of the voting power of our common stock) and generally vest over a three-year period. Options generally terminate three months after our termination of the optionee's employment for any reason other than death, disability or retirement, and are not transferable by the optionee other than by will or the laws of descent and distribution.

         The Option Plan also provides for grants of stock appreciation rights ("SARs"), which entitle a participant to receive a cash payment, equal to the difference between the fair market value of a share of common stock on the exercise date and the exercise price of SAR. The exercise price of any SAR granted under the Option Plan will be determined by the board of directors in its discretion at the time of the grant. SARs granted under the Option Plan may not be exercisable for more than a ten-year period. SARs generally terminate one month after our termination of the grantee's employment for any reason other than death, disability or retirement. Although our board of directors has the authority to grant SARs, it does not have any present plans to do so.

         Restricted stock awards, which are grants of shares of common stock that are subject to a restricted period during which such shares may not be sold, assigned, transferred, made subject to a gift, or otherwise disposed of, or mortgaged, pledged or otherwise encumbered, may also be made under the Option Plan. At this time, our board of directors has not granted, and does not have any plans to grant, restricted shares of common stock.

         During the year ended December 31, 2002, no options were granted to any of our officers as compensation for services rendered.

         The following table sets forth information with respect to the stock options granted to the Named Executive Officers during the year ended December 31, 2003.

                                         OPTION/SAR GRANTS IN LAST FISCAL YEAR

                    Number of Securities
                         Underlying         % of Total Options/SARs
                        Options/SARs         Granted to Employees in    Exercise or Base
Name                     Granted (#)               Fiscal Year             Price ($/Sh)     Expiration Date
----                --------------------    ------------------------    -----------------   ---------------
Michael Knaisch          750,000(1)                   19.6%                   $0.28         January 8, 2013
Matthew Richman          500,000(1)                   13.1%                   $0.28         January 8, 2013
Donald Maggi             840,000(1)                   22.0%                   $0.28         January 8, 2013
Jay Yogeshwar                -0-                       0%                      N/A                 N/A

--------------
(1) Stock option grants contain a one-year vesting acceleration upon the grant of the option.

         The following table sets forth information with respect to each exercise of stock options during the year ended December 31, 2003 by each of the Named Executive Officers and the value at December 31, 2003 of all unexercised stock options held by such persons.

         AGGREGATED OPTION EXERCISES IN THE YEAR ENDED DECEMBER 31, 2003
                       AND DECEMBER 31, 2003 OPTION VALUES

                                                          Number of Securities Underlying      Value of Unexercised
                               Shares                          Unexercised Options at         In-the-money options at
                             Acquired on     Value               December 31, 2003              December 31, 2003
Name                        Exercise (#)    Realized ($)     Exercisable/ Unexercisable     Exercisable/Unexercisable(1)
----                       -------------   -------------     --------------------------     ----------------------------
Michael Knaisch                  -0-            $-0-              500,000/250,000                    $-0-/$-0-
Matthew Richman                  -0-            $-0-              333,333/166,667                    $-0-/$-0-
Jay Yogeshwar                    -0-            $-0-                 15,950/0                        $-0-/$-0-
Donald Maggi                     -0-            $-0-                560,000/-0-                      $-0-/$-0-

---------------
(1) Potential unrealized value is calculated as the fair market value at December 31, 2003 ($.12 per share on the OTC Bulletin Board), less the option exercise price, times the number of shares.

COMPENSATION OF DIRECTORS

         Non-employee directors currently receive no annual fees for their services, but will be reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of our board of directors.

EMPLOYMENT CONTRACTS

         On June 1, 2003, we entered into one-year employment agreements with Michael Knaisch, our Chief Executive Officer, and with Matthew Richman, our Chief Financial Officer and Chief Operating Officer.

         The employment agreement with Mr. Knaisch contains the following provisions: annual base salary of $200,000; annual bonus of up to fifty percent (50%) of the base salary, subject to increase at the discretion of our board of directors; a term of one year with automatic renewal; additional life insurance for Mr. Knaisch paid by us with a benefit equal to three times the annual base salary; and severance provisions for the payment of one-year of annual salary and benefits in the event of a change in control or the termination of the employee's employment for any reason other than for cause.

         The employment agreement with Mr. Richman contains the following provisions: annual base salary of $160,000; annual bonus of up to 50% of the base salary, subject to increase at the discretion of our board of directors; a term of one year with automatic renewal; additional life insurance for Mr. Richman paid by us with a benefit equal to three times the annual base salary; and severance provisions for the payment of one-year of annual salary and benefits in the event of a change in control or the termination of the employee's employment for any reason other than for cause.

                             PRINCIPAL STOCKHOLDERS


         The following table sets forth information as of June 15, 2004 regarding beneficial stock ownership of (i) all persons known to us to be beneficial owners of more than five percent (5%) of our outstanding common stock; (ii) each of our directors and executive officers whose compensation is required to be reported in Item 10 of this Report, and (iii) all of our officers and directors as a group. Each of the persons in the table below has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them, except as otherwise indicated.

                                                                            Number of Shares         Percent of
                                                                              Beneficially          Outstanding
          Name                                Address                          Owned(1)              Shares(2)
     ---------------                ---------------------------              -------------         -----------
Thomas P. Sweeney III       1140 Pearl Street                                   5,144,354(3)              9.0%
                            Boulder, CO  80302

ManagedStorage              12303 Airport Way, Suite 250                       16,952,381(4)             27.8%
  International, Inc.       Broomfield, CO 80021

Rice Opportunity Fund LLC   666 Dundee Rd. Suite 1901                           4,385,946(5)              7.4%
                            Northbrook, IL 60062

Equity Pier LLC             1140 Pearl Street                                   4,549,116(6)              7.5%
                            Boulder, CO  80301

Storage Technology          One StorageTek Drive                                5,622,888                 9.8%
  Corporation               Louisville, CO  80028

Irl Nathan                  8235 Douglas Ave. Suite 1100                        2,686,987(7)              4.6%
                            Dallas, TX 75225

Jay Yogeshwar               [Front Porch Digital Inc.                           2,287,045(8)              4.0%
                            20000 Horizon Way, Suite 120
                            Mount Laurel, NJ  08054]

Christopher Brown           16902 Harbor Master Cove                            3,838,029(9)              6.3%
                            Cornelius, NC 28031

Brown Door, Inc.            P.O. 1099                                           3,416,866(10)             5.7%
                            Farmingdale, NJ 07727

Paul McKnight               1140 Pearl Street                                     200,000(11)             *
                            Boulder, CO  80302

Donald Maggi                10 Verrazano Drive                                    848,095(12)             1.5%
                            Middletown, NJ  07748

Michael Knaisch             1140 Pearl Street                                   1,148,143(13)             2.0%
                            Boulder, CO 80302

Matthew Richman             1140 Pearl Street                                     933,476(14)             1.6%
                            Boulder, CO 80302


                                                                            Number of Shares         Percent of
                                                                              Beneficially          Outstanding
          Name                                Address                          Owned(1)              Shares(2)
     ---------------                ---------------------------              -------------          -----------
Patrick Whittingham         12 Heron Drive                                      -                         -
                            Old Tappan, NJ  07675

James Wolfinger             7118 E. Foothills Drive                               595,283                 1.1%
                            Paradise Valley, AZ 85253

Laurus Master Fund          825 Third Avenue                                    3,017,937(15)            4.99%
                            New York, NY  10022

All directors and executive officers as a group (7 persons)                    10,308,257                17.9%

-------------------

* Constitutes less than 1%

(1) Includes any options or warrants to purchase shares that are presently exercisable or exercisable within 60 days.

(2) All percentages are calculated based upon a total of 57,461,763 shares outstanding as of June 15, 2004, plus, in the case of the individual or entity for which the calculation is made, that number of options or warrants owned by such individual or entity that are presently exercisable or exercisable within 60 days.

(3) Represents shares and presently exercisable warrants beneficially owned by Equity Pier LLC, of which Mr. Sweeney is the founder and managing member, and shares beneficially owned directly by Mr. Sweeney of 595,238. Mr. Sweeney is also the Chairman of the Board and Chief Executive Officer of ManagedStorage International, Inc. Mr. Sweeney disclaims beneficial ownership of the shares of common stock beneficially owned by ManagedStorage International, Inc.

(4) Represents 13,452,381 shares owned of record, presently exercisable warrants to purchase 1,750,000 shares at $2.00 per share and presently exercisable warrants to purchase 1,750,000 shares at $4.00 per share.

(5) Represents 2,385,946 shares owned of record by Rice Opportunity Fund LLC and 2,000,000 shares of common stock issuable upon conversion of a convertible note.

(6) Represents 1,224,420 shares owned of record by Equity Pier LLC and presently exercisable warrants to purchase 3,324,696 shares at $2.00 per share.

(7) Represents 2,091,749 shares owned of record by Mr. Nathan and 595,238 shares of common stock issuable upon conversion of a convertible note.

(8) Represents 2,033,000 shares owned of record by Dr. Yogeshwar, 238,095 shares of common stock issuable upon conversion of a convertible note and presently exercisable options to purchase 15,950 shares at $.64 per share.

(9) Represents 266,600 shares owned of record by Dr. Brown and 3,571,429 shares of common stock issuable upon conversion of a convertible note

(10) Represents 418,056 shares owned of record by Brown Door, Inc., 2,023,810 shares of common stock issuable upon conversion of a convertible note, and presently exercisable warrants to purchase 975,000 shares at $0.50 per share.

(11) Represents presently exercisable options to purchase 200,000 shares at $0.28 per share. Mr. McKnight is a member of Equity Pier LLC and the Chief Financial Officer of ManagedStorage International Inc. Mr. McKnight disclaims beneficial ownership of the shares of common stock beneficially owned by those entities.

(12) Represents 238,095 shares of common stock issuable upon conversion of a convertible note owned by Mr. Maggi, presently exercisable options to purchase 360,000 shares at $0.28 per share and presently exercisable warrants to purchase 150,000 shares at $0.50 per share.

(13) Represents 648,143 shares owned of record by Mr. Knaisch and presently exercisable options to purchase 500,000 shares at $0.28 per share.

(14) Represents 600,143 shares owned of record by Mr. Richman presently exercisable options to purchase 333,333 shares at $0.28 per share.

(15) Represents shares of common stock issuable upon conversion of a senior secured convertible note and presently exercisable warrants, subject to a maximum aggregate ownership percentage of 4.99%.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We regularly transact business with Storage Technology Corporation ("StorageTek"), a significant shareholder of ours. During 2003, we purchased $62,000 in hardware and related services and generated $556,000 of revenue through our relationship with StorageTek (revenue from an end-user customer that is not StorageTek). At December 31, 2003, we had receivables from StorageTek of $321,000 and had a current liability of $9,600.

         During 2002, we received a loan in the amount of $100,000 from ManagedStorage International, Inc. ("MSI"), a significant shareholder of ours, for short-term working capital in connection with our acquisition from MSI of the DIVArchive product line. The note was payable on demand and carried an annual interest rate of 7% per annum. This note and all accrued interest was repaid on December 9, 2002. Thomas P. Sweeney III, our Chairman of the Board, is the Chairman of the Board and Chief Executive Officer of MSI.

         During 2002, MSI provided services to us in human resources and technology support. We were not charged for these services in 2002. At December 31, 2002, we had no liability to MSI. In 2003, we incurred $41,000 in such costs to MSI. At December 31, 2003, we had a liability to MSI in the amount of $15,000.

         Thomas P. Sweeney III, our Chairman of the Board, is the founder and Managing Partner of Equity Pier LLC ("Equity Pier"). During 2003, we incurred liabilities to Equity Pier totaling $16,000, primarily related to the reimbursement of travel and business expenses incurred by Mr. Sweeney and those incurred on behalf of our executives. Also during 2003, we leased office space from Equity Pier at a rate of $1,500 per month. Total costs incurred under this arrangement amounted to $18,000. At December 31, 2003, we owed Equity Pier $15,614. During 2002, we incurred a liability of $10,695 to Equity Pier primarily related to the reimbursement of travel and business expenses incurred by Mr. Sweeney, which liability was unpaid at December 31, 2002. At December 31, 2002, we owed Equity Pier $40,605.

         During 2002, Paul McKnight, the Chief Financial Officer of MSI and a member of Equity Pier, served as our interim Chief Financial Officer. For that service, we paid Mr. McKnight $12,500.

         During 2002, we received two loans from a member of the law firm that serves as our primary legal counsel in order to satisfy short-term working capital needs. The lender personally loaned us $55,000 on October 11, 2002, which was repaid with accrued interest on October 24, 2002, and $100,000 on November 27, 2002, which was repaid with accrued interest on January 6, 2003. Both notes were payable on demand and carried an annual interest rate of eight percent (8%). As additional compensation for providing these loans, we issued the lender warrants to purchase an aggregate of 225,000 shares of our common stock at a price of $0.10 per share. These warrants were immediately vested and have a five-year term.

                            DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 150,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share. As of June 15, 2004, 57,461,763 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding. In addition, at such date, 22,131,508 shares of common stock were reserved for issuance upon the exercise of outstanding options and warrants and 23,738,095 shares were reserved for issuance upon the conversion of outstanding convertible debt securities.

COMMON STOCK

         VOTING, DIVIDEND AND OTHER RIGHTS. Each outstanding share of common stock will entitle the holder to one vote on all matters presented to the shareholders for a vote. Holders of shares of common stock have no preemptive, subscription or conversion rights. All shares of common stock to be outstanding following this offering will be duly authorized, fully paid and non-assessable. Our board of directors will determine if and when distributions may be paid out of legally available funds to the holders. We have not declared any cash dividends during the past fiscal year with respect to the common stock. Our declaration of any cash dividends in the future will depend on our board of directors' determination as to whether, in light of our earnings, financial position, cash requirements and other relevant factors existing at the time, it appears advisable to do so. In addition, we are a party to a credit facility that prohibits the payment of dividends without the lender's prior consent.

         RIGHTS UPON LIQUIDATION. Upon liquidation, subject to the right of any holders of the preferred stock to receive preferential distributions, each outstanding share of common stock may participate pro rata in the assets remaining after payment of, or adequate provision for, all our known debts and liabilities.

         MAJORITY VOTING. The holders of a majority of our outstanding shares of common stock constitute a quorum at any meeting of the stockholders. A plurality of the votes cast at a meeting of stockholders elects our directors. The common stock does not have cumulative voting rights. Therefore, the holders of a majority of the outstanding shares of common stock can elect all of our directors. In general, a majority of the votes cast at a meeting of stockholders must authorize stockholders action other than the election of directors. Most amendments to our certificate of incorporation require the vote of the holders of a majority of all outstanding voting shares.

PREFERRED STOCK

         Our board of directors has the authority to divide the authorized preferred stock into series, the shares of each series to have such relative rights and preferences as shall be fixed and determined by our board of directors. The provisions of a particular series of authorized preferred stock, as designated by the board of directors, may include restrictions on the payment of dividends on common stock. Such provisions may also include restrictions on our ability to purchase shares of common stock or to purchase or redeem shares of a particular series of authorized preferred stock. Depending upon the voting rights granted to any series of authorized preferred stock, issuance of such shares could result in a reduction in the voting power of the holders of common stock. In the event of any dissolution, liquidation or winding up of our company, whether voluntary or involuntary, the holders of the preferred stock may receive, in priority over the holders of common stock, a liquidation preference established by our board of directors, together with accumulated and unpaid dividends. Depending upon the consideration paid for authorized preferred stock, the liquidation preference of authorized preferred stock and other matters, the issuance of authorized preferred stock could result in a reduction in the assets available for distribution to the holders of common stock in the event of the liquidation of our company.

         There are no shares of preferred stock designated or issued as of the date hereof.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for our common stock is Interwest Transfer Company Inc., 1981 Murray Holladay Road, Salt Lake City, Utah 84117.

                              SELLING STOCKHOLDERS

         The following table sets forth information with respect to the maximum number of shares of common stock beneficially owned by the selling stockholders named below and as adjusted to give effect to the sale of the shares offered hereby. The shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The calculation of the shares beneficially owned does not take into account the limitation on more than 4.99% beneficial ownership contained in the terms of the warrants issued to Laurus (as discussed below in note 1). The information in the table below is current as of June 15, 2004. All information contained in the table below is based upon information provided to us by the selling stockholders and we have not independently verified this information. The selling stockholders are not making any representation that any shares covered by the prospectus will be offered for sale. The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered.

         For purposes of this table, beneficial ownership is determined in accordance with SEC rules, and includes voting power and investment power with respect to shares and shares owned pursuant to warrants exercisable within 60 days. The "Number of Shares Beneficially Owned After Offering" column assumes the sale of all shares offered.

         As explained below under "Plan of Distribution," we have agreed with the selling stockholders to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement, which includes this prospectus.

                                          NUMBER OF SHARES                                NUMBER OF SHARES
                                         BENEFICIALLY OWNED        NUMBER OF SHARES      BENEFICIALLY OWNED
          SELLING STOCKHOLDER           PRIOR TO OFFERING(1)          OFFERED(2)          AFTER OFFERING(3)
          -------------------           --------------------     ------------------------------------------
    Laurus Master Fund, Ltd.                3,584,810 (4)             15,935,500 (4)             -0-
    Rice Opportunity Fund, LLC              4,385,946 (5)              3,571,429 (5)           814,517
    Irl Nathan                              2,686,987 (6)              2,380,952 (6)           306,035
    Biscayne Capital Markets, Inc.            933,550 (7)                933,550 (7)             -0-
    Wally Giakis                            3,416,866 (8)                975,000 (8)         2,441,866
    Donald Maggi                              848,095 (8)                150,000 (8)           698,095
    Robert C. Weeks                           999,000 (8)                725,000 (8)           274,000
    Arnone Family Partnership LP              475,000 (8)                475,000 (8)             -0-
    John S. Arnone                            850,000 (8)                500,000 (8)           350,000
    Jennifer K. Bolton                        112,500 (8)                112,500 (8)             -0-
    James R. Bolton                           112,500 (8)                112,500 (8)             -0-
    LGH Capital Group                         300,000 (9)                300,000 (9)             -0-



    (1) Unless otherwise indicated, the selling stockholders have sole voting and investment power with respect to its shares of common stock. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling stockholders.

    (2) The actual number of shares of our common stock offered hereby, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon exercise of any warrant or conversion of any note by reason of adjustment mechanisms described therein, by reason of penalty provisions described therein, or by reason of any future stock splits, stock dividends or similar transactions involving our common stock, in order to prevent dilution, in accordance with Rule 416 under the Securities Act of 1933.

    (3) Assumes the sale of all shares of common stock offered hereby and no other transactions in the common stock by the selling stockholder or its affiliates.

    (4) On May 13, 2004, we completed a private placement to Laurus Master Fund, Ltd. ("Laurus") of a convertible term note in the principal amount of $5,000,000, and a warrant to purchase up to 4,435,500 shares of our common stock.

        The principal and unpaid interest on the note are convertible into shares of our common stock at a price of $0.50 per share (the "Fixed Conversion Price"),which conversion price is subject to antidilution adjustments. The Note provides for monthly payments of interest at the prime rate (as published in The Wall Street Journal), plus 1%, which is subject to reduction if the market price of our common stock exceeds certain designated thresholds. The note also provides for monthly amortization, commencing on September 1, 2004, of $45,454.54 per month, with the balance payable on the maturity date. Laurus has the option to receive shares of our common stock in lieu of debt service payments at the then Fixed Conversion Price. If the market price of our common stock is in excess of $0.55 per share, we may elect to pay the accrued interest and any principal due on the note using shares of our common stock valued for such purpose at the Fixed conversion Price. If the market price of our common stock is in excess of $0.60 per share, we may also require Laurus to convert certain outstanding principal amounts of the Note into shares of our common stock at the Fixed Conversion Price.

        The warrant entitles the holder thereof to purchase, at any time through May 13, 2011, up to 4,435,000 shares of our common stock at a price of $0.48 per share, subject to antidilution adjustments. The terms of the warrant provide that Laurus may not exercise the warrant or convert the note if such exercise or conversion would result in Laurus beneficially owning more than 4.99% of our outstanding common stock, without first providing us notice at least 75 days prior to such exercise. Accordingly, while all shares that are issuable to Laurus as payment of principal and interest or upon exercise of the warrant or conversion of the note are included in the number of shares of common stock being offered in the table, shares which Laurus is prevented from acquiring as a result of these provisions are not shown as beneficially owned.

    (5) Represents 2,385,946 outstanding shares and 2,000,000 shares issuable upon the conversion of our 8% unsecured convertible notes, which notes mature on September 30, 2004 and are convertible into shares of our common stock at a conversion price of $0.042 per share, subject to certain anti-dilution adjustments.

    (6) Represents 2,091,749 outstanding shares and 595,238 shares issuable upon the conversion of our 8% unsecured convertible notes, which notes mature on September 30, 2004 and are convertible into shares of our common stock at a conversion price of $0.042 per share, subject to certain anti-dilution adjustments.

    (7) Represents 490,000 outstanding shares and 443,550 shares issuable upon the exercise of outstanding warrants that expire on May 13, 2011 and are exercisable at a price of $0.48 per share, subject to certain anti-dilution adjustments.

    (8) Represents shares issuable upon the exercise of outstanding warrants that expire on February 23, 2005 and are exercisable at a price of $0.50 per share, subject to certain anti-dilution adjustments.

    (9) Represents shares issuable upon the exercise of outstanding warrants that expire on June 14, 2008 and are exercisable at a price of $0.50 per share, subject to certain anti-dilution adjustments.

         No affiliate of any of the selling stockholders has held any position or office with us or any of our affiliates and none of the selling stockholders has not had any other material relationship with us or any of our affiliates within the past three years other than as a result of its ownership of shares of equity securities.

                              PLAN OF DISTRIBUTION

         The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

              o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
              o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
              o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
              o an exchange distribution in accordance with the rules of the applicable exchange;
              o      privately negotiated transactions;

              o short sales after this registration statement becomes effective;
              o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
              o      a combination of any such methods of sale; and
              o      any other method permitted pursuant to applicable law.

        The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

         The selling stockholders may also engage in short sales against the box after this registration statement becomes effective, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

         Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act of 1933. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

         The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

         The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

         We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

         Each of the selling stockholders acquired the securities offered hereby in the ordinary course of business and has advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

          The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.

                                  LEGAL MATTERS

         The legality of the issuance of the shares offered in this prospectus will be passed upon for us by Pryor Cashman Sherman & Flynn LLP, New York, New York 10022. Pryor Cashman Sherman & Flynn LLP holds a warrant or purchase 500,000 shares of our common stock at an exercise price of $0.10 per share. In addition, a member of Pryor Cashman Sherman & Flynn LLP holds warrants to purchase an aggregate of 225,000 shares of our common stock at an exercise price of $0.10 per share.

                                     EXPERTS

         The consolidated financial statements as of December 31, 2003 and for the year ended December 31, 2003 included in this Prospectus have been audited by J.H. Cohn LLP, independent registered pubic accountants, as stated in its report, which includes an explanatory paragraph relating to the Company's ability to continue as a going concern, appearing herein and elsewhere in this Registration Statement, and have been so included in reliance upon the report of this firm given upon their authority as experts in auditing and accounting. The report of J.H. Cohn LLP indicated that this Firm did not audit the financial statements of Front Porch Digital International, SAS (SAS), a wholly-owned subsidiary. Those statements were audited by other auditors. J.H. Cohn LLP's opinion, insofar as it relates to the amounts included for SAS, is based solely on the report of the other auditors.

         The financial statements as of December 31, 2003 and for the year then ended of Front Porch Digital International, SAS, a wholly-owned subsidiary of Front Porch Digital, Inc., have been audited by Ernst & Young Audit, France, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of Front Porch Digital, Inc. as of December 31, 2002 and for the year then ended, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accountants, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in
Note 1 to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.



                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 (including exhibits and schedules) under the Securities Act, with respect to the shares to be sold in this offering. This prospectus does not contain all the information set forth in the registration statement.

For further information with respect to our company and the common stock offered in this prospectus, reference is made to the registration statement, including the exhibits filed thereto, and the financial statements and notes filed as a part thereof. With respect to each such document filed with the SEC as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved.

         We file quarterly and annual reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the public reference facilities of the SEC in Washington, D.C. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's website at http//www.sec.gov.

                            FRONT PORCH DIGITAL INC.
                          INDEX TO FINANCIAL STATEMENTS


                                                                            Page

Unaudited Condensed Consolidated Balance Sheet for the period ended March 31, 2004....................................................F-1

Unaudited Condensed Consolidated Statements of Operations for the periods ended March 31, 2004 and 2003...........................................F-2

Unaudited Condensed Consolidated Statements of Cash Flows for the periods ended March 31, 2004 and 2003...........................................F-3

Notes to Unaudited Condensed Consolidated Financial Statements for the
     periods ended March 31, 2004 and 2003...................................F-4

Reports of Independent Public Accountants...................................F-10

Consolidated Balance Sheet as of December 31, 2003..........................F-13

Consolidated Statements of Operations for the years ended
     December 31, 2003 and 2002.............................................F-14

Consolidated Statements of Stockholders' Equity (Deficiency) for the
     years ended December 31, 2003 and 2002.................................F-15

Consolidated Statements of Cash Flows for the years ended
     December 31, 2003 and 2002.............................................F-16

Notes to Consolidated Financial Statements for the years ended
     December 31, 2003 and 2002.............................................F-17

                            FRONT PORCH DIGITAL, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (Unaudited)

ASSETS                                                                                     March 31, 2004
Current assets:
  Cash and cash equivalents                                                                 $     254,751
  Accounts receivable - trade & other, net of allowance of $30,200
      Non-affiliates                                                                              502,297
      Affiliates                                                                                  224,577
  Other current assets                                                                            626,375
                                                                                            -------------
Total current assets                                                                            1,608,000

Property and equipment, net                                                                       133,155
Software development costs, net                                                                   473,041
Intellectual property, net                                                                        255,622
Goodwill, net                                                                                     415,718
Other assets                                                                                       31,150
                                                                                            -------------

Total assets                                                                                $   2,916,686
                                                                                            =============

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
  Notes payable                                                                             $     641,286
  Current portion of long-term liabilities                                                         94,824
  Accounts payable                                                                              1,030,614
  Accrued expenses                                                                                739,892
  Accrued expenses - employees                                                                    859,603
  Deferred revenue                                                                                738,014
                                                                                            -------------
Total current liabilities                                                                       4,104,233

Long-term liabilities, net of current portion                                                     347,318
                                                                                            -------------

Total liabilities                                                                               4,451,551
                                                                                            -------------

Commitments and contingencies

Stockholders' deficiency:
  Preferred stock, nonvoting, $.001 par value, 5,000,000 shares
    authorized, none issued  or outstanding                                                            --
  Common stock, $.001 par value, 50,000,000 shares authorized, 43,419,051 shares
    issued, 41,985,412 shares outstanding, 1,433,639 shares in treasury                            41,985
  Common stock to be issued                                                                       435,199
  Additional paid-in capital                                                                   25,657,697
  Accumulated other comprehensive income-foreign  currency translation adjustment                  73,229
  Accumulated deficit                                                                         (27,742,975)
                                                                                            -------------
Total stockholders' deficiency                                                                 (1,534,865)
                                                                                            -------------

Total liabilities and stockholders' deficiency                                              $   2,916,686
                                                                                            =============

                            FRONT PORCH DIGITAL, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                                   Three months ended March 31,
                                                                 -------------------------------
                                                                     2004               2003
                                                                 -------------------------------
Revenues:
  Products                                                       $  1,320,312       $    701,430
  Services                                                            247,808            144,308
                                                                 ------------       ------------
Total revenues                                                      1,568,120            845,738
                                                                 ------------       ------------

Cost of revenues:
  Products                                                            226,813            158,251
  Services                                                            214,357             65,081
                                                                 ------------       ------------
Total cost of revenues                                                441,170            223,332
                                                                 ------------       ------------
Gross margin                                                        1,126,950            622,406
                                                                 ------------       ------------

Operating expenses:
Selling, general and administrative                                 1,158,304            873,746
Research and development                                               54,858             24,156
Depreciation                                                           23,315             80,553
Amortization                                                           71,966             70,439
                                                                 ------------       ------------
Total operating expenses                                            1,308,443          1,048,894
                                                                 ------------       ------------

Operating loss                                                       (181,493)          (426,488)
                                                                 ------------       ------------

Other income (expense):
Interest income                                                         1,201                385
Interest expense                                                     (198,205)          (153,536)
Other income                                                           20,873              1,265
Foreign currency transaction gain (loss)                                2,002               (702)
                                                                 ------------       ------------
Total other expense, net                                             (174,129)          (152,588)
                                                                 ------------       ------------

Loss from continuing operations                                      (355,622)          (579,076)

Income from operations of discontinued operations                          --            334,793
                                                                 ------------       ------------

Net loss                                                         $   (355,622)      $   (244,283)
                                                                 ============       ============

Weighted average shares outstanding - basic and
diluted                                                            41,797,881         32,329,937

Income (loss) per share - basic and diluted:
Loss from continuing operations                                  $      (0.01)      $      (0.02)
Income from discontinued operations                              $         --       $       0.01
Net loss                                                         $      (0.01)      $      (0.01)

                            FRONT PORCH DIGITAL, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                             Three Months Ended March 31,
                                                                                                  2004           2003
                                                                                             ----------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                                                    $  (355,622)   $  (244,283)
  Income from operations of discontinued operations                                                    --       (334,793)
                                                                                              -----------    -----------
  Loss from continuing operations                                                                (355,622)      (579,076)
  Adjustments to reconcile loss from continuing operations to net cash used in operating activities from continuing operations:
      Depreciation and amortization                                                                95,281        139,552
      Non-cash interest expense                                                                   178,270        138,750
      Stock option compensation expense                                                            33,548          9,259
      Gain on sale of fixed assets                                                                     --         (9,951)
      Changes in operating assets and liabilities:
        Decrease in accounts receivable                                                           295,025        193,259
        Increase in accounts receivable - affiliate                                              (101,246)            --
        (Increase) decrease in other current assets                                              (446,307)       192,375
        Decrease in other assets                                                                    1,076         63,600
        Decrease in accounts payable                                                              (27,219)      (115,320)
        Increase in accrued expenses                                                               36,739         21,454
        Increase in accrued expenses - employees                                                       --         13,111
        Increase (decrease) in deferred revenue                                                   231,984       (593,084)
                                                                                              -----------    -----------
  Net cash used in operating activities from continuing operations                                (58,471)      (526,071)
                                                                                              -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                                                            (33,829)        (6,451)
  Software development costs                                                                     (129,918)       (62,180)
  Proceeds from sale of fixed assets                                                                   --         31,354
  Other investing activities                                                                           --         (7,534)
                                                                                              -----------    -----------
  Net cash used in investing activities from continuing operations                               (163,747)       (44,816)
                                                                                              -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from notes payable                                                                      50,000             --
  Repayment of note payable and other long-term liabilities                                       (38,333)      (120,373)
                                                                                              -----------    -----------
  Net cash provided by (used in) financing activities from continuing operations                   11,667       (120,373)
                                                                                              -----------    -----------

  Net cash provided by discontinued operations                                                     64,263        105,386

  Effect of exchange rate changes on cash and cash equivalents                                      6,744         (2,561)
                                                                                              -----------    -----------

  Net decrease in cash and cash equivalents                                                      (139,544)      (588,435)
  Cash and cash equivalents, beginning of period                                                  394,295        799,468
                                                                                              -----------    -----------
  Cash and cash equivalents, end of period                                                    $   254,751    $   211,033
                                                                                              ===========    ===========

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
    Conversion of principal balance of unsecured notes into shares of common stock            $    75,000    $        --

                            FRONT PORCH DIGITAL, INC.
              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BASIS OF PRESENTATION

Front Porch Digital Inc. (which is referred to herein together with its subsidiary as the "Company") is an industry leader in the emerging market of digital archive management and transcoding for the global broadcast, media and entertainment industries. Incorporating software-based methodologies and intellectual property throughout its service offerings allows content to be captured, converted, managed and distributed in digital form efficiently and cost-effectively. The Company's proprietary DIVArchive software products enable customers to manage large-scale digital video archives in the media and entertainment industry. DIVArchive simplifies the process of preserving, managing and accessing content. The Company's proprietary Bitscream software enables the conversion of video content between proprietary formats commonly used by global broadcast entities.

The Company is positioned to focus exclusively on the sale of software and services to the broadcast, media and entertainment industry. All of the Company's sales, sales engineering, development and delivery capabilities are organized and integrated to meet the growing needs of this market, particularly the broadcast and content provider segments.

The Company's customers are located in the United States, Europe, Asia and the Pacific Rim, Canada and Mexico.

Consolidated assets as of March 31, 2004 and revenues for the period then ended included $1,319,000 and $2,093,000, respectively, related to the Company's subsidiary in France.

The consolidated financial statements of the Company have been prepared on a going-concern basis, which contemplates the realization of assets and liabilities in the normal course of business. Accordingly, the consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue in existence. The Company has incurred losses since commencement of operations in its current line of business. Although operating results have improved in the first quarter of 2004 and management expects the Company's operating results to continue to improve during the remainder of 2004, there can be no assurance that the Company will not continue to sustain operating losses. For the three months ended March 31, 2004, the Company generated an operating loss of $181,000 and a net loss of $356,000. In comparison, the Company generated an operating loss of $426,000 and a net loss of $244,000 for the three months ended March 31, 2003. The Company generated negative cash flow from operating activities for the three months ended March 31, 2004 of $58,000 as compared to negative cash flow from operating activities of $526,000 for the prior year comparable quarter. In addition, at March 31, 2004, the Company had a working capital deficit of $2.5 million. These factors raise substantial doubt about the Company's ability to continue as a going concern. Subsequent to the date of the condensed consolidated financial statements presented

                            FRONT PORCH DIGITAL, INC.
              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

herein, on May 13, 2004, the Company consummated a private placement pursuant to which the Company issued a secured convertible term note due May 13, 2007 in the principal amount of $5,000,000, which is convertible into common stock at a fixed price of $0.50 per share, and the Company issued a common stock purchase warrant that entitles the holder to purchase 4,435,500 shares of common stock at $0.48 per share. See Note 6 - Subsequent Events to these condensed consolidated financial statements for a more detailed description of the financing transaction.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. Management of the Company believes the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and such adjustments are of a normal and recurring nature. For further information, refer to the audited financial statements and footnotes included elsewhere in this prospectus for the year ended December 31, 2003. Operating results for the three months ended March 31, 2004 are not necessarily indicative of the operating results to be expected for the year ending December 31, 2004.

STOCK-BASED COMPENSATION

The Company has elected to follow the intrinsic value method as prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its employee stock options whereby compensation cost is recorded for any excess of the quoted market price of its common shares over the exercise price at the date of grant for all employee stock options issued. The effect of applying the fair value method pursuant to Statement of Financial Accounting Standards ("SFAS") No. 123 "Accounting for Stock Based Compensation" to the Company's stock-based awards is disclosed in the table below. Pro forma results of operations may not be representative of the effects on reported or pro forma results of operations for future periods.


                                                    THREE MONTHS ENDED MARCH 31,
                                                       2004             2003
Pro Forma Net Loss:
Net loss                                           $  (356,000)     $  (244,000)
Add: Stock based employee compensation
  expense - as reported                                 34,000            9,000
Deduct: Total stock based employee compensation
  expense - determined under fair value based
  method for all awards                               (132,000)         (96,000)
                                                   -----------      -----------
Pro forma net loss                                 $  (454,000)     $  (331,000)
                                                   ===========      ===========
Pro Forma Loss Per Share:
Loss per share - basic and diluted, as reported    $     (0.01)     $     (0.01)
Loss per share - basic and diluted, proforma       $     (0.01)     $     (0.01)

                            FRONT PORCH DIGITAL, INC.
              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)


The Company accounts for common stock, stock options and other equity instruments issued in exchange for goods or services using the fair value method and records expense based on the values determined.

In determining the fair value of stock options granted in 2004 and 2003, and thus determining historical and pro forma compensation expense under the fair value method, the Company utilized the Black-Scholes valuation model with the following weighted average assumptions: dividend yield of 0%, risk free interest rate of 0.81%, expected volatility between 143% and 134% in 2004 and 2003, respectively, and expected lives of three years.

As a result of stock option grants to employees in March 2004 which were priced below market, the Company will begin to incur more significant non-cash compensation expense related to the value of these options in the second quarter of 2004.

FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS

The accounts of the Company's French subsidiary are translated in accordance with SFAS No. 52, "Foreign Currency Translation", which requires that assets and liabilities of international operations be translated using the exchange rate in effect at the balance sheet date, and that the results of operations be translated at the average exchange rates during the year. The effect of changes in value of the U.S. dollar compared to other currencies, primarily the euro, has been to increase reported revenues and operating profit when the U.S. dollar weakens and reduce these amounts when the dollar strengthens. While the Company looks for opportunities to reduce its exposure to foreign currency fluctuations against the U.S. dollar, the Company has not had adequate financial resources to pursue hedging opportunities generally. At March 31, 2004, the Company reported a cumulative translation gain of $73,000 as a component of accumulated other comprehensive income. The Company is also subject to foreign exchange transaction exposure when its French subsidiary transacts business in a currency other than its own functional currency. The effects of exchange rate fluctuations in remeasuring foreign currency transactions for the three months ended March 31, 2004 and 2003 were not significant and, accordingly, the comprehensive loss approximated the net loss for the periods presented.

RECLASSIFICATIONS

Certain reclassifications of previously reported amounts have been made to conform to the current period presentation.

2.   DISCONTINUED OPERATIONS - FISCAL 2003

During 2003, the Company disposed of two business units: the DIVArchive Medical business unit and the Media Services business unit. The operating results of the two business units are accounted for as discontinued operations in the accompanying condensed consolidated financial statements in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The results of operations and cash flows of the two business units have been removed from the Company's results of continuing operations and cash flows for all periods presented. All related disclosures have also been adjusted to reflect the discontinued operations.

                            FRONT PORCH DIGITAL, INC.
              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)


During the three months ended March 31, 2004, results of operations from the discontinued business units were insignificant. Summarized operating results for the discontinued operations for the three months ended March 31, 2003 are as follows:


       Revenues                                            $ 1,583,000

       Gross margin                                          1,195,000
       Operating costs                                         860,000
       Income from operations of discontinued              -----------
         operations                                        $   335,000
                                                           ===========


3.   CONCENTRATION OF CREDIT RISK

The Company sells its products and services throughout the United States, Europe, Asia and the Pacific Rim, Canada and Mexico. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. Credit losses have been within management's expectations. For the three months ended March 31, 2004, aggregate revenues from customers located in Europe or Asia amounted to $1.5 million, or 96% of total revenue, while revenues from customers located in North America totaled $0.1 million, or 4% or total revenue. For the three months ended March 31, 2003, the Company's revenues from customers located in Europe or Asia amounted to $430,000, or 51% of total revenue, while revenues from customers located in North America totaled $416,000, or 49% of total revenue.

For the three months ended March 31, 2004, revenues from four customers, each exceeding 10% of total revenue, aggregated 24%, 14%, 12% and 10%, respectively. Accounts receivable from the Company's largest and second largest customers were $141,000 and $225,000, respectively, as of March 31, 2004, which represented approximately 21% and 34% of total trade receivables, respectively, at that date. The Company's second largest customer is also a stockholder of the Company.

For the three months ended March 31, 2003, revenues from four customers, each exceeding 10% of total revenue, aggregated 26%, 19%, 18% and 15%, respectively.


4.   PER SHARE DATA

The Company reports its earnings (loss) per share in accordance with SFAS No. 128, "Accounting for Earnings Per Share". Basic loss per share is calculated using the net loss divided by the weighted average common shares outstanding. For the three and nine months ended March 31, 2004 and 2003, shares from the assumed conversion of outstanding convertible notes, warrants and options are omitted from the computations of diluted earnings per share because the effect would be anti-dilutive. However, if the Company was not in a loss position, 31,699,892 shares from the assumed exercise or conversion of warrants, options and convertible notes would have been considered dilutive shares at March 31, 2004.

                            FRONT PORCH DIGITAL, INC.
              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)


5.   STOCKHOLDERS' DEFICIENCY

On March 1, 2004, the Company issued 94,760 shares of common stock to three current employees in payment of service-related obligations. Also on March 1, 2004, the Company issued 185,000 shares of common stock to a former employee in payment of service related obligations and in settlement of related litigation.

At March 31, 2004, the Company had recorded $435,000 as common shares to be issued. This amount was comprised of $275,000, representing 1,833,000 shares of common stock issuable to a former employee in connection with the disposal of the Media Services business in 2003; $45,000 ($75,000 principal net of $30,000 unamortized debt discount), representing 1,785,714 shares of common stock issuable in connection with the conversion of outstanding convertible notes; and $115,000, representing accrued bonuses payable on December 31, 2003 (in the aggregate) to the Company's Chief Executive Officer and Chief Financial Officer, which will be satisfied by the issuance to such officers of 291,000 and 233,000 shares, respectively, of unregistered common stock.


6.   SUBSEQUENT EVENTS

         On April 1, 2004, three noteholders instructed the Company to convert $385,000 aggregate principal amount of the Company's 8% unsecured convertible notes into 9,166,667 shares of common stock.

         On April 8, 2004, the Company's shareholders adopted a resolution by majority consent to increase the authorized common stock of the Company from 50,000,000 shares to 150,000,000 shares.

         On April 19, 2004, the Company issued 1,833,000 shares of common stock to a former employee in connection with the disposal of the Media Services business in 2003.

         On May 4, 2004, a noteholder instructed the Company to convert $66,000 aggregate principal amount of the Company's 8% unsecured convertible notes into 1,571,000 shares of common stock.

         On May 13, 2004, the Company consummated a private placement pursuant to which the Company issued a secured convertible term note due May 13, 2007 in the principal amount of $5,000,000 (the "Note"), and the Company issued a common stock purchase warrant, entitling the holder to purchase 4,435,500 shares of common stock (the "Warrant"). The Note and the Warrant were sold to a single "accredited investor" (as such term is defined in the rules promulgated under the Securities Act of 1933, as amended (the "Act")), Laurus Master Fund, Ltd. ("Laurus"), for a purchase price of $5,000,000. The principal and unpaid interest, which shall accrue at a rate per annum equal to the "prime rate" published in THE WALL STREET JOURNAL from time to time, plus one percent (1%), on the Note are convertible into shares of the Company's common stock at a price of $0.50 per share based on the "Fixed Conversion Price", which is defined as the lesser of (i) 110% of the closing price of the common stock on the business day immediately preceding the closing date, and (ii) 100% of the average closing prices of the common stock for the ten consecutive trading days prior to the closing date. Such conversion price is subject to antidilution adjustments.

                            FRONT PORCH DIGITAL, INC.
              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)


         The Note provides for monthly payments of interest at the prime rate (as published in The Wall Street Journal), plus 1%, which is subject to reduction if the market price of the Company's common stock exceeds certain designated thresholds. The Note also provides for monthly amortization, commencing on September 1, 2004, of $45,455, plus accrued interest, per month, with the balance payable on the maturity date. Laurus has the option to receive shares of the Company's common stock in lieu of debt service payments at the then Fixed Conversion Price. The Note is collateralized by a security interest in all of the assets of the Company, including a cash collateral account that was funded with $3,500,000 of the proceeds of the Note and is subject to release to the Company only upon conversion of the Note into common stock and other limited circumstances.

         The Warrant entitles the holder thereof to purchase, at any time through May 13, 2011, up to 4,435,000 shares of the Company's common stock at a price of $0.48 per share, subject to antidilution adjustments.

         Pursuant to a Registration Rights Agreement (the "Registration Rights Agreement") between the Company and Laurus, the Company is obligated to: (a) file a registration statement under the Act to register the resale of the shares of the Company's common stock issuable upon conversion of the Note and exercise of the Warrant (the "Registration Statement") within 45 days of the date of the funding with respect to the Note; (b) use its best efforts to have the Registration Statement declared effective under the Act as promptly as possible, but in any event prior to the 105th day following the funding of the Note; and
(c) maintain the effectiveness of the Registration Statement until the earliest date of when (i) all registrable securities have been sold, (ii) all registrable securities may be sold immediately without registration under the Act and without volume restrictions pursuant to Rule 144(k) or (iii) all amounts payable under the Note have been paid in full. Laurus, or other holders of the Note and the Warrant, are entitled to certain specified remedies if the Company does not timely comply with its registration obligations.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Front Porch Digital, Inc.

We have audited the consolidated balance sheet of Front Porch Digital, Inc. and Subsidiary as of December 31, 2003, and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We did not audit the financial statements of Front Porch Digital International, S.A.S., a wholly-owned subsidiary, which statements reflect total assets of $1,319,037 as of December 31, 2003, and total revenues of $2,042,640 for the year then ended. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Front Porch Digital International, S.A.S., is based solely on the report of the other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Front Porch Digital, Inc. and Subsidiary as of December 31, 2003, and their results of operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                             /s/ J.H. Cohn LLP

Roseland, New Jersey
March 31, 2004, except for Note 17
   which is as of April 8, 2004

                               ERNST & YOUNG AUDIT


Front Porch Digital International, S.A.S.

Report of independent auditor

To the partner of Front Porch Digital International S.A.S.,

We have audited the balance sheet of Front Porch Digital International S.A.S. as of December 31, 2003 and the related statements of operations and cash flows for the year then ended (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Generally Accepted Auditing Standards in the United States. Those Standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying financial statements of Front Porch Digital International S.A.S. present fairly, in all material respects, the financial position of the company at December 31,2003, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

March 30, 2004

                               Ernst & Young Audit

/s/ JEROME GUIRAUDEN                                      /s/ JEAN-MARC BINSON
--------------------                                      --------------------
Jerome Guirauden                                          Jean-Marc Binson

            Report of Independent Registered Public Accounting Firm


Board of Directors and Stockholders
Front Porch Digital Inc.

We have audited the accompanying consolidated statements of operations, stockholders' equity, and cash flows of Front Porch Digital Inc. for the year ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements of Front Porch Digital Inc. referred to above present fairly, in all material respects, the consolidated results of its operations and its cash flows for the year ended December 31, 2002, in conformity with U.S. generally accepted accounting principles.

The accompanying 2002 consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has incurred losses and negative cash flows from operating activities since commencement of operations in its current line of business. Further, the Company has a working capital deficit of $2.1 million at December 31, 2002. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.


                                                  /s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
May 9, 2003

                            FRONT PORCH DIGITAL, INC.
                           CONSOLIDATED BALANCE SHEET

ASSETS                                                                        December 31, 2003
Current assets:
  Cash and cash equivalents                                                        $    394,295
  Accounts receivable - trade and other, net of allowance of $30,200
    Non-affiliates                                                                      666,497
    Affiliates                                                                          321,475
  Other current assets                                                                  180,068
                                                                                   ------------
Total current assets                                                                  1,562,335


Property and equipment, net                                                             146,098

Software development costs, net                                                         374,417

Intellectual property, net                                                              275,889

Goodwill, net                                                                           415,718

Other assets                                                                             40,317
                                                                                   ------------

Total assets                                                                       $  2,814,774
                                                                                   ============

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities:
  Notes payable                                                                    $    534,190
  Current portion of long-term liabilities                                               92,204
  Accounts payable                                                                    1,060,889
  Accrued expenses                                                                      898,909
  Accrued expenses - employees                                                          793,261
  Deferred revenue                                                                      506,030
                                                                                   ------------
Total current liabilities                                                             3,885,483

Long-term liabilities, net of current portion                                           372,318
                                                                                   ------------

Total liabilities                                                                     4,257,801
                                                                                   ------------

Commitments and contingencies

Stockholders' deficiency:
  Preferred stock, nonvoting, $.001 par value, 5,000,000 shares                              --
    authorized, none issued or outstanding
  Common stock, $.001 par value 50,000,000 shares authorized, 43,138,652 shares
    issued, 41,705,652 shares outstanding, 1,433,000 shares in treasury                  41,705
  Common stock to be issued                                                             380,000
  Additional paid-in capital                                                         25,455,215
  Accumulated other comprehensive income-foreign currency translation adjustment         67,406
  Accumulated deficit                                                               (27,387,353)
                                                                                   ------------
Total stockholders' deficiency                                                       (1,443,027)
                                                                                   ------------

Total liabilities and stockholders' deficiency                                     $  2,814,774
                                                                                   ============

          See accompanying notes to consolidated financial statements.

                            FRONT PORCH DIGITAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                      Years ended December 31,
                                                                ----------------------------------
                                                                     2003                  2002
                                                                ----------------------------------
Revenues:
  Products                                                      $  2,084,532          $    903,690
  Services                                                           281,089               797,166
  Services - affiliate                                               556,134                  --
                                                                ------------          ------------
Total revenues                                                     2,921,755             1,700,856
                                                                ------------          ------------

Cost of revenues:
  Products                                                           387,016               331,304
  Services                                                           616,669                12,312
                                                                ------------          ------------
Total cost of revenues                                             1,003,685               343,616
                                                                ------------          ------------
Gross margin                                                       1,918,070             1,357,240
                                                                ------------          ------------

Operating expenses:
Selling, general and administrative                                4,104,039             2,977,486
Research and development                                              49,429               211,828
Depreciation                                                         293,572               250,853
Amortization                                                         290,835               214,509
                                                                ------------          ------------
Total operating expenses                                           4,737,875             3,654,676
                                                                ------------          ------------

Operating loss                                                    (2,819,805)           (2,297,436)
                                                                ------------          ------------

Other income (expense):
Interest income                                                       10,466                 1,259
Interest expense                                                    (782,689)             (500,360)
Other income (expense)                                                 6,799               (49,344)
Foreign currency transaction (loss) gain                             (89,849)                3,444
                                                                ------------          ------------
Total other expense, net                                            (855,273)             (545,001)
                                                                ------------          ------------

Loss from continuing operations                                   (3,675,078)           (2,842,437)
                                                                ------------          ------------

Loss from operations of discontinued operations                   (3,262,644)             (458,201)
Loss on sale of discontinued operations                             (448,529)                 --
                                                                ------------          ------------
Loss from discontinued operations                                 (3,711,173)             (458,201)
                                                                ------------          ------------

Net loss                                                        $ (7,386,251)         $ (3,300,638)
                                                                ============          ============

Weighted average shares outstanding - basic and diluted           38,773,487            28,767,606

Loss per share - basic and diluted:
Loss from continuing operations                                 $      (0.09)         $      (0.10)
Loss from discontinued operations                               $      (0.10)         $      (0.01)
Net loss                                                        $      (0.19)         $      (0.11)

          See accompanying notes to consolidated financial statements.

                            FRONT PORCH DIGITAL, INC.
                 Statements of Stockholders' Equity (Deficiency)
                     Years Ended December 31, 2003 and 2002

                                                                      Common                Accumulated                   Total
                                                  Common Stock        Stock     Additional     Other                   Stockholders'
                                            ----------------------    to be      Paid-in   Comprehensive Accumulated     Equity
                                              Shares      Amount      Issued     Capital      Income       Deficit     (Deficiency)
                                            ----------- ----------   --------  ----------- ------------- -----------   -------------
Balance, January 1, 2002                     25,655,120   $25,655  $    --     $20,353,532   $    --    $(16,700,464)   $ 3,678,723

Stock option compensation costs                    --        --         --         200,932        --            --          200,932

Debt discount on notes payable                     --        --         --         500,000        --            --          500,000

Common stock issued to MSI
for acquisition of MSI France assets          5,000,000     5,000       --       1,827,500        --            --        1,832,500

Common stock and warrants issued
  for cash, net of issuance costs               400,000       400       --          49,600        --            --           50,000

Common stock issued to employees
  and consultants                               678,490       679       --         381,134        --            --          381,813

Common stock issued in exchange
  for retiremen of shares and warrants        1,062,075     1,062       --          (1,062)       --            --             --

Return of common stock issued to Storage
  Technology for the acquisition of
  media services operation in 2000             (465,748)     (466)                     466                                     --

2,500,000 common shares to be issued upon
  settlement of contingent consideration           --        --      750,000          --          --            --          750,000

Comprehensive Loss:

  Net loss                                                                                                (3,300,638)    (3,300,638)

  Foreign currency translation adjustment                                                     68,705            --           68,705
                                                                                                                         -----------
Total comprehensive loss                                                                                                 (3,231,933)
                                           -----------------------------------------------------------------------------------------
Balance, December 31, 2002                   32,329,937    32,330    750,000    23,312,102    68,705     (20,001,102)     4,162,035

Debt discount on 8% unsecured
  convertible notes                                --        --         --         990,000      --              --          990,000

Common stock issued for conversion
  of senior secured debt to equity            6,785,715     6,785       --         278,215      --              --          285,000

Common stock issued in satisfaction
  of earnout considerations on acquisition    2,500,000     2,500   (750,000)      747,500      --              --             --

Induced conversion of debt                         --        --         --          39,588      --              --           39,588

Warrants issued in connection
  with refinancing                                 --        --         --          73,500      --              --           73,500

Common stock issued to employees
  for services                                   90,000        90                   14,310                                   14,400

1,833,000 common shares to be issued for
  disposition of business unit                     --        --      275,000          --        --              --          275,000

175,000 common shares to be issued for
  legal settlement                                 --        --      105,000          --        --              --          105,000

Comprehensive Loss:

  Net loss                                                                                                (7,386,251)    (7,386,251)

  Foreign currency translation adjustment                                                     (1,299)                        (1,299)
                                                                                                                         -----------
Total comprehensive loss                                                                                                 (7,387,550)
                                           -----------------------------------------------------------------------------------------
Balance, December 31, 2003                   41,705,652   $41,705  $ 380,000   $25,455,215   $67,406    $(27,387,353)   $(1,443,027)
                                           =========================================================================================


          See accompanying notes to consolidated financial statements.

                            FRONT PORCH DIGITAL, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                              Years Ended December 31,
                                                                                              2003                2002
                                                                                          --------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                                                $(7,386,251)       $(3,300,638)
  Loss from operations of discontinued operations                                           3,262,644            458,201
  Loss on sale of discontinued operations                                                     448,529               --
                                                                                          -----------        -----------
  Loss from continuing operations                                                          (3,675,078)        (2,842,437)
  Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
    Depreciation and amortization                                                             584,407            465,362
    Non-cash interest expense                                                                 695,801            468,175
    Non-cash issuance of common stock to employees and consultants for services                  --              329,888
    Stock option compensation expense                                                            --              200,932
    Bad debt expense                                                                            5,700            125,000
    Gain on sale of fixed assets                                                               (6,875)           (46,551)
    Changes in operating assets and liabilities:
      Decrease in accounts receivable                                                         435,487            494,710
      Increase in accounts receivable - affiliate                                            (636,467)          (322,326)
      Decrease in deferred costs                                                                 --              159,746
      Decrease in other current assets                                                        121,890            148,973
      Decrease (increase) in other assets                                                     109,086            (48,825)
      (Decrease) increase in accounts payable                                                (323,263)           476,098
      Decrease in accrued expenses                                                            (47,859)           (48,689)
      Increase in accrued expenses - employees                                                220,626             66,996
      Increase in deferred revenue                                                            346,197            423,902
      Other changes in operating activities                                                    17,814             (9,586)
                                                                                          -----------        -----------
  Net cash (used in) provided by operating activities by continuing operations             (2,152,534)            41,368
                                                                                          -----------        -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                                                       (146,707)          (375,471)
  Net cash acquired from ManagedStorage                                                          --              695,706
  Software development costs                                                                 (234,314)          (127,249)
  Proceeds from sale of fixed assets                                                           86,509             46,551
  Other investing activities                                                                     --               (9,406)
                                                                                          -----------        -----------
  Net cash (used in) provided by investing activities from continuing operations             (294,512)           230,131
                                                                                          -----------        -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from notes payable                                                                 645,000            800,000
  Repayment of note payable and capital leases                                               (283,135)          (299,471)
  Proceeds from issuance of common stock                                                         --               50,000
                                                                                          -----------        -----------
  Net cash provided by financing activities from continuing operations                        361,865            550,529
                                                                                          -----------        -----------

  Net cash provided by (used in) discontinued operations                                    1,706,160           (421,162)

  Effect of exchange rate changes on cash and cash equivalents                                (26,152)             5,163
                                                                                          -----------        -----------

  Net (decrease) increase in cash and cash equivalents                                       (405,173)           406,029
  Cash and cash equivalents, beginning of year                                                799,468            393,439
                                                                                          -----------        -----------
  Cash and cash equivalents, end of year                                                  $   394,295        $   799,468
                                                                                          ===========        ===========

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
    Conversion of senior secured notes and accrued interest into shares of common stock   $   285,000        $      --
    Conversion of convertible senior notes into new unsecured convertible notes               250,000               --
    Conversion of liabilities into new unsecured convertible notes                             95,000               --

          See accompanying notes to consolidated financial statements.

                            Front Porch Digital Inc.
                   Notes to Consolidated Financial Statements
                                December 31, 2003


1.    ORGANIZATION AND BASIS OF PRESENTATION

Front Porch Digital Inc. (which is referred to herein together with its subsidiary as the "Company") is an industry leader in the emerging market of digital information asset management. The Company utilizes a comprehensive suite of proprietary products and services that enable customers to efficiently and cost-effectively migrate data from nearly any media type and data format to any other media type and format. Incorporating software-based methodologies and intellectual property throughout its service offerings allows content to be captured, converted, managed and distributed in digital form efficiently and cost-effectively. The Company's proprietary DIVArchive software products enable customers to manage large-scale digital video archives in the media and entertainment industry. DIVArchive simplifies the process of preserving, managing and accessing content.

The Company is positioned to focus exclusively on the sale of software and services to the broadcast, media and entertainment industry. All of the Company's sales, sales engineering, development and delivery capabilities are organized and integrated to meet the growing needs of this market, particularly the broadcast and content provider segments.

The Company's customers are located in the United States, Europe, Asia, Canada and Mexico.

Consolidated assets as of December 31, 2003 and revenues for the year then ended include $1,319,000 and $2,093,000, respectively, related to the Company's subsidiary in France.


The consolidated financial statements of the Company have been prepared on a going-concern basis, which contemplates the realization of assets and liabilities in the normal course of business. Accordingly, the consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue in existence. The Company has incurred losses since commencement of operations in its current line of business. In 2003, the Company incurred losses from continuing operations and generated negative cash flows from operating activities from continuing operations of $3.7 million and $2.2 million, respectively. The Company incurred a net loss of $7.4 million for the year ended December 31, 2003. Included in that loss is the net loss from discontinued operations of $3.7 million for the year ended December 31, 2003. Although management expects the Company's operating results to improve in 2004, there can be no assurance that the Company will not continue to sustain operating losses in 2004. Further, at December 31, 2003, the Company had a working capital deficit of $2.3 million and a stockholders' deficiency of $1.4 million. These factors create significant doubt about the Company's ability to continue as a going concern.

By the end of 2003, the Company had completed its restructuring efforts which were initiated during the fourth quarter of 2002. Key results of the restructuring were: the disposal of the Media Services business segment in Houston, TX; the disposal of the DIVArchive Medical business unit in France; a reduction in headcount and resultant cost savings; reduced facilities and costs in France; restructuring and settlement of liabilities and contingencies; and generating capital from issuance of notes and sale to Kodak. Management believes, but cannot assure, that these restructuring

                            Front Porch Digital Inc.
                   Notes to Consolidated Financial Statements
                                December 31, 2003

efforts, and similar efforts in 2004, will enable the Company to meet its obligations through at least December 31, 2004.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Front Porch Digital, Inc. and its wholly-owned subsidiary. All significant intercompany transactions and balances have been eliminated in consolidation.

REVENUE RECOGNITION

The Company recognizes revenue under the Contract method of accounting as prescribed by AICPA Statement of Position ("SOP") 97-2 in connection with an arrangement to deliver software or a software system requiring significant production, modification, or customization of software. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery and acceptance have occurred, the fee is fixed or determinable, and collection is reasonably assured.

The Company licenses software under license agreements and provides professional services including training, installation, consulting, and maintenance. License fee revenues are recognized when a license agreement has been signed, the software product has been shipped, the fees are fixed and determinable, collection is reasonably assured, and no significant vendor obligations remain.

The Company allocates revenue to each component of the contract based on objective evidence of its fair value, as established by management. Because licensing of the software is generally not dependent on the professional services portion of the contract, software revenue is recognized upon delivery.

Fees for maintenance agreements are recognized ratably over the terms of the agreements. Maintenance is generally billed in advance resulting in deferred revenues.

The Company provides software-related professional services. Services are generally provided on a time and materials basis and revenue is recognized as the services are provided.

CASH AND CASH EQUIVALENTS

The Company considers all highly-liquid investments with a maturity of three months or less when purchased to be cash equivalents.

ACCOUNTS RECEIVABLE

Accounts receivable are reported at their outstanding unpaid principal balances reduced by an allowance for doubtful accounts. The Company estimates doubtful accounts based on historical bad debts, factors related to specific customers' ability to pay and current economic trends. The Company

                            Front Porch Digital Inc.
                   Notes to Consolidated Financial Statements
                                December 31, 2003

writes off accounts receivable against the allowance when a balance is determined to be uncollectible.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation and amortization are computed on the straight-line basis over the estimated useful lives of the related assets as follows: computer equipment and software over three years, office furniture and equipment over seven years and leasehold improvements over the term of the corresponding leases.

IMPAIRMENT OF LONG-LIVED ASSETS

Long-lived tangible and intangible assets that do not have indefinite lives, such as fixed assets and intellectual property, are reviewed for impairment whenever events or change in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for such long-lived assets is based on the fair value of the asset.

Goodwill and other intangible assets with indefinite lives are not amortized and are subject to write downs charged to results of operations only when their carrying amounts are determined to be more than their estimated fair values based upon impairment tests that are required to be made annually or more frequently under certain circumstances. Fair values are determined based on models that incorporate estimates of future profitability and cash flows.

GOODWILL AND OTHER INTANGIBLE ASSETS

Effective January 1, 2002, the Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 establishes a new method of testing goodwill for impairment and requires this testing on an annual basis or on an interim basis if an event occurs or circumstances change that would reduce the fair value of the reporting unit to which the goodwill is applicable below its carrying value. Pursuant to SFAS No. 142, the Company discontinued the amortization of its goodwill as of January 1, 2002.

At June 30, 2003, as a result of changes in the business environment, the Company recorded a loss of $3.3 million (included in loss from discontinued operations) for the impairment of goodwill and intellectual property related to the media services segment to reflect the fair value of the business based upon a valuation analysis using discounted future cash flows. Also at that time, the Company evaluated the recoverability of its other intangible assets and found no indication of impairment. The Company will continue with its annual testing of the impairment of goodwill under this standard that may result in future periodic write-downs of its goodwill.

At December 31, 2003, total goodwill amounted to $416,000. Included in the impairment charge described above, is an impairment charge of $3.0 million against goodwill related to the Media Services business recorded on June 30,

                            Front Porch Digital Inc.
                   Notes to Consolidated Financial Statements
                                December 31, 2003

2003. Also during 2003, the Company sold $1.7 million of goodwill in connection with the sale of its Media Service business, and the Company sold $208,000 of goodwill in connection with the sale of the DIVArchive Medical business to Kodak. Prior to those changes, goodwill at December 31, 2002 amounted to $5.3 million. There were no other changes to goodwill during 2003. During 2002, in connection with the acquisition of its DIVArchive business operations in France, the Company recorded goodwill of $628,000. There were no other changes to goodwill during 2002.

Other amortized intangibles consist primarily of intellectual property and are amortized on a straight-line basis over the estimated life of the assets (three years). Amortization expense for other amortized intangibles was $189,414 for the year ended December 31, 2003. For the year ended December 31, 2002, amortization expense was $62,709. Projected amortization expense for the next two years for intangibles will approximate $176,000 and $100,000.

SOFTWARE DEVELOPMENT COSTS

The Company capitalizes costs in developing software products upon determination that technological feasibility has been established for the product, if that product is to be sold, leased or otherwise marketed. Costs incurred prior to the establishment of technological feasibility are charged to research and development expense. When the product is available for general release to customers, capitalization is ceased, and such previously capitalized costs are amortized over the remaining estimated economic useful life of the product, not to exceed three years. As of December 31, 2003, $562,000 of software development costs had been capitalized and $188,000 of accumulated amortization was recorded. For the year ended December 31, 2003, total amortization expense of $101,000 was recorded for capitalized software development costs.

RESEARCH AND DEVELOPMENT COSTS

For the years ended December 31, 2003 and 2002, the Company incurred costs related to its research and development activities totaling $583,000 and $339,000, respectively, of which, $49,000 and $212,000, respectively, was recorded as research and development expense and $534,000 and $127,000, respectively, was capitalized and/or charged to cost of revenues.

FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS

The accounts of the international subsidiary are translated in accordance with SFAS No. 52, "Foreign Currency Translation", which requires that assets and liabilities of international operations be translated using the exchange rate in effect at the balance sheet date, and that the results of operations be translated at the average exchange rates during the year. The effect of changes in value of the U.S. dollar compared to other currencies, primarily the euro, has been to increase reported revenues and operating profit when the U.S. dollar weakens and reduce these amounts when the dollar strengthens. While the Company looks for opportunities to reduce its exposure to foreign currency fluctuations against the U.S. dollar, at this point the Company has not had adequate financial resources to pursue hedging opportunities

                            Front Porch Digital Inc.
                   Notes to Consolidated Financial Statements
                                December 31, 2003

generally. At December 31, 2003, the Company reported a cumulative translation gain of $67,000 as a component of accumulated other comprehensive income. The Company is also subject to foreign exchange transaction exposure when its subsidiary transacts business in a currency other than its own functional currency. The effects of exchange rate fluctuations in remeasuring foreign currency transactions for the year ended December 31, 2003 and 2002 was a loss of $90,000 and a gain of $3,000, respectively.

INCOME TAXES

The Company utilizes the asset and liability method to determine the provision for income taxes, whereby deferred tax assets and liabilities are determined based on temporary differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the temporary differences are expected to reverse. Since the Company has incurred losses since inception and there can be no assurance that the Company will not continue to generate losses in the future, a full valuation allowance is recorded against net deferred tax assets.

PER SHARE DATA

The Company reports its earnings (loss) per share in accordance with Statement of Financial Accounting Standards No. 128, "Accounting for Earnings Per Share" ("SFAS 128"). Basic loss per share is calculated using the net loss divided by the weighted average common shares outstanding during the period. Shares from the assumed conversion of outstanding warrants and options have been omitted from the computations of diluted loss per share for the years ended December 31, 2003 and 2002 because the effect would be antidilutive. However, if the Company was not in a loss position, 24,396,429 shares from the assumed exercise or conversion of warrants, options, and convertible notes would have been considered dilutive shares at December 31, 2003.

CONCENTRATION OF CREDIT RISK

The Company sells its products and services throughout the United States, Europe and Asia. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. Credit losses have been within management's expectations.

In 2003, the Company's revenues came largely from the European and Asian geographic markets. In 2003, aggregate revenues from customers located in Europe or Asia amounted to $2.0 million, or 70% of total revenue, while revenues from customers located in North America totaled $0.9 million, or 30% or total revenue. In 2002, the Company's revenues from customers located in Europe or Asia amounted to $1.0 million, or 59% of total revenue, while revenues from customers located in North America totaled $0.7 million, or 41% of total revenue.

During 2003, revenues from two customers, each exceeding 10% of total revenue, aggregated 19% and 15%, respectively. Accounts receivable from the

                            Front Porch Digital Inc.
                   Notes to Consolidated Financial Statements
                                December 31, 2003

Company's largest customer was $321,000 as of December 31, 2003, which represented approximately 37% of total trade receivables at that date. This customer is also a stockholder of the Company.

During 2002, revenues from two customers, each exceeding 10% of total revenue, aggregated 31% and 18%, respectively.

FINANCIAL INSTRUMENTS

The carrying value of short-term financial instruments, such as cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, and notes payable approximates their fair value based on the short-term maturities of these instruments.

STOCK-BASED COMPENSATION

The Company has elected to follow the intrinsic value method as prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its employee stock options whereby compensation cost is recorded for any excess of the quoted market price of its common shares over the exercise price at the date of grant for all employee stock options issued. The effect of applying the fair value method pursuant to Statement of Financial Accounting Standards ("SFAS") No. 123 "Accounting for Stock Based Compensation" to the Company's stock-based awards is disclosed in the table below. Pro forma results of operations may not be representative of the effects on reported or pro forma results of operations for future periods.

                                                                               YEARS ENDED DECEMBER 31,
                                                                               2003              2002
                                                                          -------------      ------------
Pro Forma Net Loss:
Net loss                                                                   $(7,386,000)       $(3,301,000)
Add: Stock based employee compensation expense - as recorded                      --              201,000
Deduct: Stock based employee compensation expense - determined under
   fair value based method for all awards                                      383,000          1,028,000
                                                                           -----------        -----------
Pro forma net loss                                                         $(7,769,000)       $(4,128,000)
                                                                           ===========        ===========

Pro Forma Loss Per Share:
Loss per share - basic and diluted, as reported                            $     (0.19)       $     (0.11)
Loss per share - basic and diluted, proforma                               $     (0.20)       $     (0.14)


The Company accounts for common stock, stock options and other equity instruments issued in exchange for goods or services using the fair value method and records expense based on the values determined.

In determining the fair value of stock options granted in 2003 and 2002, and thus determining historical and pro forma compensation expense under the fair value method, the Company utilized the Black-Scholes valuation model with the

                            Front Porch Digital Inc.
                   Notes to Consolidated Financial Statements
                                December 31, 2003

following weighted average assumptions: dividend yield of 0%, risk free interest rate of 0.81%, expected volatility between 134% and 183% in 2003 and 2002, respectively, and expected lives of three years.

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions affecting the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

RECLASSIFICATIONS

Certain reclassifications of previously reported amounts have been made to conform to the current period presentation.

3.    ACQUISITION

On July 31, 2002, the Company acquired all of the outstanding stock of ManagedStorage International France, a French SOCIETE PAR ACTIONS SIMPLIFEE("MSI France"), and certain assets of ManagedStorage International, Inc., a Delaware corporation ("ManagedStorage" or "MSI"), pursuant to a Stock and Asset Purchase Agreement dated as of July 31, 2002 (the "Purchase Agreement"), between the Company and ManagedStorage. The consideration paid by the Company pursuant to the Purchase Agreement consisted of (a) 5,000,000 shares of common stock of the Company which were valued at $1.5 million; (ii) a warrant for the purchase of up to 1,750,000 shares of Company common stock at a price of $2.00 per share, exercisable immediately and expiring on July 31, 2012; and (iii) a warrant for the purchase of up to 1,750,000 shares of Company common stock at a price of $4.00 per share, exercisable immediately and expiring on July 31, 2012. In December 2002, an additional $750,000 of consideration became payable to the seller as certain earn-out targets were achieved. In April 2003, 2.5 million shares of common stock of the Company were issued in satisfaction of this earn-out consideration.

The following unaudited pro forma results of operations for the year ended December 31, 2002 are presented to reflect the acquisition as if it had occurred as of the beginning of 2002.

                                                           2002
                                                           ----
         Revenues                                      $ 3,997,000
         Loss from continuing operations                (3,709,000)
         Net loss                                       (4,804,000)
         Basic and diluted loss per share              $      (.14)
         Weighted average shares outstanding
         - basic and diluted                            34,349,798

                            Front Porch Digital Inc.
                   Notes to Consolidated Financial Statements
                                December 31, 2003

4.    SALE OF DIVARCHIVE MEDICAL BUSINESS

On April 23, 2003, the Company sold to Kodak the Company's intellectual property rights relating to the DIVArchive product applications for the medical imaging and information management market. In connection with such sale, Kodak paid the Company $850,000, assumed $137,000 of accrued employee obligations, employed substantially all of the Company's personnel associated with the transferred assets and assumed certain software support obligations related to the Company's existing DIVArchive customers in the medical industry. The Company recorded a gain on the sale of $586,000. Subsequent to the sale, Kodak and the Company entered into certain other arrangements that resulted in Kodak assuming much of the Company's operating facility space and equipment located in Toulouse, France. These actions and certain other costs incurred in 2003 related to closing of this operation have been classified as a loss from discontinued operations.

Summarized components of the gain on the sale of the DIVArchive Medical business were as follows:

         Cash received                                        $ 850,000
         Liabilities transferred                                137,000
         Intellectual property and goodwill sold               (401,000)
                                                              ---------
         Gain on sale of DIVArchive Medical component         $ 586,000
                                                              =========

The DIVArchive Medical business is accounted for as a discontinued operation in the accompanying consolidated financial statements in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The gain on the sale of the DIVArchive Medical business is included as a component of the loss from discontinued operations. The results of operations and cash flows of the DIVArchive Medical operations have been removed from the Company's results of continuing operations for all periods presented. All related disclosures have also been adjusted to reflect the discontinued operation. See Note 7 - Discontinued Operations - to the consolidated financial statements.

5.    SALE OF MEDIA SERVICES BUSINESS

In December 2003, the Company sold the remaining assets, intellectual property and certain liabilities of the Media Services business unit to a former employee of the Company, and Data Strategies International, Inc. (collectively, "the parties"), a company owned and controlled by said former employee. The Company also settled all remaining employment and service related obligations to the parties through the issuance of 1,833,000 shares of the Company's common stock with a fair market value of $275,000 on the transaction date. The sale of the business unit also settled all legal claims on behalf of all parties and release all parties from any future claims, liabilities, etc.

                            Front Porch Digital Inc.
                   Notes to Consolidated Financial Statements
                                December 31, 2003

Summarized components of the transaction and resultant loss on the sale of the Media Services business were as follows:

         Liabilities transferred                               $   930,000
         Common stock to be issued                                (275,000)
         Tangible net assets sold                                 (328,000)
         Intellectual property and goodwill sold                (1,362,000)
                                                               -----------
         Loss on sale of Media Services segment                $(1,035,000)
                                                               ===========

The Media Services business is accounted for as a discontinued operation in the accompanying consolidated financial statements in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The loss on the sale of the Media Services business is included as a component of the loss from discontinued operations. The results of operations and cash flows of the Media Services operations have been removed from the Company's results of continuing operations for all periods presented. All related disclosures have also been adjusted to reflect the discontinued operation. See Note 7 - Discontinued Operations - to the consolidated financial statements.

6. LOSS ON IMPAIRMENT OF GOODWILL AND INTELLECTUAL PROPERTY - MEDIA SERVICES SEGMENT

As a result of changes in the business environment, at June 30, 2003, the Company recorded a loss of $3.3 million on the impairment of goodwill and intellectual property related to the Company's Media Services business to reflect the fair value of the business based upon a valuation analysis using discounted future cash flows. Included in the loss is:

Impairment of intellectual property                         $   362,000
Impairment of goodwill                                        2,974,000
                                                            -----------
Total impairment recorded                                   $ 3,336,000
                                                            ===========

The loss on impairment of goodwill and intellectual property is included in the operating results of the Media Services business which is accounted for as a discontinued operation in the accompanying consolidated financial statements in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." See Note 7 - Discontinued Operations - to the consolidated financial statements.

7.    DISCONTINUED OPERATIONS

During 2003, the Company disposed of two business units: DIVArchive Medical business and the Media Services business. As a result of these dispositions, the Company currently operates in one business segment.

The operating results of the two business units are accounted for as discontinued operations in the accompanying consolidated financial statements in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The results of operations and cash flows of the two business units' operations have been removed from the Company's results of

                            Front Porch Digital Inc.
                   Notes to Consolidated Financial Statements
                                December 31, 2003

continuing operations and cash flows for all periods presented. All related disclosures have also been adjusted to reflect the discontinued operation.

Summarized operating results for the discontinued operations are as follows:

                                                     Years Ended December 31,
                                                      2003              2002
                                                  ------------------------------

       Revenues                                   $ 3,712,000       $ 3,197,000
       Gross margin                                 2,691,000         1,937,000
       Operating costs                              5,954,000         2,395,000
                                                  -----------       -----------
       Loss from operations of discontinued
           operations                             $(3,263,000)      $  (458,000)
                                                  ===========       ===========


Included within 2003 operating costs in the loss from operations of discontinued operations is a loss of $3,336,000 on the impairment of goodwill ($2,974,000) and intellectual property ($362,000) related to the Company's media services business. See Note 5 to the consolidated financial statements.

During 2003, losses incurred from the disposition of the discontinued business units were:

Gain on sale of DIVArchive Medical business      $   586,000
Loss on sale of Media Services segment            (1,035,000)
                                                 -----------
Net loss on disposal of business units           $  (449,000)
                                                 ===========

Net loss from discontinued operations was $3.7 million and $0.5 million for the years ended December 31, 2003 and 2002, respectively.

8.    PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2003, consisted of:

         Computer equipment                           $588,601
         Software                                      324,118
         Leasehold improvements                         28,807
         Office furniture and equipment                190,995
                                                    ----------
                                                     1,132,521

         Less accumulated depreciation
           and amortization                            986,423
                                                    ----------
                                                      $146,098
                                                    ==========

Depreciation and amortization expense for the years ended December 31, 2003 and 2002 totaled $294,000 and $251,000, respectively.

                            Front Porch Digital Inc.
                   Notes to Consolidated Financial Statements
                                December 31, 2003

9.    NOTES PAYABLE AND LONG-TERM LIABILITIES

At December 31, 2003, notes payable consisted of:

$990,000 aggregate principal amount of unsecured convertible notes that were issued in April 2003. The notes contain a beneficial conversion feature as the notes include certain anti-dilution protection and rights, and are convertible into Company Common Stock at a price significantly below the then current market price. The Company allocated $990,000 of the value received to this beneficial conversion feature, which has been recorded as a debt discount and is being amortized to interest expense over the term of the debt. The Company recorded non-cash interest expense for amortization of debt discount of $481,000 during the year ended December 31, 2003. At December 31, 2003, the remaining unamortized debt discount on these notes totaled $509,000 and the principal balance was $481,000. Proceeds from the issuance of these notes included:
$645,000 cash proceeds received by the Company; retirement of $250,000 principal balance of the former senior secured convertible notes that matured on March 31, 2003 (the remaining $250,000 principal and $35,000 in accrued interest was converted into 6,786,000 shares of the Company's common stock in accordance with the terms of the convertible secured note); and the conversion of $95,000 in current liabilities. The convertible notes bear interest at the rate of 8% per annum and mature on September 30, 2004. Principal and accrued interest are payable at maturity. The convertible notes are convertible at any time at the option of the note holders into shares of Company Common Stock at a conversion price of $.042 per share, subject to certain anti-dilution adjustments. The convertible notes may be prepaid by the Company at any time without penalty. In the event of a prepayment by the Company, or upon payment of principal and interest at maturity, the Company will be required to issue to the holders of such notes five-year common stock purchase warrants to purchase a number of shares of Company Common Stock equal to 5,500 shares for each $1,000 of principal balance repaid, at a purchase price of $0.10 per share, subject to certain anti-dilution adjustments. The purchase agreement relating to the convertible notes contains restrictions that, among others, prohibit the Company from issuing new debt, making capital expenditures in excess of specified amounts, paying dividends on common stock or granting security interests in assets without the consent of note holders owning a majority in principal amount of the outstanding convertible notes. The Company also recorded $125,000 non-cash interest expense for amortization of debt discount on the former senior secured convertible notes during the year ended December 31, 2003.

$53,333 unsecured note payable which is payable over 12 months maturing on May 1, 2004. The note is payable in equal monthly installments beginning May 1, 2003 and carries an annual interest rate of 9%. Accrued interest is payable at maturity. In April 2003, the Company recapitalized the outstanding balance and accrued interest of this existing unsecured note payable. In connection with this agreement, the Company issued warrants to purchase up to 100,000 shares of common stock at a price per share of $0.10 to the vendor.

In connection with the conversion of the $500,000 of the senior secured convertible notes into common stock and the 8% unsecured convertible

                            Front Porch Digital Inc.
                   Notes to Consolidated Financial Statements
                                December 31, 2003

note, the Company recorded a $39,000 non-cash charge for this induced conversion.

At December 31, 2003, other long-term liability consisted of a $372,000 long-term payable to a single vendor, which was restructured in May 2003, to be payable over a five-year period, with interest of 5%. Payments under the agreement are fixed for the first year at $100,000. Remaining payments are subject to certain acceleration clauses based upon working capital levels and capital raised.

As of December 31, 2003, the Company had net capitalized deferred financing costs of $28,000. Amortization of these costs totaled $41,000 for the year ended December 31, 2003.

10. INCOME TAXES

At December 31, 2003, the Company had available for federal and state income tax purposes, net operating loss carry forwards of approximately $20 million that expire between 2007 and 2023 and foreign loss carryforwards of approximately $17 million with no expiration. The utilization of the U.S. Federal and State net operating loss carry forwards is subject to significant limitations under the tax codes due to changes in ownership, and portions may expire prior to utilization.

Significant components of the Company's deferred tax asset as of December 31, 2003 are attributable to temporary differences as follows:

         Deferred tax assets:

                           Accrued expenses and other             $     85,000
                           Depreciation                                599,000
                           Net operating loss carry forwards        12,415,000
                                                                  ------------
                  Total deferred tax assets                         13,099,000
                                                                  ------------

         Deferred tax liabilities:

                           Software development costs             $    127,000
                           Goodwill                                     14,000
                                                                  ------------
                  Total deferred tax liabilities                       141,000
                                                                  ------------
                  Net deferred tax assets                           12,958,000
                  Valuation allowance                              (12,958,000)
                                                                  ------------
                  Net deferred tax assets                         $        -0-
                                                                  ============

Management has recorded a valuation allowance against the entire deferred tax asset, as management does not consider the realization of this asset to be more likely than not. The increase in the valuation allowance during the years ended December 31, 2003 and 2002 was $5,443,000 and $1,315,000,

                            Front Porch Digital Inc.
                   Notes to Consolidated Financial Statements
                                December 31, 2003

respectively. The statutory U.S. tax rate of 34% was reduced to zero due to an increase in the valuation allowance in 2003 and 2002.

11.   RETIREMENT PLAN

The Company adopted a 401(k) plan effective January 1, 2001 covering substantially all of its employees. Eligible employees may contribute up to 20% of compensation subject to certain limitations. The plan is established as a defined contribution plan. The Company in its sole discretion may make a matching contribution up to 100% of the employees' contributions during any plan year. As of December 31, 2003, the Company has not elected to make any such matching contributions to employee retirement accounts.

12.   STOCKHOLDERS' EQUITY (DEFICIENCY)

On December 2, 2003, the Company issued 90,000 shares to a former employee in settlement of service related obligations in the amount of $14,400.

In April 2003, $250,000 aggregate principal amount of the Convertible Notes and all accrued interest were converted into 6,785,715 shares of common stock and the remaining $250,000 principal amount of the Convertible Notes was exchanged for 8% unsecured convertible notes. In connection with this conversion, the Company recorded $39,000 in non-cash interest expense related to the value of this induced conversion of debt.

In August 2002, in connection with the acquisition of MSI France from MSI, the Company issued 5,000,000 shares of unregistered common stock to MSI in exchange for acquiring 100% ownership of MSI France. As additional consideration for the acquisition, the Company issued 1,750,000 and 1,750,000 warrants to purchase unregistered common stock at an exercise price of $2.00 and $4.00, respectively. Subsequent to the acquisition, in December 2002, the Company recorded an additional investment amount related to the issuance of an additional 2,500,000 shares of unregistered common stock to MSI in accordance with the earn-out provision of the acquisition agreement for MSI France. These common shares were issued in April 2003.

In March 2002, the Company issued 100,000 shares of unregistered common stock to Jean Reiczyk, the Company's former Chairman and Chief Executive Officer, in lieu of salary and in satisfaction of amounts owed to him.

In March 2002, in conjunction with the termination of the consulting agreement with the Armand Group, Inc., the Company issued 100,000 shares of unregistered common stock to the Armand Group, Inc.

In March 2002, the Company issued 400,000 shares of unregistered common stock to an individual investor in consideration for which the Company received aggregate proceeds of $50,000.

13.   STOCK OPTION PLAN

In May 2000, the Company established an Equity Incentive Plan that provides for the granting of options to key employees, officers and certain individuals to purchase shares of the Company's common stock. The Equity

                            Front Porch Digital Inc.
                   Notes to Consolidated Financial Statements
                                December 31, 2003

Incentive Plan provides for the issuance of up to 6,000,000 shares of common stock upon exercise of the options. The Company has reserved 6,000,000 shares of common stock to satisfy the requirements of the Equity Incentive Plan. Options intended to be incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and nonqualified options may be granted under the Equity Incentive Plan. Outstanding incentive stock options granted under the Equity Incentive Plan vest over three years beginning on the first anniversary of the grant date and are exercisable for a period of not more than ten years from the date of grant. In addition, the Company has granted nonqualified stock options to certain employees of the Company. Such options have been granted with an exercise price below market at the date of grant, vest immediately or contain accelerated vesting or vest over three years beginning on the first anniversary of the grant date, and are exercisable for a period of three to ten years. The Company has also granted nonqualified stock options to certain directors and consultants. These options have been granted with an exercise price at or below market at the date of grant, vest immediately, and are exercisable for a period of not more than ten years. During 2002, the Company recognized expense of approximately $201,000 related to stock options granted to employees, directors and consultants. A summary of the Company's stock option activity, and related information is as follows:

                                                                WEIGHTED AVERAGE
                                                   SHARES        EXERCISE PRICE

Options outstanding, January 1, 2002              2,302,104          $  3.19

Options exercised                                    (6,472)             .58

Options granted                                     335,834              .83

Options forfeited/canceled                       (1,093,659)            3.28
                                               ---------------

Options outstanding, December 31, 2002            1,537,807          $  2.64

Options exercised                                        --               --

Options granted                                   3,820,000             0.28

Options forfeited/canceled                       (2,734,095)            1.28
                                               ---------------
Options outstanding, December 31, 2003            2,623,712          $  0.62
                                               =================================

Exercisable at December 31, 2002                  1,176,000          $  2.44
Exercisable at December 31, 2003                  1,625,000          $  0.81

                            Front Porch Digital Inc.
                   Notes to Consolidated Financial Statements
                                December 31, 2003

A summary of the status of options outstanding at December 31, 2003 follows:

                                        WEIGHTED         WEIGHTED                            WEIGHTED
                                         AVERAGE          AVERAGE                             AVERAGE
  EXERCISE                              REMAINING      EXERCISE PRICE                     EXERCISE PRICE
  PRICE PER            OPTIONS         CONTRACTUAL     OF OUTSTANDING      OPTIONS        OF EXERCISABLE
    SHARE            OUTSTANDING      LIFE IN YEARS        OPTIONS       EXERCISABLE          OPTIONS
--------------------------------------------------------------------------------------------------------

  $   .28- 1.39       2,339,000           8.9               $0.28         1,350,000            $0.28
     2.00 - 2.90        110,000           3.0                2.41           103,000             2.36
     4.00               175,000           5.3                4.00           172,000             4.00


The weighted average fair value of options granted during 2003 and 2002 was $.21 and $0.24 respectively.

14.   EMPLOYEE BONUS PLAN

In March 2001, the Board of Directors adopted the Front Porch Digital Inc. Employee Bonus Plan ("the Bonus Plan") to promote the interests of the Company and its shareholders by permitting the Company to award bonuses in cash or in shares of its common stock to key employees in order to reward such employees for their successful efforts in attaining objectives beneficial to the growth and profitability of the Company and to retain their services. The Company has reserved 2,000,000 shares, subject to adjustment, of its common stock for issuance under the Bonus Plan. The Bonus Plan will terminate on March 31, 2006, except that the Board of Directors may terminate the Bonus Plan (except with respect to any outstanding bonus awards) at an earlier date. As of December 31, 2003, no shares have been issued under this plan.

15.   WARRANTS

On December 31, 2003, 1,114,550 warrants to purchase common stock at an exercise price of $0.50 per share expired.

During 2003, the Company issued 500,000 warrants with an exercise price of $0.10 per share to a related party in connection with the refinancing of payment terms on short-term obligations. Also, during 2003, the Company issued 100,000 warrants with an exercise price of $0.10 per share in connection with the refinancing of a short-term unsecured note. In conjunction with those issuances, the Company recorded non-cash interest expense related to the fair value of the warrants of $74,000 for the year ended December 31, 2003.

During 2002, the Company issued 225,000 warrants with an exercise price of $0.10 per share to a related party in connection with two short-term loans. In conjunction with that issuance, the Company recorded non-cash interest

                            Front Porch Digital Inc.
                   Notes to Consolidated Financial Statements
                                December 31, 2003

expense related to the fair value of the warrants of $52,000 for the year ended December 31, 2002.

At December 31, 2003, the Company had the following warrants outstanding for the purchase of its common stock:

                                                                           NUMBER OF           EXERCISE
           DESCRIPTION                       EXPIRATION DATE            SHARES ISSUABLE         PRICE
           -----------                       ---------------            ---------------         -----
Issued to original
       Front Porch shareholders              May 2, 2005                    2,900,000          $   0.50
                                             February 1, 2005                 150,000          $   0.50
                                             March 31, 2007                   300,000          $   0.65

Issued in connection with
       notes payable                         December 31, 2005                800,000          $   1.00

Issued in connection with
       a private placement                   October 31, 2005                 129,500          $   2.40
                                             June 30, 2004                    120,000          $   3.00

Issued to MSI in connection
       with MSI France Acquisition           July 31, 2012                  1,750,000          $   2.00
                                             July 31, 2013                  1,750,000          $   4.00

Issued to noteholder                         December 31, 2007                225,000          $   0.10

Issued to Equity Pier in
       exchange for consulting

       services (Note 14)                    February 28, 2006              3,324,696          $   2.00

Issued to noteholder                         May 1, 2008                      100,000          $   0.10

Issued to noteholder                         May 1, 2008                      500,000          $   0.10

                                                                     ------------------
       Total warrants outstanding                                          12,049,196
                                                                     ==================


16.   COMMITMENTS

The Company has non-cancelable operating leases for facilities and office equipment that expire through 2008. Future minimum rentals due under non-cancelable operating leases as of December 31, 2003 were as follows:

                            Front Porch Digital Inc.
                   Notes to Consolidated Financial Statements
                                December 31, 2003

                    Year ending December 31,
                               2004                        $ 204,000
                               2005                          141,000
                               2006                           79,000
                               2007                           30,000
                               2008                           28,000
                                                          ----------
                                                           $ 482,000
                                                          ==========

Rental expense under operating leases, not including month-to-month leases with related parties, was $148,000 and $204,000 in 2003 and 2002, respectively.

17. RELATED PARTY TRANSACTIONS

The Company regularly transacts business with Storage Technology Corporation ("StorageTek"), a significant shareholder in the Company. During 2003, the Company purchased $62,000 of hardware and related services and generated $556,000 of revenue through its relationship with StorageTek (revenue from unrelated end-user customers). At December 31, 2003, the Company had receivables from StorageTek of $321,000 and had a current liability of $9,600.

During 2002, the Company received a loan in the amount of $100,000 from ManagedStorage International, Inc., a significant shareholder of the Company, for short-term working capital in connection with the acquisition of the DIVArchive product line. The note was payable on demand and carried an annual interest rate of 7%. This note and all accrued interest were repaid on December 9, 2002. Thomas P. Sweeney III, the Chairman of the Board of the Company, is the Chairman of the Board and Chief Executive Officer of MSI.

During 2002, ManagedStorage International provided limited services to the Company in human resources and technology support. The Company was not charged for these services in 2002. At December 31, 2002, the Company had no liability to MSI. In 2003, the Company incurred $41,000 in such costs to MSI. At December 31, 2003, the Company had a liability to MSI in the amount of $15,000.

Thomas P. Sweeney III, the Chairman of the Board of the Company, is the founder and Managing Partner of Equity Pier LLC ("Equity Pier"). During 2003, the Company incurred costs totaling $16,000 primarily related to the reimbursement of travel and business expenses of the Company incurred by Mr. Sweeney and those incurred on behalf of the Company's executives. Also during 2003, the Company leased office space from Equity Pier at a rate of $1,500 per month. Total costs incurred under this arrangement amounted to $18,000. At December 31, 2003, the Company owed Equity Pier $15,614. During 2002, the Company incurred a liability of $10,695 to Equity Pier primarily related to the reimbursement of travel and business expenses incurred by Mr. Sweeney, which liability was unpaid at December 31, 2002. At December 31, 2002, the Company owed Equity Pier $40,605.

                            Front Porch Digital Inc.
                   Notes to Consolidated Financial Statements
                                December 31, 2003

During 2002, Paul McKnight, the Chief Financial Officer of MSI and a Principal of Equity Pier, served as the Company's interim Chief Financial Officer. For that service, the Company paid Mr. McKnight $12,500.

During 2002, the Company received two loans from a member of the law firm which serves as the Company's primary legal counsel in order to satisfy short-term working capital needs. The lender personally loaned the Company $55,000 on October 11, 2002, which was repaid with accrued interest on October 24, 2002, and $100,000 on November 27, 2002, which was repaid with accrued interest on January 6, 2003. Both notes were payable on demand and carried annual interest rates of 8%. As additional compensation for providing these loans, in December 2002, the Company issued the lender warrants to purchase 225,000 shares of the Company's common stock at a price per share of $0.10. These warrants were immediately vested and have a five-year term.

18.   SUBSEQUENT EVENTS

Subsequent to December 31, 2003, the following transactions were consummated:

On March 1, 2004, the Company issued 94,760 shares to three current employees in payment of service related obligations that had been accrued as of December 31, 2003.

In March 2004, a noteholder instructed the Company to convert $75,000 of principal on his investments in the Company's 8% unsecured convertible notes into 1,785,714 common shares in accordance with the provisions of the agreement.

On April 1, 2004, three noteholders instructed the Company to convert an aggregate of $385,000 of principal on their investments in the Company's 8% unsecured convertible notes into 9,166,667 common shares in accordance with the provisions of the agreement.

On April 8, 2004, the Company's shareholders adopted a resolution by majority consent to increase the authorized common stock of the Company from 50,000,000 shares to 150,000,000 shares.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 78.7502 of the Nevada Revised Statutes (the "Nevada Law") permits a corporation to indemnify any of its directors, officers, employees and agents against costs and expenses arising from claims, suits and proceedings if such persons acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Notwithstanding the foregoing, in an action by or in the right of the corporation, no indemnification may be made in respect of any claim, issue or matter, as to which such person is adjudged to be liable to the corporation unless a court of competent jurisdiction determines that in view of all the circumstances of the case, indemnification would be appropriate. The indemnification provisions of the Nevada Law expressly do not exclude any other rights a person may have to indemnification under any bylaw, among other things.

         Article XI of our Articles of Incorporation states that we may indemnify each of our directors and executive officers with respect to actions taken or not taken by said directors or executive officers in the course of their duties for us to the fullest extent permitted by law. The specific terms of any such indemnification is provided in the our bylaws.

         Article VIII of our bylaws provides for the indemnification of any person made a party to or involved in any civil, criminal or administrative action, suit or proceeding by reason of the fact that he or his testator or intestate is or was a director, officer or employee of ours, or of any company which he, the testator, or intestate served as such at our request, shall be indemnified by us against expenses reasonably incurred by him or imposed on him in connection with or resulting from the defense of such action, suit or proceeding and in connection with or resulting from any appeal thereon, except with respect to matters as to which it is adjudged in such action, suit or proceeding that such officer, director, or employee was liable to us, or to such other corporation, for negligence or misconduct in the performance of his duty.

         Article VIII of our bylaws further provides that a judgment of conviction shall not of itself be deemed an adjudication that such director, officer or employee is liable to us, or such other company, for negligence or misconduct in the performance of his duties. Determination of the rights of such indemnification and the amount thereof may be made at the option of the person to be indemnified pursuant to procedure set forth in the bylaws. Any determination that a payment by way of indemnity should be made will be binding upon us. Such right of indemnification shall not be exclusive of any other right which such of our directors, officers, and employees may have or hereafter acquire, and without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise in addition to their rights under Article VIII. The provisions of Article VIII shall apply to any member of any committee appointed by our Board of Directors as fully as though each person had been a director, officer or employee of ours.

         Any amendment to or repeal of our Articles of Incorporation or bylaws shall not adversely affect any right or protection of any of our directors or officers for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         We maintain directors and officers insurance which, subject to certain exclusions, insures our directors and officers against certain losses which arise out of any neglect or breach of duty (including, but not limited to, any error, misstatement, act, or omission) by the directors or officers in the discharge of their duties, and insures us against amounts which we have paid or may become obligated to pay as indemnification to our directors and/or officers to cover such losses.


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the expenses expected to be incurred by us in connection with the issuance and distribution of the common stock registered hereby, all of which expenses, except for the Securities and Exchange Commission registration fee, are estimates:

              DESCRIPTION                                                AMOUNT
Securities and Exchange Commission registration fee..................  $ 1,227
Accounting fees and expenses.........................................    8,500*
Legal fees and expenses..............................................   35,000*
Miscellaneous fees and expenses......................................    5,273*
                                                                      ----------
                  Total..............................................  $50,000*
                                                                      ==========

-------------
* Estimated


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         In June 2004, we issued an aggregate of 524,000 shares of unregistered common stock to Michael Knaisch, our Chief Executive Officer, and Matthew Richman, our Chief Financial Officer, in satisfaction of Messrs. Knaisch and Richman's outstanding accrued 2003 bonuses. The shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") on basis that the issuance did not involve a public offering, no underwriting fees or commissions were paid by us in connection with such issuance and Messrs. Knaisch and Richman represented to us that they were "accredited investors," as defined in the Securities Act.

         In June 2004, we issued 490,000 shares of unregistered common stock to Biscayne Capital Markets, Inc. ("Biscayne") in satisfaction of the $245,000 financing commission it earned in connection with the consummation of the $5 million financing with Laurus Master Fund, Ltd. (the "Laurus Financing"). The shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act, on the basis that the issuance did not involve a public offering, no underwriting fees or commissions were paid by us in connection with such sale and Biscayne represented to us that it was an "accredited investor," as defined in the Securities Act.

         In June 2004, we issued a warrant to purchase up to 300,000 shares of unregistered common stock, at a price of $0.50, to LGH Capital, LLC ("LGH") in satisfaction of financing commissions it earned in connection with the Laurus Financing. The warrant was issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act, on the basis that the issuance did not involve a public offering, no underwriting fees or commissions were paid by us in connection with such sale and LGH represented to us that it was an "accredited investor," as defined in the Securities Act.

         In May 2004, we issued a secured convertible term note (the "Convertible Term Note") in the principal amount of $5,000,000 to Laurus Master Fund, Ltd. ("Laurus") in connection with the Laurus Financing. The Convertible Term Note is convertible into shares of our common stock at a fixed conversion price of $0.50 per share of common stock. We also issued Laurus a warrant to purchase up to 4,435,500 shares of our common stock, at a price of $0.48 per share. The Convertible Term Note and the warrant were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act, on the basis that their issuance did not involve a public offering, no underwriting fees or commissions were paid by us in connection with such sale and Laurus represented to us that it was an "accredited investor," as defined in the Securities Act.

         In April 2003, we issued $645,000 aggregate principal amount of 8% unsecured convertible promissory notes (the "8% Notes") to a group of investors primarily consisting of existing stockholders and management. The notes were sold in reliance on the exemption from registration provided by Section 4(2) of the Securities Act, on the basis that the issuance did not involve a public offering, no underwriting fees or commissions were paid by us in connection with such sale and the purchasers represented to us that they were "accredited investors," as defined in the Securities Act.

         In April 2003, $250,000 aggregate principal amount of outstanding convertible notes and all accrued interest were converted into 6,785,715 shares of common stock and the remaining $250,000 principal amount of the outstanding convertible notes was exchanged for 8% Notes by the holders of such convertible notes. The exchange and conversion of the convertible notes were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act on the basis that neither the exchange nor the conversion involved a public offering, no underwriting fees or commissions were paid by us in connection with such exchange or conversion and the holders represented to us that they were "accredited investors," as defined in the Securities Act.

         For those investors who participated in our initial private placement during 2000, in November 2001, we offered for each share purchased in that private placement, a two-year warrant to purchase one share of unregistered common stock at $.50 per share in exchange for the agreement of such investors to restrict the transfer of the original shares through October 31, 2002. During 2002, 1,089,550 warrants were issued in conjunction with this offer. The warrants were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act on the basis that the issuance did not involve a public offering, no underwriting fees or commissions were paid by us in connection with such issuance and the investors represented to us that they were "accredited investors," as defined in the Securities Act.

         For those investors who participated in our private placement during 2001, in November 2001, we offered for each share and warrant purchased in that private placement, an additional 1.666 shares of our unregistered common stock in exchange for the return and cancellation of one warrant. During 2002, 645,575 shares were issued and 387,500 warrants were canceled in conjunction with this offer. The shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act on the basis that the issuance did not involve a public offering, no underwriting fees or commissions were paid by us in connection with such issuance and the investors represented to us that they were "accredited investors," as defined in the Securities Act.

         In March 2002, we issued 100,000 shares of unregistered common stock to Jean Reiczyk, our former Chairman and Chief Executive Officer, in lieu of salary and in satisfaction of amounts owed to him. The shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act on the basis that the issuance did not involve a public offering, no underwriting fees or commissions were paid by us in connection with such issuance and Mr. Reiczyk represented to us that at the time of the issuance he was an "accredited investor," as defined in the Securities Act.

         In March 2002, in conjunction with the termination of the consulting agreement with the Armand Group, Inc. (the "Armand Group"), we issued 100,000 shares of unregistered common stock to the Armand Group. The shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act on the basis that the issuance did not involve a public offering, no underwriting fees or commissions were paid by us in connection with such issuance and the Armand Group represented to us that is was an "accredited investor," as defined in the Securities Act.

         In March 2002, we issued 400,000 shares of unregistered common stock to an individual investor, upon which we received aggregate proceeds of $50,000. The shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act on the basis that the issuance did not involve a public offering, no underwriting fees or commissions were paid by us in connection with such issuance and the investor represented to us that he was an "accredited investor," as defined in the Securities Act.

         In March and April 2002, we issued $500,000 aggregate principal amount of convertible secured notes to two investors. The notes were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act on the basis that the issuance did not involve a public offering, no underwriting fees or commissions were paid by us in connection with such issuance and the investors represented to us that they were "accredited investors," as defined in the Securities Act..

         In August 2002, in connection with the acquisition of the DIVArchive operations of ManagedStorage International, Inc. ("MSI"), we issued 5,000,000 shares of unregistered common stock to MSI. As additional consideration for the acquisition, we issued 1,750,000 and 1,750,000 warrants to purchase unregistered common stock at an exercise price per share of $2.00 and $4.00, respectively. Subsequent to the acquisition, in April 2003, we issued to MSI an additional 2,500,000 shares of unregistered common stock in accordance with the earn-out provisions of the acquisition agreement. The shares and warrants were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act on the basis that the issuance did not involve a public offering, no underwriting fees or commissions were paid by us in connection with such issuance and MSI represented to us that it was an "accredited investor," as defined in the Securities Act.

         In April 2002, we sold $150,000 aggregate principal amount of convertible secured notes to two investors. The notes were sold in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), on the basis that the issuance did not involve a public offering, no underwriting fees or commissions were paid by us in connection with such sale and the purchasers represented to us that they were "accredited investors," as defined in the Securities Act.

         In June and July 2001, we sold to six investors an aggregate of 30.3 units, each unit consisting of 25,000 shares of unregistered common stock and warrants to purchase 25,000 shares of unregistered common stock at an exercise price of $3.00 per share. The shares and warrants were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act on the basis that the issuance did not involve a public offering, no underwriting fees or commissions were paid by us in connection with such issuance and the investors represented to us that they were "accredited investors," as defined in the Securities Act.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         The following exhibits are filed herewith or are incorporated by reference to exhibits previously filed with the Commission.

EXHIBIT
NUMBER                              DESCRIPTION
------                              -----------

3.1 Articles of Incorporation dated as of April 10, 1995 (incorporated by reference to the exhibit of the same number filed with the Company's Registration Statement on Form SB-2 filed on November 13, 1996).

3.2 Certificate of Amendment to the Articles of Incorporation dated as of August 22, 1996 (incorporated by reference to the exhibit of the same number filed with the Company's Registration Statement on Form SB-2 filed on November 13, 1996).

3.3 Certificate of Amendment to Articles of Incorporation dated as of March 12, 1998 (incorporated by reference to Exhibit 3.1 filed with the Company's Current Report on Form 8-K filed on March 27, 1998).

3.4 Certificate of Amendment to Articles of Incorporation dated as of April 12, 2000 (incorporated by reference to the exhibit of the same number filed with the Company's Annual Report on Form 10-KSB for the period ended December 31, 2000 filed on April 2, 2001).

3.5 Certificate of Amendment to Articles of Incorporation dated as of May 1, 2000 (incorporated by reference to Exhibit 2 filed with the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000 filed on August 15, 2000).

3.6 By-Laws of the Company dated as of May 8, 1995 (incorporated by reference to the exhibit of the same number filed with the Company's Registration Statement on Form SB-2 filed on November 13, 1996).

4.1 Form of 8% Convertible Note (incorporated by reference to Exhibit 4.1 filed with the Company's Annual Report on Form 10-KSB for the period ended December 31, 2002 filed on May 19, 2003).

5.1*     Legal opinion of Pryor Cashman Sherman & Flynn LLP

10.1 2000 Equity Incentive Plan dated as of May 2, 2000 (incorporated by reference to exhibit 10.9 filed with the Company's Annual Report on Form 10-KSB for the period ended December 31, 2000 filed on April 2,
         2001).

10.2 Employee Bonus Plan dated as of March 20, 2001 (incorporated by reference to exhibit 10.10 filed with the Company's Annual Report on Form 10-KSB for the period ended December 31, 2000 filed on April 2,
         2001).

10.3 Convertible Note Purchase Agreement dated as of April 1, 2003 among the Company and the Purchasers of convertible notes named therein.

10.4 Registration Rights Agreement dated as of October 10, 2000 between the Company and Equity Pier LLC (incorporated by reference to Exhibit 10.11 filed with the Company's Annual Report Form 10-KSB for the period ended December 31, 2000 filed on April 2, 2001).

EXHIBIT
NUMBER                              DESCRIPTION
------                              -----------

10.5 Registration Right Agreement dated as of July 31, 2002 between the Company and ManagedStorage International Inc. (incorporated by reference to Exhibit 10.2 filed with the Company's Current Report on Form 8-K dated July 31 2002 and filed on August 14, 2002).

10.6 Letter Agreement dated April 14, 2003 among the Company, Rice Opportunity Fund LLC and Irl Nathan (incorporated by reference to
         Exhibit 10.7 filed with the Company's Annual Report on Form 10-KSB for the period ended December 31, 2002 filed on May 19, 2003).

10.7 Warrant dated as of July 31, 2002 for the purchase of up to $1,750,000 shares of the Company's Common Stock at $2.00 per share (incorporated by reference to Exhibit 10.4 filed with the Company's Current Report on Form 8-K dated July 31 2002 and filed on August 14, 2002).

10.8 Warrant dated as of July 31, 2002 for the purchase of up to $1,750,000 shares of the Company's Common Stock at $4.00 per share (incorporated by reference to Exhibit 10.5 filed with the Company's Current Report on Form 8-K dated July 31 2002 and filed on August 14, 2002).

10.9 Employment Agreement dated as of June 1, 2003 between the Company and Michael Knaisch (incorporated by reference to Exhibit 10.1 filed with the Company's Quarterly Report on Form 10-QSB for the period ended June 30, 2003, filed on September 2, 2003).

10.10 Employment Agreement dated as of June 1, 2003 between the Company and Matthew Richman (incorporated by reference to Exhibit 10.2 filed with the Company's Quarterly Report on Form 10-QSB for the period ended June 30, 2003, filed on September 2, 2003).

10.11 Securities Purchase Agreement, dated as of May 13, 2004, by and between the Company and Laurus Master Fund, Ltd. (incorporated by reference to
         Exhibit 10.1 filed with the Company's Quarterly Report on Form 10-QSB for the period ended March 31, 2004, filed on May 17, 2004).

10.12 Secured Convertible Term Note, dated as of May 13, 2004, made by the Company in favor of Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.2 filed with the Company's Quarterly Report on Form 10-QSB for the period ended March 31, 2004, filed on May 17, 2004).

10.13 Master Security Agreement, dated May 13, 2004, by and between the Company and Laurus Master Fund, Ltd. (incorporated by reference to
         Exhibit 10.3 filed with the Company's Quarterly Report on Form 10-QSB for the period ended March 31, 2004, filed on May 17, 2004).

10.14 Registration Rights Agreement, dated as of May 13, 2004, by and between the Company and Laurus Master Fund, Ltd. (incorporated by reference to
         Exhibit 10.4 filed with the Company's Quarterly Report on Form 10-QSB for the period ended March 31, 2004, filed on May 17, 2004).

10.15 Common Stock Purchase Warrant, dated May 13, 2004, issued by the Company in favor of Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.5 filed with the Company's Quarterly Report on Form 10-QSB for the period ended March 31, 2004, filed on May 17, 2004).

10.16 Restricted Account Agreement, dated May 13, 2004, by and among North Fork Bank, the Company and Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.6 filed with the Company's Quarterly Report on Form 10-QSB for the period ended March 31, 2004, filed on May 17,
         2004).

EXHIBIT
NUMBER                              DESCRIPTION
------                              -----------

23.1     Consent of J.H. Cohn LLP

23.2     Consent of Ernst & Young LLP, Independent Registered Public Accounting
         Firm

23.3     Consent of Ernst & Young Audit, France

23.4* Consent of Pryor Cashman Sherman & Flynn LLP (included in their opinion filed as Exhibit 5.1)

-------
* To be filed by amendment.

ITEM 28.  UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the Company, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned registrant undertakes to provide to the underwriters at the closings specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

         The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds, to believe that it met all the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in Boulder, Colorado on June 28, 2004.

                                       FRONT PORCH DIGITAL, INC.



                                       By:  /S/MICHAEL KNAISCH
                                            ------------------------------------
                                            Michael Knaisch
                                            Chief Executive Officer



         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Knaisch as true and lawful attorney-in-fact and agent with full power of substitution and resubstitution and for him/her and in his/her name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, as well as any new registration statement filed to register additional securities pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

      SIGNATURE                         TITLE                          DATE
      ---------                         -----                          ----

/s/ Thomas P. Sweeney III  Chairman of the Board                   June 28, 2004
-------------------------
Thomas P. Sweeney III

/s/ Michael Knaisch         Chief Executive Officer                June 28, 2004
-------------------------
Michael Knaisch

/s/ Matthew Richman         Chief Financial Officer and Treasurer  June 28, 2004
-------------------------
Matthew Richman

/s/ Dr. Jay Yogeshwar       Director                               June 28, 2004
-------------------------
Dr. Jay Yogeshwar

/s/ Paul McKnight           Director                               June 28, 2004
-------------------------
Paul McKnight

/s/ Patrick Whittingham     Director                               June 28, 2004
-------------------------
Patrick Whittingham

/s/ James Wolfinger         Director                               June 28, 2004
-------------------------
James Wolfinger